Exhibit 4.8

SHELL PROVIDENT FUND

REGULATIONS

AND

TRUST AGREEMENT

Dated as of September 1, 1939

REGULATIONS

Reflects All Amendments Adopted
Through August 1, 2005

TRUST AGREEMENT

Reflects All Amendments Adopted
Through May 17, 2005

Includes Amendments:

PROV 02-14	PROV 02-15	PROV 02-16	PROV 02-19
PROV 02-20	PROV 03-2	PROV 03-3	PROV 03-4
PROV 03-9	PROV 03-16	PROV 03-17	PROV 03-18
PROV 03-19	PROV 03-20	PROV 03-21	PROV 03-22
PROV 03-23	PROV 03-24	PROV 03-25	PROV 03-26
PROV 03-27	PROV 03-28	PROV 03-30	PROV 03-31
PROV 04-1	PROV 04-2	PROV 04-3	PROV 04-4
PROV 04-5	PROV 04-6	PROV 04-7	PROV 04-8
PROV 04-10	PROV 04-11	PROV 04-12	PROV 04-13
PROV 04-14	PROV 04-15	PROV 04-16	PROV 05-1

i

SHELL PROVIDENT FUND

          The Shell Provident Fund (the “Fund”) was established by a Trust Agreement dated as of September 1, 1939, and as amended through August 1, 2005, between Shell Oil Company, Coral Energy Services, LLC, CRI U.S. LP, Equilon Enterprises LLC d/b/a Shell Oil Products US, Motiva Company, Pecten Chemicals Inc., Pecten Middle East Services Company Limited, Pecten Overseas Services Company, Pecten Producing Company, Pecten Services Company, Pennzoil-Quaker State Company d/b/a SOPUS Products, Shell Agricultural Chemical Company, Shell Capital Inc., Shell Chemical LP, Shell Chemical Risk Management Company, Shell Energy Resources Company, Shell Energy Services Company, L.L.C., Shell Expatriate Employment US Inc., Shell Exploration & Production Company, Shell Global Solutions (US) Inc., Shell Information Technology International Inc., Shell International Exploration and Production Inc., Shell Marine Products (US) Company, Shell North America Gas & Power Services Company, Shell Offshore Inc., Shell Oil Products Company LLC, Shell Oil Products LAN LLC, Shell Pipeline Company LP, Shell Solar Employment Services Inc., Shell Technology Ventures Inc., Shell Trading Gas and Power Company, Shell Trading GP Overseas Services Company, Shell US Gas & Power, LLC, Shell Trading North America Company, Shell Trading (US) Company, Shell WindEnergy Services Inc., SIEP Overseas Services, Inc., SPLC Services Company LLC, and SWEPI LP, and the Trustees designated therein.

REGULATIONS

ARTICLE 1

NAME OF FUND

          The Fund bears the name SHELL PROVIDENT FUND.

ARTICLE 2

OBJECT OF FUND

          The object of the Fund is to accumulate for the benefit of the Employees who become Members, as hereinafter provided, certain sums primarily as a provision for themselves after retirement from service.

          The Fund is intended to constitute a plan described in section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The fiduciaries of the Fund may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Members or their beneficiaries.

          The Contributing Companies shall have no responsibility for overseeing or monitoring the investment options under Schedule C of the Regulations. The Trustees and the Plan Administrator shall have only limited responsibility for overseeing and monitoring the LifeStyle Funds set out in Part I of Schedule C to the Regulations and shall have no responsibility for overseeing or monitoring the investment options under Part III of Schedule C of the Regulations (the “Tier III Funds”) or Part IV of Schedule C hereof (the “Tier IV Funds”) regardless of whether such Tier III Funds and/or such Tier IV Funds underlie investment options under Part I and/or Part II of such Schedule C. Each participant and each beneficiary shall have the sole responsibility for deciding to buy, sell, or hold units in the investment options under Schedule C of the Regulations for his or her account and the sole responsibility for determining whether any Tier III Funds and any Tier IV Funds in said account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives and the investment objectives of the Optional Fund.

ARTICLE 3

ADMINISTRATION

          The Fund is a Trust administered by Trustees designated by Shell Oil Company, and the Plan Administrator designated by the Trustees of the Fund, but the Trustees or the Plan Administrator may act through an Investment Manager when action by an Investment Manager is permitted or specified by these regulations (the “Regulations”) or by the Trust Agreement.

ARTICLE 4

REMUNERATION FOR TRUSTEES & PLAN ADMINISTRATOR

          The Trustees and the Plan Administrator shall not receive any remuneration from the Fund.

ARTICLE 5

DERIVATION OF ASSETS OF FUND

          The assets of the Fund shall be derived from:

(a)	The contributions of the Companies and the payments of the Members (including rollovers and trust-to-trust transfers) in accordance with the Regulations.

(b)	Interest, dividends, and other income.

ARTICLE 6

MEMBERSHIP PROVISIONS — DEFINITIONS

1.	The Companies named above have joined the Fund in accordance with the provisions of the Trust Agreement and these Regulations (which Trust Agreement and Regulations are sometimes hereinafter called the “Plan” or the “Fund”).

2.	Subject to the approval of the Trustees, other Affiliated Companies may join the Fund. All Companies participating in the Fund are called Companies or Contributing Companies.

3.	(a)	Except for those Employees referred to in Paragraph 4 of this Article 6, any Employee of a Contributing Company is eligible for admission as a Member on the Eligibility for Admission Date specified hereinbelow, and upon communicating his desire in a manner specified by the Plan Administrator, he shall be so admitted, subject to the further provisions of this Paragraph 3(a). From and after January 1, 1969, the “Eligibility for Admission Date” for Plan Years beginning before January 1, 1989, shall be the first day of the first Computation Period after the Employee has accumulated three years of Participation Service with a Contributing Company or with any Affiliated Company in accordance with the provisions of the Regulations as they existed at his completion of three years of Accredited Service. For Plan Years beginning on and after January 1, 1989, the “Eligibility for Admission Date” shall be the first day of the first Computation Period after the Employee has accumulated two years of Participation Service with a Contributing Company or with any Affiliated Company in accordance with the provisions of the Regulations as they exist at his completion of two years of Accredited Service; provided, however, that effective July 1, 1996, for all purposes, except for purposes of determining the right to receive Company contributions, the “Eligibility for Admission Date” shall be the first day on or after July 1, 1996, on which the Employee completes his first Regular Hour of Service with a Contributing Company.

(1)	The foregoing provisions on eligibility for admission shall not include, or extend to, a person whose compensation from the Company is paid solely in the form of commissions, nor may contributions to the Fund be made by, or on behalf of, any such person.

(2)	Except as provided in Article 33, an Employee shall be credited with one year of Participation Service for each Computation Period in which he is credited with 750 or more Regular Hours of Service (whether or not consecutive) with a Contributing Company or Affiliated Company.

(3)	Solely for the purposes of determining an Employee’s right to receive Company contributions, an Employee whose application for membership has been received,

shall be admitted as a Member of the Fund on the first day of the first full pay period for which he shall be compensated by a Contributing Company after his application has been received and he has satisfied the applicable requirements set forth in this Article. For all other purposes, an Employee whose application for membership has been received, shall be admitted as a Member of the Fund on the first day of the first pay period for which he shall be compensated by a Contributing Company after his application has been received and he has satisfied the applicable requirements set forth in this Article. For purposes of this subparagraph 3(a)(3), an Employee’s application for membership shall be deemed to have been received before the first day of the first pay period (or the first day of the first full pay period, as the case may be) for which he shall be compensated by a Contributing Company if it is received no later than the Payroll Closing Date for that pay period, which Payroll Closing Date shall be the last business day of that pay period on which changes that affect the amount of the Employee’s paycheck for that pay period, or the credits and debits appearing on the Employee’s pay advice for that pay period, can be accepted for processing. An Employee whose application for membership has not been received by his Eligibility for Admission Date, but who is otherwise eligible for membership, shall become a Member of the Fund in accordance with the other provisions of this paragraph, unless and until he informs the Plan Administrator, in writing, that he does not wish to be a Member, in which case he shall not become or no longer be a Member of the Fund.

(b)	An Employee who has been admitted as a Member in accordance with the provisions of these Regulations shall, except as otherwise provided, remain a Member until termination of employment. Upon reemployment, as an Employee, a former Member shall be immediately eligible for admission to the Fund. Such former Member shall be admitted as a Member of the Fund upon reapplication for membership, or as provided in subparagraph 3(a)(3) above.

(c)	In case of an Employee who is an Employee of a Contributing Company after December 31, 1975, service (whether Accredited or Participation) shall be determined under the rules herein from available Affiliated Company or Contributing Company records. To the extent that such records are insufficient to make a determination of Regular Hours of Service creditable for periods beginning before January 1, 1976, with respect to an Employee, the Company shall make a reasonable estimate of such Regular Hours of Service. However, in no event shall any Employee receive credit for service for periods prior to January 1, 1976, less than the service credited to such employee as “Accredited Service” (as defined in the Fund as in effect from time to time prior to January 1, 1976) for such periods.

(d)	Service with an Affiliated Company shall be accredited to an Employee as Participation Service. For purposes of the preceding sentence and paragraphs 8 and 15 of this Article 6 as they relate to the preceding sentence, “Affiliated Company” shall be as defined in paragraph 7 of this Article, without regard to the proviso that substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent.” In any case in which a Contributing Company maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Contributing Company. In any case in which the Contributing Company maintains a plan which is not the plan maintained by a predecessor employer, service for such predecessor shall, to the extent required by regulations prescribed by the Secretary of the Treasury, Secretary of Labor, or their delegates, be treated as service for the Contributing Company.

(e)	In addition to the service crediting rules set out above, the service crediting rules of this paragraph 3(e) shall apply.

(1)	If an Employee is not a Preceding Employee, prior service with a 25% Affiliated Company shall be credited to an Employee as Participation Service and Accredited Service, provided that a Contributing Company has employed the Employee pursuant to an agreement with the Affiliated Company, and such grant of prior service as Participation Service and as Accredited Service meets the requirements of Treasury Regulation section 1.401(a)(4)-11(d).

(2)	If an Employee is a Preceding Employee, prior service with a 1% Affiliated Company shall be credited to an Employee as Participation Service and Accredited Service, provided that a Contributing Company has employed the Employee pursuant to an agreement with the Affiliated Company, and such grant of prior service as Participation Service and as Accredited Service meets the requirements of Treasury Regulation section 1.401(a)(4)-11(d).

(3)	For purposes of this paragraph 3(e),

(i)	“Preceding Employee” shall mean an Employee whose most recent prior employer during the Qualifying Period is a 25% Affiliated Company at the time he becomes an Employee of a Participating Company,

(ii)	“Qualifying Period” shall mean the period of time before the Employee became an Employee of a Participating Company when the Employee was an employee of a 1% Affiliated Company,

(iii)	“1% Affiliated Company” shall mean the same as “Affiliated Company” in paragraph 7 of this Article 6, except that the phrase “more than 1 percent” shall be substituted for the phrase “more than 50 percent,” and

(iv)	unless otherwise provided, the ownership level to determine a 25% Affiliated Company and 1% Affiliated Company is based on the time services are provided.

(4)	For purposes of this paragraph 3(e) and paragraphs 8 and 15 of this Article 6 as they relate to this paragraph 3(e), “25% Affiliated Company” shall mean the same as “Affiliated Company” in paragraph 7 of this Article 6, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.”

(5)	This paragraph 3(e) shall not apply to service performed as a leased employee (within the meaning of Section 414(n) of the Code).

(f)	Where an employee of a Non-Contributing Company becomes an Employee of a Contributing Company after December 31, 1990 as a result of an asset or stock acquisition, merger, reorganization or other similar transaction, prior service credit may be granted pursuant to an agreement between one or more Contributing Companies and the Non-Contributing Company, as follows:

(1)	a maximum of five (5) years prior service with the Non-Contributing Company shall be credited to an Employee as Participation Service and Accredited Service only where the following conditions are satisfied:

(i)	a Contributing Company has employed the Employee pursuant to an agreement with the Non-Contributing Company;

(ii)	with respect to each separate acquisition, merger, reorganization or other similar transaction, prior service credit is uniformly granted to all individuals becoming Employees pursuant to this sentence; and

(iii)	the prior service credit granted is otherwise allowed by law; or

(2)	pursuant to an amendment to this Plan adopted after 1990.

For purposes of this paragraph, “Non-Contributing Company” shall mean any corporation, trade, or business that is not a Contributing Company.

(g)	If a business entity listed on Part One of Schedule A becomes a Contributing Company in connection with a stock or asset divestiture, then each person who is an employee of the business entity on the day as of which it adopts this Plan, shall be granted

(1)	the lesser of two years of service, or the actual number of years of service, with the business entity as Participation Service, and

(2)	the lesser of five years of service, or the actual number of years of service, with the business entity as Accredited Service,

provided such grant of past service credit is otherwise allowed by law.

(h)	If a Contributing Company acquires the stock or assets of a business entity listed on Part Two of Schedule A and, in connection with that acquisition, agrees or resolves to grant past service credit hereunder to an employee of the entity who, within a period of time specified in the agreement or resolution, becomes an Employee of the Contributing Company, then the lesser of two years of service, or the actual number of years of service, with the acquired entity shall be credited to the Employee as Participation Service and as Accredited Service, provided such grant of past service credit is otherwise allowed by law.

     4.      An Employee whose Accredited Service included regular full-time service prior to January 1, 1969, with a Contributing Company, or any affiliated company was eligible for admission as a Member after one year of Accredited Service in accordance with the remaining provisions of the Regulations as they existed at his completion of one year of Accredited Service.

               Such Members may pay into the Fund a percentage of compensation as provided in Article 7. The Contributing Company for any such Member shall pay into the Fund a percentage of each such Member’s compensation in accordance with the following schedule:

a.	From date of admission as a Member through the third year of Accredited Service — 2 1/2%.

b.	During the fourth, fifth, and sixth years of Accredited Service — 5%.

c.	During the seventh and succeeding years of Accredited Service — 10%.

     5.      The adoption and maintenance of the Fund shall not be deemed to constitute a contract between any of the Companies and any Member or to be a consideration for, or an inducement or condition of, the employment of any Member. Nothing herein contained shall be deemed to give any Member the right to be retained in the Service of any of the Companies or to interfere with the rights of any employing company to discharge any Member at any time.

     6.      Except as provided in Article 33, an Employee shall be credited with one year of Accredited Service for each Computation Period in which he is credited with the number of Regular Hours of Service (whether or not consecutive) at least equal to his Full Time Work Year. An Employee shall be credited with a fraction of a year of Accredited Service for each Computation Period in which he is credited with a number of such hours which is not at least equal to his Full Time Work Year. Determination of the credit for a fraction of a year of Accredited Service shall be made by Shell Oil Company in a manner which shall utilize the number of Regular Hours of Service credited within such Computation Period in computing the numerator of such fraction and the number of Regular Hours of Service in the appropriate Full Time Work Year for such Employee in computing the denominator of such fraction.

               Except as specifically provided herein, a Member shall not be credited with a year of Accredited Service (or fractions thereof) for service prior to his becoming an employee of a Contributing Company.

     7.      “Affiliated Company” shall mean (i) a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended, or any successor statute, (hereinafter sometimes referred to as “Code”), determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes the Contributing Company, and (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c)) with such Contributing Company. However, for purposes of (i) and (ii) in the preceding sentence, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, including where Section 1563(a) is incorporated in Sections 414(b) and (c) of the Code.

     7A.   “Annuity Starting Date,” for purposes of Article 13, shall mean the first day of the first period for which period an amount is to be received as an annuity or, in the case of a benefit not payable in the form of an annuity, the date on which such benefit is to be paid.

     8.      “Computation Period” shall mean each 12-consecutive-month period which begins on the date the Employee first completes a Regular Hour of Service with a Contributing Company or Affiliated Company and every anniversary thereof.

     9.      “Eligible Spouse,” for purposes of Article 13, shall mean a spouse who has been married to the same Member for the entire one-year period ending on the earlier of the Member’s Annuity Starting Date or the date of the Member’s death; provided that a spouse shall be treated as having been married to the same Member throughout such period if the spouse and Member marry within the one-year period prior to the Annuity Starting Date and have been married for at least a one-year period ending on or before the date of the Member’s death.

     10.      Except as set forth hereinbelow, “Employee” shall mean any person in the service of any of the Companies who receives a regular and stated compensation (other than a retainer) directly from such Company, provided, however, that, Employees shall not include any person employed by any corporation or business entity that is not a Company hereunder which is merged or liquidated into, or whose assets are acquired by any Company, unless the Company, with the consent of Shell Oil Company, designates the employees of such corporation or other business entity, as the case may be, as Employees under the Plan pursuant to written resolutions adopted by such Company at any time prior to or after such liquidation, merger, or asset acquisition.

               The term “Employee” shall not include: (a) a person whose compensation is paid solely in the form of commissions, or (b) a non-resident alien, or (c) a person who is temporarily employed by a Contributing Company because of a transfer from a foreign Affiliated Company which is not a Contributing Company, or (d) a person who is a “leased employee” within the meaning of Section 414(n) of the Code, or (e) a person whose contract of employment or engagement letter or contract for services explicitly states or implicitly provides that the person is not entitled to participate in this Plan, in particular, or the employee benefit plans of one or more Contributing Companies, in general, or (f) a person designated by the relevant Contributing Company as an independent contractor. In addition to the foregoing, and notwithstanding anything herein to the contrary, a person shall not be treated as an Employee eligible to, among other things, make Member contributions and receive Company contributions under the Plan (even if such person is determined to be a common law employee of the Company entitled to service credits for eligibility purposes under the Plan) before the date the Company is required to withhold federal income taxes from the person’s pay. “Affiliated Company” for purposes of this Paragraph 10 shall be defined as in Paragraph 7 of Article 6, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.” In addition to the foregoing, and notwithstanding anything herein to the contrary, the term “Employee” shall not mean any person during any period or periods of time that such person does, or may, actively participate in the Shell Chemical Company Employee Savings Plan for Bargaining Unit Employees (the “Pt Pleasant Plan”); provided, however, that the term “Employee” shall include such person from the date his employing Contributing Company reclassifies him as a staff employee up to and including

June 1, 2000, so long as he no longer participates actively in such Pt Pleasant Plan during that time, and otherwise meets the definition of Employee.

               An Employee shall cease to be such under this Fund upon termination of his service for any cause whatsoever, provided, however, that an Employee shall continue to be treated as such under this Fund during all periods of leave of absence (1) with pay (i) not exceeding one year or (ii) in excess of one year where such leave is granted in connection with the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan, (2) without pay due to sickness or disability, (3) due to war or national emergency, (4) in accordance with the military leave policy of his employing Company, and (5) other Company authorized leaves of absence.

     11.      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     11A.      “Former Member” means a former Employee who was a Member of the Plan before he terminated his employment and who is still a participant in the Plan.

     12.      “Full Time Work Year” shall mean for any Computation Period the number of Regular Hours of Service which constitute the regular or basic work-year for an employee’s job classification as determined by Shell Oil Company from time to time on a reasonable and consistent basis.

     13.      “Gender” where appearing in the Regulations as masculine shall be deemed to include the feminine gender, and the singular may include the plural, and the plural include the singular unless the context clearly indicates to the contrary.

     14.      “Plan Year” shall be the calendar year.

     14A.      [ deleted ]

     14B.       “Qualified Beneficiary” shall mean:

(a)	an individual who:

(i)	is named by a Member or a Former Member as his beneficiary pursuant to Article 13 and is at least 18 years of age (or will attain at least 18 years of age before said beneficiary’s respective share of the Member or Former Member’s account is distributed from the Fund), and is entitled to receive distribution of all or any part of the amount standing to the credit of the Member or Former Member upon the death of the Member or Former Member; or

(ii)	is the surviving spouse of a deceased Member or of a deceased Former Member; or

(iii)	is an alternate payee, within the meaning of section 206(d)(3)(K) of ERISA, who is the spouse or former spouse of a Member or Former Member; or

(b)	a private trust that meets all of the following requirements:

(i)	is valid under state law, or would be but for the fact that there is no corpus;

(ii)	is irrevocable or will, by its terms, become irrevocable upon the death of the Member or Former Member;

(iii)	the beneficiary or beneficiaries of the trust are identifiable individuals from the trust instrument; and

(iv)	the beneficiary designation made by the Member or Former Member is made in such form as the Plan Administrator may require and the Member or Former

Member provides such additional information as the Plan Administrator may require, provided that,

(A)	for any calendar year up to and including the calendar year of the Member’s or Former Member’s death, in order to establish that the Member or Former Member’s spouse is the sole beneficiary under the trust for purposes of Article 27, the Member or Former Member must: (1) provide to the Plan Administrator a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions of their entitlement) sufficient to establish that the Member’s or Former Member’s spouse is the sole beneficiary); (2) certify that, to the best of the Member’s or Former Member’s knowledge, the list of beneficiaries is correct and complete and that the requirements of subparagraphs (b)(i), (ii) and (iii) above are satisfied; (3) agree to provide corrected certifications to the extent that an amendment changes any information previously certified; and (4) agree to provide a copy of the trust instrument to the Plan Administrator upon demand;

(B)	for calendar years following the calendar year of the Member’s or Former Member’s death, the trustee of the trust instrument, no later than October 31 of the calendar year immediately following the calendar year of the Member’s or Former Member’s death, must (1) provide the Plan Administrator with a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of September 30 of the calendar year immediately following the calendar year of the Member’s or Former Member’s death; (2) certify that, to the best of the trustee’s knowledge, the list of beneficiaries is correct and complete and that the requirements of subparagraphs (b)(i), (ii), and (iii) above are satisfied and (3) agree to provide a copy of the trust instrument to the Plan Administrator upon demand.

When applying the requirements of subparagraph (b)(iii) above, the trust instrument need not name the individuals by name so long as the individuals who are to be the beneficiaries are identifiable under the trust instrument. The members of a class of beneficiaries capable of expansion or contraction will be treated as being identifiable if it is possible to identify the class member with the shortest life expectancy.

               Nothing in this provision shall be construed to mean that a Qualified Charitable Organization (as defined in paragraph 1 of Article 13) can be a Qualified Beneficiary.

     15.      “Regular Hour of Service” shall mean each hour for which an employee (as distinguished from an Employee as defined herein) is paid or entitled to payment for the performance of duties with a Contributing Company or an Affiliated Company (or for which back pay is awarded provided such hours have not been previously taken into account) except hours for which a premium rate is paid because such hours are in excess of the maximum work week applicable to an employee under Section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hours are in excess of a bona fide standard work week or work day. In addition to the above, such hours shall include hours included in periods of absence due to (1) scheduled holidays with pay, (2) vacation with pay, (3) an approved leave of absence (i) with pay not exceeding one year, (ii) without pay due to sickness or disability of the employee not exceeding one year, (iii) without pay due to causes other than sickness or disability of the employee not exceeding thirty (30) calendar days, (iv) due to war or national emergency, and (v) in accordance with the military leave policy of his employing Company, or (4) a leave of absence in existence or commencing on or after December 15, 1993, which is taken in accordance with the family and medical leave policies of the employee’s employing Company and the Family and Medical Leave Act of 1993 (P.L. 103-3) (“Family/Medical Leave”), including certain leaves for personal illness, family illness, birth or adoption, not exceeding six months. A leave of absence shall not be a Family/Medical Leave unless the employee returns to work at the conclusion of the Family/Medical Leave period or retires. For purposes of crediting Regular Hours of Service for scheduled holidays, vacations, and leaves of absence described above, the number of Regular Hours of Service as to an employee shall be the number of such employee’s regularly scheduled working hours during any such vacation, leave of absence, or scheduled holiday. Further, Regular Hours of Service shall be credited in accordance with now existing 29 CFR Sections 2530.200b-2(c) and 2530.200b-7(c).

               In the case of those employees whose duties are deemed to be in a maritime industry and who are compensated on the basis of certain amounts for each day worked during a given period (i.e., a daily rate of pay), days of service shall be counted rather than Regular Hours of Service. One day of service shall be equal to eight (8) Regular Hours of Service with ninety-three (93) days of service being equated with seven hundred fifty (750) Regular Hours of Service for purposes of determining Participation Service.

               The following guidelines shall be used in assessing whether an employee is in the maritime industry for purposes of measurement of service. An employee whose principal duties are performed on an offshore port, offshore oil tower, or similar site shall be deemed to be in the maritime industry. Duties performed on board any vessel operating on the various listed bodies of water relating to the conduct of such vessel shall be deemed to be in the maritime industry; however, an employee whose duties require him to travel from land to an offshore port or tower, or from an offshore port or tower to offshore port or tower shall not be deemed to be a person in the maritime industry unless his principal duties are performed on such vessel, port, or tower.

               Except as provided in paragraph 17 of this Article, the term “Regular Hour of Service” shall not include hours performed as a “leased employee” within the meaning of Section 414(n) of the Code.

     15A.  “Valuation Date” shall mean a date on which accounts under the Plan are valued. Prior to June 1, 1996, Valuation Dates were the last business day concurrent with or preceding the 15th day and the last day of each month and such other times as may have been required by the Trustees. On and after June 1, 1996, a Valuation Date shall be any day, other than a Saturday, a Sunday, or a legal holiday, on which the New York Stock Exchange is open for trading, and/or such other dates as may be required by the Trustees. In the case of purchases, redemptions, and/or valuations during periods of extreme market conditions, market closures, or illiquidity, the “Valuation Date” may be delayed until the later of the day all securities markets resume normal trading or the day sufficient liquidity returns, in the judgment of the Investment Manager.

     16.      Except as otherwise noted, the effective date of the Fund is the date recited in the Preamble, that being the date on which the provisions of this amended Fund are effective. The provisions of the amended Fund shall apply to any Employee in the service of a Contributing Company on or after such effective date.

     17.      Notwithstanding anything in this Article to the contrary, in the event an individual performs hours of service as a leased employee (within the meaning of Section 414(n) of the Code) for the Employer, and such individual becomes an Employee under the terms of the Plan,

(a)	For purposes of Participation Service, “Regular Hour of Service” shall take into account such hours of service as a leased employee for the Employer, and

(b)	Such individual shall be eligible for admission as a Member in accordance with the provisions of paragraph 3 of this Article.

               For purposes of this paragraph, the term “Employer” shall mean the group of companies comprising the Company and each company which would be an Affiliated Company if the phrase “more than 50 percent” were not substituted for the phrase “at least 80 percent” in the Plan’s definition thereof.

     18.      The Plan Administrator, the Trustees and any other fiduciary shall, in performing their duties under the Plan, act in accordance with the provisions of Section 401(a) of the Code, so as not to produce prohibited discrimination in favor of Highly Compensated Employees.

ARTICLE 7

MEMBER CONTRIBUTIONS

     1.      Each Member may elect to contribute to the Fund in the manner and mode prescribed by the Plan Administrator any Applicable Percentage of the compensation he earns as a Member in the employ of a Contributing Company. From and after June 1, 1996, and prior to January 1, 2003, Members may affirmatively elect an Applicable Percentage which shall apply to amounts received pursuant to an incentive compensation plan listed on Part One of Schedule B, and any such Applicable Percentage may be different from the Applicable Percentage which applies to all other amounts received as compensation. From and after January 1, 2003, Members may affirmatively elect an Applicable Percentage which shall apply to amounts received under a variable pay program (sometimes also referred to as an incentive compensation program) established by a Contributing Company so long as such program is not listed on Part Two of Schedule B, and any such Applicable Percentage may be different from the Applicable Percentage which applies to all other amounts received as compensation. In the absence of an affirmative election with respect to amounts received pursuant to such an incentive compensation plan or variable pay program, the Applicable Percentage therefore shall be zero for Employees who became Members on or after June 1, 1996, and for all other Employees shall be the Applicable Percentage which applied to the Member’s regular compensation on June 1, 1996. With respect to payroll periods having a Payroll Closing Date prior to July 16, 1996, the Applicable Percentages shall be 2 1/2%, 5%, or 10%. With respect to payroll periods having a Payroll Closing Date on or after July 16, 1996, but before January 1, 1998, the Applicable Percentages shall be any percentage, in increments of 1/2%, from 1% up to the maximum applicable to the Member’s period of Accredited Service, in accordance with the following schedule:

(a)	From the date of admission as a Member through the second year of Accredited Service — up to a maximum of 21%, provided, however, in the case of a leased employee who becomes an Employee consistent with Paragraph 17 of Article 6, who receives Contributing Company contributions during any part of the first two years of Accredited Service, upon commencement of Contributing Company contributions — up to a maximum of 18 1/2%,

(b)	During the third, fourth, fifth, and sixth years of Accredited Service — up to a maximum of 18 1/2%,

(c)	During the seventh, eighth and ninth years of Accredited Service — up to a maximum of 16%, and

(d)	During the tenth and succeeding years of Accredited Service — up to a maximum of 11%.

               With respect to payroll periods having a Payroll Closing Date on or after January 1, 1998, but before January 1, 2002, the Applicable Percentages shall be any percentage, in increments of 1/2%, from 1% up to the maximum applicable to the Member’s period of Accredited Service, in accordance with the following schedule:

(e)	From the date of admission as a Member through the second year of Accredited Service — up to a maximum of 21%,

(f)	During the third, fourth, fifth, and sixth years of Accredited Service — up to a maximum of 21%,

(g)	During the seventh, eighth and ninth years of Accredited Service — up to a maximum of 20%, and

(h)	During the tenth and succeeding years of Accredited Service — up to a maximum of 15%.

               With respect to payroll periods having a Payroll Closing Date on or after January 1, 2002, the Applicable Percentages shall be any percentage, in increments of 1/2%, from 1% up to a maximum of 25%.

               The Member’s contributions shall be paid into the Fund as of the first Valuation Date on or after the date the compensation is due him; provided, however, where a regulatory body closes a principal securities exchange on which securities are traded, the posting of contributions may be delayed until normal trading resumes in all securities markets. Any Member may elect to cease making payments into the Fund and may thereafter elect to resume making such payments. Any election shall be effective until the Member’s termination of employment or until changed by the Member’s giving notice of such change to the Plan Administrator. Any election or change thereto shall become effective as of the first day of the payroll period next occurring after Timely Receipt of notice. For purposes of contribution directions, Timely Receipt shall mean receipt on or before the Payroll Closing Date for the payroll period or such other date as may be required by the Plan Administrator.

     2.      Irrespective of any provisions to the contrary in this Article 7, contributions to the Fund made by a Member are subject to the limitations and provisions of Articles 8A and 25.

     3.      Except as provided in Paragraph 8 of Article 27, if a Member of this Plan receives a hardship withdrawal from the Shell Pay Deferral Investment Fund, such Member shall not be entitled to make (i) any Member contributions under this Plan for a period of 12 calendar months after receipt of the hardship withdrawal, and (ii) any elective contributions under the Shell Pay Deferral Investment Fund for a period of 24 calendar months after receipt of the hardship withdrawal.

     4.      Where the Member’s salary deferrals under the Shell Pay Deferral Investment Fund reach the limits thereunder, the plan administrator of the Shell Pay Deferral Investment Fund may notify the Plan Administrator of the Shell Provident Fund so that Member Contributions hereunder may automatically begin or change in accordance with any prior election of the Member. In the pay period in which the limits of the Member’s salary deferrals under the Shell Pay Deferral Investment Fund are reached, a Member’s contributions to the Fund may exceed the maximum Applicable Percentage described in Paragraph 1 of this Article 7.

     5.      To the maximum extent permitted by applicable law, the Plan Administrator shall cause the employing Contributing Company to correct delayed contributions and repayments in accordance with this Paragraph 5 and Paragraph 7 of Article 8. For delayed Member contributions, delayed loan repayments, other delayed investment-related payroll deductions that are not corrected as of the earliest date on which contributions can reasonably be segregated from the employer’s general assets, the Contributing Company shall restore to the Member’s account the principal amount together with an amount equal to the principal amount multiplied by the greater of: (a) the actual rate of return the Member would have earned but for the delay or (b) the underpayment rate of Section 6621(a)(2) of the Code; provided, however, for the sake of administrative convenience, the Plan Administrator shall have the option of using, in lieu of the actual rate, the highest rate of return among the available investment alternatives of the Fund during the period of the delay.

ARTICLE 8

CONTRIBUTING COMPANY CONTRIBUTIONS

     1.      Except as otherwise provided, each Contributing Company shall pay into the Fund, out of its current or accumulated earnings or profits, the percentage of each Member’s compensation earned in the employ of a Contributing Company determined in accordance with the following schedule:

(a)	(1) Prior to July 1, 1996, from the date of admission as a Member through the sixth year of Accredited Service — 2 1/2%, or

(2)	(A) On and after July 1, 1996, but prior to January 1, 2003, during the third, fourth, fifth, and sixth years of Accredited Service — 2 1/2%, or

(B) On and after January 1, 2003, during the second, third, fourth, fifth, and sixth years of Accredited Service — 2 1/2%,

provided, however, in the case of a leased employee who becomes an Employee consistent with Paragraph 17 of Article 6, from the date such Employee completes two years of Participation Service between July 1, 1996, and December 31, 2002, or one year of Participation Service on or after January 1, 2003, through such Employee’s sixth year of Accredited Service — 2 1/2%; and provided further, the employing Contributing Company shall make contributions of 3% of such Member’s Compensation during the remaining period of such Member’s second, third, fourth, fifth, and six years of Accredited Service if such Member was eligible to participate in the Alliance Savings Plan on December 31, 2002, and on that date was eligible to receive company contributions of 3% thereunder; and

(b)	During the seventh, eighth and ninth years of Accredited Service — 5%, and

(c)	During the tenth and succeeding years of Accredited Service — 10%,

as of the first Valuation Date after such compensation is due the Member; provided, however, where a regulatory body closes a principal securities exchange on which securities are traded, the posting of contributions may be delayed until normal trading resumes in all securities markets.

               If any Contributing Company forming, together with one or more other Contributing Companies, an affiliated group within the meaning of Section 1504 of the Code is prevented from making a contribution which it would otherwise have made under this Article by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contributions which it would otherwise have made, then so much of the contribution which such Contributing Company was so prevented from making may be made, for the benefit of the employees of such Contributing Company, by the other Contributing Companies forming such affiliated group, to the extent of current or accumulated earnings or profits, except that such contribution by each such other Contributing Company shall be limited, where such group does not file a consolidated return, to that proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution made without regard to this sentence which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Members of such group remaining after adjustment for all contributions made without regard to this sentence.

     2.      In addition, any Contributing Company may make a Contribution Addition to the Fund for a Plan Year that it may determine is appropriate to reimburse the Trust for administration expenses where the Plan Administrator, based on all relevant facts and circumstances, requests reimbursement, and the Company determines the administration expenses are not appropriate for recovery from certain Members, Former Members or beneficiaries. Each Contribution Addition shall be with respect to the Plan Year and shall be allocated to the Accounts of Members that are affected by the administration expenses for which the Trust is being reimbursed by the contribution. Consistent with the preceding sentence, the Plan Administrator shall periodically notify the Trustees of the Contribution Additions which shall be paid to the Trust no later than the time prescribed by law for filing the federal income tax return of the Contribution Company, including extensions thereof. For purposes of the limitations under Article 8A, each Contribution Addition shall be allocated to the Accounts of Members that are affected by the administration expenses for which the Trust is being reimbursed by the contribution.

     3.      On and after January 1, 1988, payment into the Fund by each Contributing Company shall be made without regard to current or accumulated earnings or profits, unless a Contributing Company elects otherwise with respect to its Members. Notwithstanding the elimination of the profits requirement, this Plan is designed to be a profit-sharing plan.

     4.      Unless a Contributing Company directs otherwise, a Contributing Company’s contributions to the Trust: are conditioned upon their being deductible for such Contributing Company’s taxable year under Section 404 of the Code; and shall not exceed such deductible amounts.

     5.      Forfeitures resulting from subparagraph 3(a)(3) of Article 6 and Article 19 shall be used to reduce Contributing Company contributions and not to increase benefits.

     6.      Where it has been determined by Shell Oil Company that Contributions, as defined hereinbelow, do not satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code and regulations issued thereunder for a Tested Plan Year, as defined hereinbelow, additional Contributions may be made until Contributions satisfy such requirements. Where additional Contributions are credited to a Member’s account pursuant to this Paragraph 6, earnings shall be credited at the greater of zero percent or the actual positive rate of return on the Member’s account for each of the Tested Plan Year and any subsequent Plan Year or any portion thereof in which the additional Contribution is made. Any such additional Contributions, and any earnings thereon, shall be provided only for individuals who:

(a)	are Nonhighly Compensated Employees for such Tested Plan Year,

(b)	are Employees at the time such additional Contributions are made,

(c)	are in a Relevant Rate Group, as defined hereinbelow,

(d)	have the highest equivalent accrual rates of Nonhighly Compensated Employees, as determined by Shell Oil Company when testing the Plan for such Tested Plan Year under Treasury Regulations Section 1.401(a)(4)-8, in the order of such rates beginning with the highest, and

(e)	also have the highest performance code in such Relevant Rate Group at the time such additional Contributions are made, in order of such performance codes beginning with the highest, effective for a Tested Plan Year commencing on or after January 1, 2001, where the conditions set forth in subparagraphs (a) through (d) hereinabove result in an over-inclusion of employees eligible for any additional Contributions.

     For purposes of this Paragraph 6, the following definitions shall have the following meanings. “Contributions” means contributions of any Contributing Company on behalf of a Member to the Fund. “Relevant Rate Group” means an applicable rate group under Treasury Regulations Section 1.401(a)(4)-8 with the closest rate lower than the rate group for which an adjustment is needed under such regulations. “Tested Plan Year” means the Plan Year for which the requirements of Code Section 401(a)(4) are being tested.

     7.      To the maximum extent permitted by applicable law, the Plan Administrator shall cause the employing Contributing Company to correct delayed contributions and repayments in accordance with this Paragraph 7 and Paragraph 5 of Article 7. For delayed Company contributions that are corrected within two payroll periods, the Contributing Company shall restore to the Member’s account only the principal amount. For delayed Company contributions that are not corrected within two payroll periods, the Contributing Company shall restore to the Member’s account the principal amount adjusted to reflect the actual rate of return that would have been credited to the Member’s account but for the error; provided, however, for the sake of administrative convenience, the Plan Administrator shall have the option of using, in lieu of the actual rate, such rate of return as shall be reasonably prudent under the circumstances.

ARTICLE 8A

LIMITATION ON CONTRIBUTIONS

     1.      For purposes of this Article, the following terms shall have the meaning stated below:

(a)	“Annual Additions” shall mean the sum of the following:

(1)	The employer contributions credited during the calendar year to a Member’s account under this Plan and any other defined contribution plan of the Contributing and Affiliated Companies; and

(2)	The Member contributions made during the calendar year by the Member under this Plan and any other defined contribution plan of the Contributing and Affiliated Companies.

(b)	“Compensation” shall be defined as follows:

(1)	Compensation shall include:

(A)	The Employee’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with a Company or Affiliated Company (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses);

(B)	For purposes of (A) above, earned income from sources outside the United States (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(C)	Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

(D)	Amounts described in Section 105(d) of the Code whether or not these amounts are excludable from the gross income of the Employee under that Section;

(E)	Amounts paid or reimbursed by a Company or Affiliated Company for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

(F)	The value of a non-qualified stock option granted to an Employee by the Company or Affiliated Company, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(G)	The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code; and

(H)	The amount which is not includable in an Employee’s gross income as a result of the application of Sections 402(g)(3) and 125 of the Code.

(I)	For Plan Years beginning on and after January 1, 2001, the elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

(2)	Compensation shall not include items such as:

(A)	Contributions made by a Company or Affiliated Company to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed;

(B)	Any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed, with the exception of any amounts received by an Employee pursuant to an unfunded non-qualified plan, which amounts may be considered as compensation in the year such amounts are includable in the gross income of the Employee;

(C)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture as defined within the meaning of Section 83 of the Code and the regulations thereunder;

(D)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(E)	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

(c)	“Defined Benefit Plan Fraction” for any calendar year is a fraction—

(1)	The numerator of which is the Projected Annual Benefit of the Member (determined as of the close of the calendar year) under all defined benefit plans maintained by the Contributing and Affiliated Companies, and

(2)	The denominator of which is the lesser of (A) or (B) below:

(A)	The product of 1.25, multiplied by the defined benefit plan dollar limitation under Section 415(b)(1)(A) of the Code in effect for such calendar year, as adjusted for cost of living in accordance with Section 415(d) of the Code.

(B)	The product of 1.4, multiplied by an amount which is 100% of the Member’s average Compensation for the 3 consecutive years in which his Compensation was the highest.

(d)	“Defined Contribution Plan Fraction” for any calendar year is a fraction—

(1)	The numerator of which is the sum of the Annual Additions to the accounts of the Member for such calendar year and for all prior calendar years under all defined contribution plans maintained by the Contributing and Affiliated Companies; provided, however, that the Annual Additions for any calendar year beginning before January 1, 1987, shall not be recomputed to treat all Member contributions as Annual Additions.

(2)	The denominator of which is the sum of the lesser of (A) or (B) below determined for such calendar year and for each prior year of service with the Contributing and Affiliated Companies.

(A)	The product of 1.25, multiplied by the defined contribution plan dollar limitation under Section 415(c)(1)(A) of the Code in effect for such calendar year, as adjusted for cost of living in accordance with Section 415(d) of the Code.

(B)	The product of 1.4 multiplied by an amount equal to 25% of the Member’s Compensation for such year.

A Member’s Defined Contribution Plan Fraction, as otherwise defined in this Paragraph 1(d) of Article 8A, shall be frozen as of December 31, 1999.

(e)	“Projected Annual Benefit” shall mean the benefit payable annually in the form of a straight life annuity to which the Member would be entitled under a defined benefit plan of the Contributing and Affiliated Companies, based on the following assumptions:

(1)	The Member will continue employment until the later of: (A) the Member’s normal retirement age under the plan; or (B) the Member’s current age;

(2)	The Member’s compensation for the calendar year under consideration will remain the same until the date the Member attains the age described in (1); and

(3)	All other relevant factors used to determine benefits under the plan for the calendar year under consideration will remain constant for all future calendar years.

     2.      Notwithstanding anything contained herein to the contrary except as provided in Paragraph 3 of Article 27, the maximum amount permitted to be paid by a Member or Contributing Company on behalf of any Member into the Fund and the amount of Annual Additions allocated or reallocated to the account of any Member for a calendar year commencing after December 31, 1982, shall not exceed the lesser of:

(a)	$30,000; or

(b)	25 percent (25%) of the compensation of the Member for the calendar year.

     3.      For plan years beginning before January 1, 2002, to the extent the Annual Additions with respect to the Fund, the Shell Pay Deferral Investment Fund, and other defined contribution plans (“other plans”) of the Contributing and Affiliated Companies would otherwise exceed the limitations of Paragraph 2 of this Article, amounts permitted to be credited to a Member’s account shall be reduced in the following order:

(a)	Contributions by or on behalf of a Member to plans other than those referred to in (b), (c), (d) and (e) below;

(b)	Contributions by a Member to the Fund;

(c)	Contributions of any Contributing Company on behalf of a Member to the Fund;

(d)	Contributions by or on behalf of a Member under the Shell Chemical Company Employee Savings Plan for Bargaining Unit Employees — Pt Pleasant Plant; and

(e)	Contributions on behalf of a Member to the Shell Pay Deferral Investment Fund.

               For plan years beginning on or after January 1, 2002, to the extent the Annual Additions with respect to the Fund, the Shell Pay Deferral Investment Fund, and other plans, as defined here above, of the Contributing and Affiliated Companies would otherwise exceed the limitations of Paragraph 2 of this Article, amounts permitted to be credited to a Member’s account shall be reduced in the following order:

(f)	Contributions by or on behalf of a Member to plans other than those referred to in (g), (h), and (i) below;

(g)	Contributions of any Contributing Company on behalf of a Member to the Fund;

(h)	Contributions by a Member to the Fund; and

(i)	Contributions on behalf of a Member to the Shell Pay Deferral Investment Fund.

               In the event that this paragraph is inconsistent with the provisions of other plans, contributions by or on behalf of a Member to the Fund shall be further reduced as determined by the Plan Administrator to prevent disqualification of this Plan under Section 415 of the Code.

     4.      If the limitation under this Paragraph 4 of Article 8A is applicable as described in Paragraph 12 of this Article, and if a Member has at any time participated in both a defined benefit plan and a defined contribution plan maintained by the Contributing and Affiliated Companies, the sum of the Member’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any calendar year shall not exceed 1.0. To satisfy the limitation of this paragraph 4, contributions to this Plan shall be reduced only after benefit accruals under such a defined benefit plan have been reduced to zero.

     5.      In calculating the limitation described in paragraph 4 of this Article, if (a) a Member has participated in a defined benefit plan of the Contributing and Affiliated Companies, which satisfied the requirements of Section 415 of the Code for the last year beginning before January 1, 1983, and (b) the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction exceeds 1.0, then an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction does not exceed 1.0 for such year, as described under the relevant transitional rule under the Tax Equity and Fiscal Responsibility Act of 1982.

     6.     To the extent the provisions of paragraph 4 of this Article would otherwise be violated, the amount allocated or reallocated to a Member’s account for the Plan Year shall be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under Section 415 of the Code.

     7.      If and to the extent it is determined that any contribution of any Contributing Company is in excess of the limitations imposed by paragraphs 1 through 6 of this Article, and provided that such contribution was made by a good faith mistake of fact, then such excess shall be returned to the Contributing Company within one year after payment of the contribution.

     8.      For purposes of this Article, all defined contribution plans (whether or not terminated) of the Contributing and Affiliated Companies shall be treated as one defined contribution plan. Similarly, all defined benefit plans of the Contributing and Affiliated Companies shall be treated as one defined benefit plan for these purposes.

     9.      If, due to a reasonable error in estimating a Member’s annual Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or due to such other facts and circumstances as may justify the availability of this special rule, the Annual Additions to the Member’s account under this Plan, the Shell Pay Deferral Investment Fund, and under any other defined contribution plans of the Contributing and Affiliated Companies (“other plans”) exceed the limitations set forth in this Article, then the excess amounts shall be treated in the order described below until the applicable limitation is satisfied:

(a)	To the extent of Company contributions made during the Plan Year, the excess Annual Additions, in a Member’s account, if any, shall be treated in accordance with any one of the following three methods:

(1)	Such excess amounts in a Member’s account shall be used to reduce employer contributions for the next calendar year (and succeeding calendar years, as necessary) for that Member, if that Member is covered by the plan as of the end of the calendar year. However, if that Member is not covered by the plan as of the end of the calendar year, then the excess amount must be held unallocated in a suspense account for the calendar year and allocated and reallocated in the next calendar year to all of the remaining Members’ accounts in the plan. Furthermore, the excess amounts must be used to reduce employer contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the remaining Members of the plan. Excess amounts may not be distributed to Members or former Members.

(2)	Such excess amounts in a Member’s account shall be allocated and reallocated to other Members’ accounts. However, if that allocation or reallocation causes the limitations of Code Section 415 to be exceeded with respect to each Member for the calendar year, the remaining excess amounts must be held unallocated in a suspense account for the calendar year and allocated and reallocated in the next calendar year to all of the Members’ accounts. Furthermore, the excess amounts must be used to reduce employer contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the Members in the plan. Excess amounts may not be distributed to Members or Former Members.

(3)	Such excess amounts in a Member’s account shall be held unallocated in a suspense account for the calendar year, and allocated and reallocated in the next calendar year (and succeeding calendar years, as necessary) to all of the Members’ accounts. The excess amounts so allocated and reallocated must be used to reduce employer contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the Members in the plan. Excess amounts may not be distributed to Members or Former Members.

(b)	To the extent of any remaining excess Annual Additions, return employee contributions to the Member in the same order as that specified in Paragraph 3 of this Article for reducing credited amounts to Member accounts.

(c)	If a suspense account is in existence at any time during the calendar year, investment gains and losses and other income shall not be allocated to the suspense account. If the treatment described in this paragraph 9 is necessary, such treatment shall be performed on the plans in the following order:

(1)	plans other than those referred to in (2) and (3) below;

(2)	this Plan;

(3)	the Shell Pay Deferral Investment Fund.

     10.      The Company shall notify a Member and the Plan Administrator if the limitation on contributions or allocation or reallocation of contributions to his account for any calendar year is affected by the limitations set forth in this Article.

     11.      In calculating the limitation described in paragraph 4 of this Article, if (a) a Member has participated in a defined benefit plan of the Contributing and Affiliated Companies, which satisfied the requirements of Section 415 of the Code for the last year beginning before January 1, 1987, and (b) the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction exceeds 1.0, then an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction does not exceed 1.0 for such year, as described under the relevant transitional rule under the Tax Reform Act of 1986.

     12.      The limitation described in Paragraph 4 of this Article 8A shall apply to payments under the Shell Pension Plan, except that it shall not apply to payments under the Shell Pension Plan, to the extent provided in the following described circumstances:

(a)	Except as provided in Paragraph (c) below, in the case of any Employee or former Employee who has ever been a member of the Senior Staff, the limitation described in

Paragraph 4 of this Article 8A shall not be applicable to payments under the Shell Pension Plan commencing on or after January 1, 2002; and

(b)	Except as provided in Paragraph (c) below, in the case of any Employee or former Employee who has never been a member of the Senior Staff, the limitation described in Paragraph 4 of this Article 8A shall not be applicable to payments under the Shell Pension Plan commencing on or after January 1, 2000.

(c)	The limitation described in Paragraph 4 of this Article 8A shall continue to apply: (1) to any Shell Pension Plan participant whose payments under the Shell Pension Plan commenced prior to January 1, 2000; and (2) in all events to the extent any Shell Pension Plan participant has received a lump sum (or to the extent such participant’s election to receive a lump sum payment has been honored) under the Shell Oil Company Benefit Restoration Plan or any other non-tax qualified defined benefit plan of the employer which included or includes an amount attributable to the amount of such benefit which was not paid or payable under the Shell Pension Plan on account of the limitation under Section 415(e) of the Code as it was in effect at the time of such election.

(d)	The term “Senior Staff” as used herein shall mean those members of the senior management of a “Participating Company,” as defined in the Shell Pension Plan, who have been identified by the Company as members of the Senior Staff in accordance with its customary practices and procedures.

ARTICLE 9

COMPENSATION DEFINED

               For purposes of paragraph 4 of Article 6 and Articles 7 and 8, the Compensation of a Member shall be understood to mean his net compensation without taking into account overtime, extended work week, or premium remuneration, bonuses, or special allowances for living expenses, dwelling, medical assistance, or the like, or any transition payment made in connection with the Contributing Companies’ 1994-1995 salary programs but, compensation shall include contributions made by a Contributing Company (or on its behalf by an affiliated corporation as defined within the meaning of Section 1504 of the Code), to a Member’s account pursuant to such Member’s designation or salary deferral election, with a plan which satisfies the requirements of Section 125, Section 132(f), or Section 401(k) of the Code which plan the Contributing Company may adopt, to the extent such amounts, if not so designated or elected by the Member, would be included in his compensation. Compensation shall not include:

(a)	any amount paid under the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan;

(b)	any amount of severance pay or payments for accrued vacation received after a Member separates from service from the Employer (and any Affiliated Company); or

(c)	any amount of severance pay or payments for accrued vacation received as, or before, a Member separates from service from the Employer (and any Affiliated Company) if such amount is not paid for a period of approved absence from work;

and any such amounts shall be disregarded for all purposes under this Plan. Notwithstanding anything in this Article to the contrary, Compensation of a Member shall include payments made after December 31, 1994, and prior to January 1, 2003, under the incentive compensation plans as listed in Part One of Schedule B and payments made on or after January 1, 2003, under a variable pay program (sometimes also referred to as an incentive compensation program) established and maintained by a Contributing Company and not listed on Part Two of Schedule B, provided the payments were either received before termination of service from all Affiliated Companies or, in the case of payments made on or after September 30, 2003, recorded as soon as administratively feasible following such termination of service, and provided, further the payments were not deferred from a prior year. For purposes of the preceding sentence, “Affiliated Company” shall be as defined in paragraph 7 of Article 6, except that the phrase “at least 80 percent” shall be substituted for the phrase “more than 50 percent.” Compensation shall also include payments for hours in excess of forty hours per week, which payments are related to the 2002 plan year incentive compensation programs of Equilon Enterprises LLC d/b/a Shell Oil Products US (SOPUS), including Equilon Pipeline Company LLC, and Motiva Enterprises LLC, paid in March 2003 to hourly Employees employed by SOPUS, Shell Pipeline Company LP, or Motiva Company, but only to the extent such payments are not otherwise already included as Compensation. Compensation shall also include payments for hours in excess of forty hours per week where such hours are part of an established normal work schedule of more than forty hours per week, paid in March 2004 to hourly Employees then employed at the Port Arthur, Texas and Delaware City, Delaware refineries and related to the 2003 plan year incentive compensation program of Motiva Company, but only to the extent such payments are not otherwise already included in Compensation. Commissions shall be considered a part of a Member’s compensation when paid in addition to a fixed basic wage or salary. The compensation of a Member shall also include payments made to him under a disability benefit plan of a Contributing Company, except that the Member shall not be required to pay into the Fund any percentage of sums received under a Worker’s Compensation, or similar law, which, under the terms of any such disability benefit plan, are deducted from the benefit payments under such plan. The Contributing Company’s contributions, however, shall be based on an amount equivalent to the Disability Benefit Payments the Member would have received had there been no such reduction. With the exception of Members affected by the previous sentence, compensation shall not exceed the following: the sum of Compensation within the meaning of Article 8A and any amount which is contributed by the Contributing Company pursuant to a salary reduction agreement and which is not includable in a Member’s gross income by reason of the application of Section 125 of the Code relating to cafeteria plans, Section 132(f)(4) of the Code relating to qualified transportation fringe benefits, or Section 402(e)(3) of the Code relating to cash or deferred arrangements. Compensation, for purposes of determining contributions by or on behalf of a Member whose hourly rate of pay is established at a specified rate solely by reason of being assigned to an established normal work schedule that includes hours in excess of eight (8) hours per workday, shall be determined by application of a factor that will result in such Member’s compensation (for such purposes) being the same as if his hourly rate had not been so established. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the Annual Compensation Limit. For Plan Years beginning before January 1, 2002, the Annual Compensation Limit is $150,000, which amount shall be adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. For Plan Years beginning after December 31, 2001, for purposes of determining Contributing Company contributions, the Annual Compensation Limit is $170,000. For Plan Years beginning after December 31, 2001, for all other purposes, the Annual Compensation Limit is $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

ARTICLE 10

INVESTMENT FUNDS

     1.      Investment Funds

               The assets of the Fund shall be invested in one or more optional funds (each of which is sometimes hereinafter referred to as an “Optional Fund”), which shall include: (1) the lifestyle funds set out in Part I of Schedule C to the Regulations (the “LifeStyle Funds”) and the core funds set out in Part I of Schedule C to the Regulations (the “Core Funds”); (2) such additional eligible investment company funds as from time to time shall obtain the approval of the Plan Administrator and the Trustees, as evidenced by their listing on Part II of Schedule C to the Regulations (the “Fidelity Mutual Funds”); (3) such eligible investment company funds as from time to time shall be available from Fidelity’s FundsNetSM offerings, as evidenced by their listing on Part III of Schedule C to the Regulations (the “Mutual Fund Window”); and (4) such eligible investment company funds as from time to time shall constitute the Fidelity Select Portfolios®, as evidenced by their listing on Part IV of Schedule C of the Regulations (the “Fidelity Select Portfolios”). The LifeStyle Funds, the Fidelity Mutual Funds, the funds in the Mutual Fund Window, and the Fidelity Select Portfolios shall be sometimes referred to herein as “Eligible Investment Company Funds.”

               Each of the Core Funds may retain cash on deposit, or purchase short-term investments in keeping with the description of the particular Core Fund, in the amount necessary for the proper administration of the Core Fund, including for purposes of the payment of expenses or other anticipated distributions or pending the purchase of longer term investments suitable for the particular Core Fund.

     2.      Separate Account

               As to each of the Optional Funds, a separate account (herein sometimes bearing the name of its corresponding Optional Fund, or sometimes individually or collectively referred to as “Account”) shall be kept for each Member. In general, each Member’s Account shall also be divided between Member Contributions (“Member Account”), Contributing Company Contributions and company contributions transferred from other qualified plans that do not allow for in-service distributions of such assets before the Member attains 59 1/2 years of age (“Company Contribution Account”), company contributions transferred from other qualified plans that allow for in-service distributions of such assets before the Member attains 59 1/2 years of age (“Prior Plan Company Contribution Account”), employer matching contributions subject to a vesting schedule that are transferred from other qualified plans (“Company Match Account”), employer matching contributions not subject to a vesting schedule that are transferred from other qualified plans (“Prior Plan Match Account”), after-tax rollover contributions (“After-Tax Rollover Account”), and all other rollover contributions (“Rollover Account”); and, in each case, together with earnings thereon. Except as otherwise provided in this Plan, all references to a Member’s “Account” or “account” shall include all of these subaccounts. The term “Member” as used in this Article shall include any Member, Nonseparated Employee, Former Member, Qualified Beneficiary, or any alternate payee, within the meaning of section 206(d)(3)(K) of ERISA, who has investments in one or more Optional Funds.

     (a)      Appropriate entries shall be made to each Member’s Thrift Account to reflect (1) credits for the amounts paid in or transferred to the Thrift Fund by or on behalf of the Member, including a proportionate part of the interest, gains realized and other income allocated to the Thrift Fund, (2) debits in accordance with any withdrawals, distributions, losses realized, or transfers to another Optional Fund, and (3) a proportionate part of any expenses charged against the Thrift Fund, as provided by this Article and Section IX of the Trust Agreement, which may be either direct debits or amounts netted in credit entries, thereby showing the amount standing to the Member’s credit in his Thrift Account.

     (b)      Except as set forth in Subparagraph 2(a) hereinabove with respect to the Thrift Account, this Subparagraph 2(b) shall govern accounting under each of the Optional Funds. Each of a Member’s Optional Fund Accounts shall be divided into units of participation (“Units”) and the proportionate interest of each Member who has accrued assets in that Account shall be evidenced by the number and fractions of Units credited to such Account. Units shall be valued, except as set forth in Subparagraph 2(c) hereinbelow, as of the close of each Valuation Date, and may be split or combined, in the discretion of the investment manager to facilitate administration. Appropriate entries shall be made to each of a Member’s Accounts to reflect (1) the amounts paid in or transferred to the corresponding Optional Fund by or on behalf of the Member, (2) the allocation of Units to that Account, (3) redemptions and transfers to another Optional Fund, (4) withdrawals and distributions in accordance with the Plan, and (5) a proportionate part of any expenses charged against the Optional Fund as provided by this Article, Section IX of the Trust Agreement, and in the case of Eligible Investment Company Funds its prospectus and applicable law, thereby showing the number of Units standing to his credit in that Account.

     (c)      Units of the Fidelity Select Portfolios set out in Part IV of Schedule C of the Regulations shall be valued hourly throughout the Valuation Date, or as otherwise provided in the prospectus for each such Fidelity Select Portfolio.

     3.      Valuation

               To the extent the Shell Provident Fund shall invest its assets with the Shell Savings Group Trust, the Trust Agreement of the Shell Savings Group Trust, rather than these Regulations, shall determine the valuation of the investment options offered thereunder.

               Each Investment Manager shall value the portion of the assets of the Optional Fund invested by it. The value of the assets of each Optional Fund, including net income or net loss, or the value of Units of participation, as appropriate, of each Optional Fund, shall be determined separately. Such determination shall be made in good faith in accordance with the best available information, accepted accounting practices, and applicable laws and regulations so as to provide uniform and consistent methods of valuation. Notwithstanding anything herein to the contrary, the assets of an Eligible Investment Company Fund shall be valued in accordance with its prospectus and applicable law.

               Brokerage commissions, transfer taxes, or other charges and expenses that can be specifically identified in connection with the purchase and sale of securities, Royal Dutch Shell Class A American depositary receipts (“RDS ADRs”), or SOC Shares shall be charged to the appropriate Optional Fund. Other taxes, charges, and expenses attributable to an Optional Fund shall be added to the cost of such shares or charged to the Optional Fund, or otherwise dealt with as the Trustees shall determine in accordance with Section IX of the Trust Agreement. Notwithstanding anything herein to the contrary, charges and expenses of an Eligible Investment Company Fund shall be charged to the same in accordance with its prospectus and applicable law.

     (a)      Thrift Fund: All interest, dividends, and other income accrued during each Valuation Period and any profits realized during each Valuation Period by the Thrift Fund shall be credited to an income account for the Thrift Fund, and certain expenses incurred (in accordance with Section IX of the Trust Agreement) and any losses realized by the Thrift Fund during each Valuation Period shall be debited to that account for the Thrift Fund. As of the end of each Valuation Period, the balance of the account shall be allocated among the Members’ Thrift Accounts, in proportion to their balances in their Thrift Accounts during the Valuation Period. If the income account shows a net deficit for the Valuation Period, such deficiency shall be provided for to the extent necessary from the Members’ Thrift Accounts, debits to the Accounts shall be in proportion to their balances during the Valuation Period. For purposes of this paragraph: (1) prior to June 1, 1996, the term “Valuation Period” shall mean the periods which shall end on the 15th and last days of each month with Members’ Thrift Accounts to be credited or debited, as the case may be, as of such dates; and (2) on and after June 1, 1996, the term “Valuation Period” shall mean each calendar month with Members’ Thrift Accounts to be credited or debited, as the case may be, as of the last Valuation Date of each such month or, if there is no Valuation Date during such month, the last Valuation Date in the month or months immediately prior to such month.

     (b)      Other Core Funds: Except as set forth in Subparagraph 3(a) hereinabove with respect to the Thrift Fund and Subparagraph 3(d) hereinbelow with respect to activity involving redemptions from the Royal Dutch Shell Stock Fund, Core Funds shall be valued in accordance with this Subparagraph 3(b). Prior to June 1, 1996, the number of Units and fractions of Units to be allocated to a Member’s Accounts shall be calculated by dividing the sum to be invested in the Core Fund for such Member by the value of a Unit for that Core Fund as of the last Valuation Date preceding the date on which the Core Fund receives such sum, and the number of existing Units shall be increased accordingly. On and after June 1, 1996, the number of Units and fractions of Units to be allocated to a Member’s Accounts shall be calculated by dividing the sum to be invested in the Core Fund for such Member by the value of a Unit for that Core Fund as of the Valuation Date on which the Core Fund receives such sum, and the number of existing Units shall be increased accordingly. For purposes of this Subparagraph 3(b), a Core Fund shall be deemed to have received a sum for investment: (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.

               Units shall be redeemed on the Valuation Date on which the Plan Administrator receives a distribution or transfer request from the Member, if such a request is actually received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. In all other cases, the Units standing to the credit of the Member shall be redeemed on the Valuation Date on which an event giving rise to a distribution from the Fund occurs, if such an event occurs on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which such event occurs, if it did not occur on a Valuation Date or if it occurs on a Valuation Date after the New York Stock Exchange closes for trading. The proceeds from such redemptions shall be transferred in accordance with a Member’s transfer request or distributed in accordance with Article 13 by the Trustees. Upon redemption of Units, such Units shall be extinguished and the number of existing Units decreased accordingly.

               The value per Unit as of a Valuation Date shall be determined by valuing the investments held in the Core Fund as provided above, and by adding to the respective value thereof all cash on hand and income accrued on the investments of the respective Core Fund on the Valuation Date. There shall be deducted from the total of the foregoing any expenses pursuant to Section IX of the Trust Agreement and liabilities due or accrued and properly chargeable thereto. The net value, as thus determined, shall be divided by the total number of existing Units in the respective Core Fund to compute the value per Unit. In making such valuations, each Investment Manager shall include the value of any options, rights, warrants, or dividends (whether payable in stock or cash) which may have been declared but not received by the Investment Manager as of the Valuation Date when the investment has been valued ex-options, ex-rights, ex-warrants or ex-dividends.

     (c)      Eligible Investment Company Funds: The assets of the Eligible Investment Company Funds shall be valued and allocated to Members’ Accounts in accordance with its prospectus and applicable law.

     (d)      Royal Dutch Shell Stock Fund: During periods of extreme market conditions, market closures, or illiquidity, the processing of redemptions from the Royal Dutch Shell Stock Fund or purchases or redemptions of other Optional Fund units dependent in whole or in part upon redemptions from the Royal Dutch Shell Stock Fund, may be delayed until such day as all securities markets resume normal trading or sufficient liquidity in the Royal Dutch Shell Stock Fund returns, in the judgment of the Investment Manager. In such event, the Valuation Date shall be likewise delayed.

     4.      Investment Manager

               To the extent the Shell Provident Fund shall invest its assets with the Shell Savings Group Trust, the Trust Agreement of the Shell Savings Group Trust, rather than these Regulations, shall determine the rights, powers, duties, and responsibilities of the investment managers thereof.

               The Core Funds may be under the management and control of one or more investment managers appointed by the Trustees. For purposes of this Plan, the term “Investment Manager” shall mean a fiduciary (a) who has the power to manage, acquire, or dispose of any assets of the Plan or a portion thereof; (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or under state law, (2) is a bank as defined in that Act, or (3) is an insurance company qualified to perform services described in (a) above under the laws of more than one state; and (c) who acknowledges in writing that he is a fiduciary with respect to this Plan. An Investment Manager shall qualify as such by delivering a written acceptance to the Trustees, and shall be subject to the further conditions of Section VII of the Trust Agreement.

               Each Investment Manager in its discretion shall individually invest and reinvest the principal and the income of the portion of the Core Fund held by it, and keep the assets invested, without distinction between principal and income, in such manner as determined by the Investment Manager in accordance with the Regulations and Trust Agreement.

               In case an investment of a Core Fund held by an Investment Manager shall cease to be eligible as an original investment of the Core Fund, or shall be received in exchange for an original investment and shall not be eligible as an original investment, such Investment Manager shall, within a reasonable time thereafter as determined by the Investment Manager, sell or otherwise dispose of such investment.

               Each Investment Manager shall individually have the power to sell, transfer, or otherwise dispose of the assets of the Core Fund held by it from time to time at such prices and upon such terms and conditions and in such manner as it may deem proper. Each Investment Manager may exercise any voting powers appurtenant to any such assets at the time held by it and may execute any proxies or powers of attorney (as to either discretionary or ministerial matters) and any agreements which it may deem necessary or advisable in connection with its investment, holding, or management of the assets of the Core Fund, it being the intention hereof that such Investment Manager shall have full power, subject to the other provisions hereof, to manage all assets of the Core Fund held by it as though the absolute owner thereof. The purchaser of any assets of the Core Fund from any Investment Manager need not inquire into the application of the purchase money by such Investment Manager nor into the expediency or propriety of any sale or the authority of such Investment Manager to negotiate or make same. Except as provided in subparagraph 5(c) of this Article, securities of the Core Fund held by each Investment Manager may be registered in the name of “Shell Provident Fund,” any Investment Manager or its agent or nominees, or other persons; or they may be unregistered. Such securities shall be kept separate and apart from all other property belonging to or in the custody of each Investment Manager, except any Investment Manager shall have the power in its discretion to cause any investment to be registered in the name of any one or more nominees of any system for the central handling of securities and such securities may thereupon be placed for deposit with such system; however, such Investment Manager shall remain accountable for such investment.

               The Eligible Investment Company Funds shall be under the management and control of one or more investment advisers. Each investment adviser thereof shall have the rights, powers, duties, and responsibilities set out in the governing documents of the respective Eligible Investment Company Fund, subject to the terms of applicable law.

     5.      Investments of Royal Dutch Shell Stock Fund

     (a)      Notwithstanding the foregoing provisions of this Article, the following provisions of this paragraph 5 shall apply with respect to the investments of Royal Dutch Shell Stock Fund by investment managers of the Shell Provident Fund.

     (b)      The Investment Manager may, in its discretion, retain in cash, including investment in any short-term collective or common trust funds as provided in Section VI of the Trust Agreement, such part of the assets of the Royal Dutch Shell Stock Fund as it shall deem necessary or desirable for the proper administration thereof.

     (c)      All certificates for RDS ADRs or other securities acquired by the Investment Manager for the Royal Dutch Shell Stock Fund shall, until disposed of pursuant to these Regulations, be held in the possession of the Investment Manager and may be in bearer form or registered in the name of “Shell Provident Fund,” the Investment Manager, or its agents or nominees. RDS ADRs may from time to time be deposited or registered in a manner solely to enable the Investment Manager to vote such RDS ADRs as provided in paragraph (d) of this Article.

     (d)      The Investment Manager shall have any and all voting rights appurtenant to RDS ADRs or other securities held for the Royal Dutch Shell Stock Fund. To the extent and in the time and manner provided by applicable law and the governing documents of Royal Dutch Shell plc, the Investment Manager may, in its discretion and in the best interests of Members, exercise any such voting rights itself or by such proxy as it may select, in accordance with its independent judgment.

     (e)      In addition to its ordinary meaning, the term “voting rights” as used in this paragraph 5 of Article 10 shall mean and include, without limitation, the power to consent to, join in or oppose any plan of reorganization, and the power to give or withhold any other consent with respect to RDS ADRs or other securities held pursuant to the provisions of this Article.

     (f)      Dividends in the form of cash, RDS ADR or RDS Class A ordinary share dividends, and the proceeds of any other distributions received by the Investment Manager in respect of RDS ADRs shall be credited to such Accounts on the date of payment thereof if received on a Valuation Date before the New York Stock Exchange closes for trading or on the Valuation Date next succeeding the date on which the payment is received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading; provided, however, that where a Member who is an Employee is not directing any current investments in the Royal Dutch Shell Stock Fund, amounts representing such dividends and other proceeds shall be credited in accordance with such Member’s investment election; provided, further, that on and after July 16, 1996, where a Member or Beneficiary has a balance in his or her Royal Dutch Stock Fund Account or Royal Dutch Shell Stock Fund Account, amounts representing such dividends and other proceeds shall be credited to his or her Royal Dutch Stock Fund Account or Royal Dutch Shell Stock Fund Account, as applicable, unless, in the case of a Member, the Member, whether or not a current Employee, affirmatively elects to have such amounts invested in accordance with the Member’s then current or most recent investment election.

     (g)      The Investment Manager shall sell, transfer, or exchange, within a reasonable time as determined by it, and upon such terms and conditions and in such manner as it may deem proper any securities received as a dividend or other distribution or pursuant to a reorganization; provided, however, that any RDS ADRs thus received shall not be sold, transferred or exchanged except to the extent required by other provisions of the Regulations.

     (h)      The Investment Manager may, in its discretion, exercise, sell, transfer, or exchange any options, rights or warrants which shall be granted or issued with respect to RDS ADRs (or the RDS Class A ordinary shares represented by the RDS ADRs); all other options, rights or warrants granted or issued with respect to securities held by the Investment Manager pursuant to this Article shall be sold, transferred, or exchanged within a reasonable time as determined by the Investment Manager.

     (i)      Any disposition of securities (including, without limitation, options, rights or warrants) pursuant to subparagraphs 5(g) and 5(h) of this Article may be deferred for such time as in the Investment Manager’s judgment is in the best interest of Members. Pending such dispositions, the Investment Manager may exercise any voting powers appurtenant to any such securities at the time held by it, and may exercise any proxies or power of attorney (as to either discretionary or ministerial matters) and any agreements which it may deem necessary or advisable in connection with the investment, holding, or management of such securities, it being the intention hereof that the Investment Manager shall have full power, subject to the other provisions hereof, to manage all such securities (in the interim pending disposition) as though the absolute owner thereof. The purchaser of any such securities from the Investment Manager need not inquire into the application of the purchase money by the Investment Manager nor into the expediency or propriety of any sale or the authority of the Investment Manager to negotiate or make the same. Pending such sale or disposition, such securities shall be held in the possession of the Investment Manager and may be registered in the name of “Shell Provident Fund,” the Investment Manager or its agents or nominees, or other persons; or they may be unregistered.

     (j)      When a Member’s Account is paid out pursuant to paragraphs 3, 4, and 6 of Article 13 upon his termination of service or pursuant to paragraph 3 of Article 12 upon his age 59 1/2 withdrawal:

     (1)      Prior to June 1, 1996: whole RDP Shares standing to his credit in his Account shall be distributed in kind unless the Plan Administrator deems a distribution in kind to be impractical, in which event there shall be sold the number of such Shares directed by the Trustees; and fractional RDP Shares standing to his credit in his Royal Dutch Stock Fund Account (including fractional shares resulting from any division of his Accounts among beneficiaries) and any securities other than RDP Shares shall be sold and the proceeds distributed along with any other cash standing to his credit in his Account.

     (2)      On and after June 1, 1996 and prior to the commencement of trading of RDS ADRs on the New York Stock Exchange, the value of a Member’s Royal Dutch Stock Fund Account shall be distributed in cash, unless the Member shall affirmatively elect to take a distribution in the form of whole RDP Shares and residual cash.

     (3)      After the commencement of trading of RDS ADRs on the New York Stock Exchange, the value of a Member’s Royal Dutch Shell Stock Fund Account shall be distributed in cash, unless the Member shall affirmatively elect to take a distribution in the form of whole RDS ADRs and residual cash.

     (k)      The Investment Manager shall have the right to close the Royal Dutch Shell Stock Fund to purchases and redemptions whenever trading in RDS ADRs is suspended or whenever, in the judgment of the Investment Manager, substantial purchase and sales orders for RDS ADRs are pending but not executed.

     6.      Investments of Shell Stock Fund

     (a)      Notwithstanding the foregoing provisions of this Article, the following provisions of this paragraph 6 shall apply with respect to the investments of Shell Stock Fund prior to June 7, 1985. From and after that date, the Shell Stock Fund shall cease to be an active investment option hereunder. The provisions of this paragraph 6 shall continue in effect only to the extent necessary to govern the handling of any class action settlements or other distributions received on or after June 7, 1985, in respect of the common stock of Shell Oil Company.

     (b)      Purchases of SOC Shares may be made in the open market or from other sources, including the purchase of treasury stock or the purchase of authorized but unissued stock available for such purpose. In the event purchases are made from sources other than the open market, including the purchase of treasury stock or the purchase of authorized but unissued stock from Shell Oil Company if it shall have made such stock available for such purpose, the purchase price shall be not more than the mean of the high and low prices on the New York Stock Exchange or its successor Exchange on the day of purchase. In the event there are no sales on the New York Stock Exchange or its successor Exchange on the day of purchase, the mean of the high and low prices on the preceding business day of the New York Stock Exchange or its successor Exchange shall be utilized for this purpose. In the event there shall have been no sales on the New York Stock Exchange or its successor Exchange on the preceding day, the Investment Manager and Shell Oil Company shall negotiate a reasonable price for purchases during the period in question. Sales of stock may be made in the open market or otherwise, provided that any sales other than on the open market shall be at a price not less than the mean of the high and low prices on the New York Stock Exchange or its successor Exchange on the day of sale. The purchaser of such stock from the Investment Manager need not inquire into the application of the purchase money by the Investment Manager nor into the expediency or propriety any sale or the authority of the Investment Manager to negotiate or make same.

     (c)      The Investment Manager shall purchase SOC Shares as soon as reasonably practicable with the funds available to it for that purpose. The Investment Manager may, however, in its discretion refrain from making purchases of SOC Shares to the extent that such action is deemed by it to be in the best interests of the purchasing Members. The Investment Manager may, in its discretion, retain in cash, or invest in debt securities having maturities at the time of issuance not exceeding one year, such part of the assets of the Shell Stock Fund as it shall deem necessary or desirable for the proper administration thereof.

     (d)      An investment direction of a Member pursuant to Article 11 shall be complied with as soon as reasonably practicable after receipt by the Trustees thereof. In no event, however, shall the Trustees or the Investment Manager be required to comply with a direction to sell as of a specific date.

     (e)      Notwithstanding the foregoing, the Investment Manager may match purchases and sales being made at the direction of Members at prices determined by the Investment Manager to be as near as practicable to the prices that would have been obtained on the New York Stock Exchange.

     (f)      All certificates for SOC Shares acquired by the Investment Manager shall, until disposed of pursuant to these Regulations, be held in the possession of the Investment Manager and may be registered in the name of “Shell Provident Fund,” the Investment Manager, or its agents or nominees.

     (g)      Before each annual or special meeting of the stockholders of Shell Oil Company, each Member for whose Account the Investment Manager holds SOC Shares, shall be provided a copy of the proxy solicitation material or other solicitation material together with a form requesting confidential instructions to the Investment Manager on how voting rights appurtenant to the full shares of stock allocated to the Members are to be exercised. Upon receipt of such instructions from the Members, the Investment Manager shall exercise the voting rights appurtenant to the respective stock as instructed. The instructions received by the Investment Manager from the Members shall be held by the Investment Manager in strictest confidence and shall not be divulged or released to any person including the Trustees, or officers or employees of any Contributing Company.

     (h)      The Investment Manager shall have the voting rights with respect to all SOC Shares held pursuant to this Article for which instructions for a particular stockholders’ meeting shall not have been received, and may, in its discretion, in the best interests of the Members exercise such voting rights itself, or by such proxy as it may select, and in accordance with its independent judgment.

     (i)      In addition to its ordinary meaning, the term “voting rights” as used in this paragraph 6 of Article 10 shall mean and include, without limitation, the power to consent to, join in or oppose any plan of reorganization, and the power to give or withhold any other consent with respect to SOC Shares held pursuant to the provisions of this Article. A Member may in connection with any corporate transaction affording appraisal rights to dissenting stockholders under law, direct in writing to the Investment Manager the exercise of such rights with respect to all or any part of the SOC Shares standing to his credit in his Shell Stock Account; provided, however, that a Member who directs the exercise of such rights shall be required to make provision, as required by the Investment Manager, for the costs and expenses incurred for, or expected to be incurred by, the Investment Manager in exercising such rights, and any such costs and expenses not otherwise provided shall be charged against the Accounts of Members who so direct the exercise of such rights.

     (j)      As of the end of each accounting period designated by the Trustees, but not less frequently than monthly, the SOC Shares purchased by the Investment Manager during such period shall be allocated and charged, at the average cost thereof, to the Shell Stock Account of each Member on the basis of the cash then standing to his credit in such Account.

     (k)      Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of SOC Shares, and the sale of other securities, if any, shall be added to the cost thereof or deducted from the proceeds thereof, as the case may be. Other taxes, charges, and expenses attributable to the Shell Stock Fund shall be added to the cost of such shares or charged to Members’ Accounts, or otherwise dealt with as the Trustees shall determine in accordance with Section IX of the Trust Agreement.

     (l)      SOC Shares purchased by the Investment Manager but not allocated to the Accounts of the Members by the end of any accounting period shall be deemed to have been purchased by the Investment Manager during the next accounting period at the average price at which such Shares were purchased during the preceding accounting period.

     (m)      Cash dividends, stock dividends, and the proceeds of any other distributions received by the Investment Manager in respect of SOC Shares allocated to the Accounts of Members on the record date shall be credited to such Accounts as of the date of payment thereof.

     (n)      Cash dividends, stock dividends, and the proceeds of any other distributions received by the Investment Manager in respect of purchased SOC Shares not allocated to the Accounts of Members on the record date shall be applied to reduce the cost of such unallocated Shares.

     (o)(1)      The Investment Manager shall sell, transfer, or exchange, within a reasonable time as determined by it, and upon such terms and conditions and in such manner it may deem proper any securities received as a dividend or other distribution or pursuant to a reorganization; provided, however, that any SOC Shares thus received shall not be sold except to the extent required by other provisions of the Regulations.

     (o)(2)      The Investment Manager may, in its discretion, exercise, sell, transfer, or exchange any options, rights or warrants which shall be granted or issued with respect to SOC Shares; all other options, rights or warrants granted or issued with respect to securities held by the Investment Manager pursuant to this Article shall be sold, transferred, or exchanged within a reasonable time as determined by the Investment Manager.

     (p)      Any disposition of securities (including, without limitation, options, rights or warrants) pursuant to subparagraph 6(o) of this Article may be deferred for such time as in the Investment Manager’s judgment is in the best interest of Members. Pending such dispositions, the Investment Manager may exercise any voting powers appurtenant to any such securities at the time held by it, and may exercise any proxies or power of attorney (as to either discretionary or ministerial matters) and any agreements which it may deem necessary or advisable in connection with the investment, holding, or management of such securities, it being the intention hereof that the Investment Manager shall have full power, subject to the other provisions hereof, to manage all such securities (in the interim pending disposition) as though the absolute owner thereof. The purchaser of any such securities from the Investment Manager need not inquire into the application of the purchase money by the Investment Manager nor into the expediency or propriety of any sale or the authority of the Investment Manager to negotiate or make the same. Pending such sale or disposition, such securities shall be held in the possession of the Investment Manager and may be registered in the name of “Shell Provident Fund,” the Investment Manager or its agents or nominees, or other persons; or they may be unregistered.

     (q)      When a Member’s Account is paid out pursuant to paragraphs 3, 4, and 6 of Article 13 upon his termination of service or pursuant to paragraph 3 of Article 12 upon his age 59 1/2 withdrawal:

     (1)      Whole SOC Shares standing to his credit in his Account shall be distributed in kind unless the Plan Administrator deems a distribution in kind to be impractical, in which event there shall be sold the number of such Shares directed by the Trustees.

     (2)      Fractional SOC Shares standing to his credit in his Shell Stock Account (including fractional shares resulting from any division of his Account among beneficiaries) shall be sold and the proceeds distributed along with any other cash standing to his credit in his Account.

ARTICLE 11

MEMBER DIRECTIONS

     1.      Each Member shall direct that the entire amount of contributions made by or on behalf of the Member—and each Member shall direct the entire amount of any dividends or other distributions credited to the Account of the Member in respect of the Member’s Royal Dutch Shell Stock Fund Account—be invested in one or more of the Optional Funds offered under the Plan in multiples of one percent (1%) as follows:

(a)	Prior to June 1, 1996, directions shall be effective as of the first day of the Member’s payroll period which next falls after Timely Receipt of notice by the Plan Administrator. On and after June 1, 1996, a direction shall be effective: (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, an investment direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to purchases, an investment direction to the Royal Dutch Shell Stock Fund shall not become effective prior to the time that the Investment Manager reopens the Royal Dutch Shell Stock Fund. Where market conditions permit, the Investment Manager shall invest temporarily contributions relating to a suspended direction in the Thrift Fund. An investment direction, once given, shall remain effective until changed by a subsequent direction.

(b)	Member contributions made pursuant to Article 7 may not be invested in the Royal Dutch Stock Fund prior to November 24, 1997, or the Shell Stock Fund.

(c)	Notwithstanding anything to the contrary contained herein, Shell Oil Company in its discretion may, at any time, fix a uniform upper percent limitation on the part of Company contributions which Members may direct be invested in the Shell Stock Fund or the Royal Dutch Shell Stock Fund. While any such limitation is effective, all directions, whether made prior or subsequent thereto, shall be effective only to the extent permissible under the limitation. (d) Company contributions, rollover amounts, and Member contributions as to which no valid investment direction is in effect shall be placed in the Thrift Fund. Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that the Member has a right to direct contributions or rollovers to the Optional Funds and moreover, that failure to make a valid investment direction or redirection shall be treated as a direction to invest those contributions or rollovers in the Thrift Fund, then the Member’s failure to direct such contributions or rollovers shall be deemed an exercise of the Member’s control and discretion to invest in the Thrift Fund. Where a Member attempts to allocate to the Optional Funds more than 100 percent of the amount the Member rolls over into the Fund, the entire rollover amount shall be returned to the Member.

     2.      Each Member may direct that any portion of his Account shall be transferred between Optional Funds by giving directions to the Plan Administrator as follows:

(a)	Each direction shall indicate the amount or percentage to be transferred, the Optional Fund from which the transfer is to be made, and each Optional Fund to which the amount or percentage is to be transferred.

(b)	Member contributions made pursuant to Article 7 may not be transferred to the Royal Dutch Stock Fund prior to November 24, 1997, or the Shell Stock Fund.

(c)	The provisions of this Subparagraph 2(c) shall govern transfer directions prior to January 1, 1996. Directions as to a transfer to the Treasury Fund from any other Optional Fund shall be effective as of the last Valuation Date in January or July which next falls after timely receipt of notice by the Plan Administrator. A pro rata reduction of the designated amount of each transfer direction from the Thrift Fund to the Treasury Fund may be made as determined by the Trustees in conjunction with the Companies if the liquid assets necessary to carry out such transfer direction are not available on satisfactory terms as of the effective Valuation Date.

(d)	Except as otherwise expressly provided in Subparagraph 2(c), directions as to a transfer to any Optional Fund shall be effective on the first Valuation Date on or after July 12, 1996, on which the Plan Administrator receives such direction. For purposes of this Subparagraph 2(d), the Plan Administrator shall be deemed to have received a transfer direction: (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, a transfer direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to purchases and/or redemptions, or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, as well as all Royal Dutch Shell Stock Fund redemption requests, any directions to redeem Royal Dutch Shell Stock Fund units and any directions to purchase or redeem units of other Optional Funds which purchases or redemptions are dependent in whole or in part on redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all such Loans, withdrawals, and distributions and all Royal Dutch Shell Stock Fund redemptions received previously or simultaneously. A transfer direction, once given, shall remain effective unless canceled in a timely manner; provided, however, that

(1)	in the case of a transfer direction directing an exchange among two or more Fidelity Select Portfolio funds exclusively, no transfer direction may be canceled or modified after the first hour the Fidelity Select Portfolio is valued, and no proceeds from any such exchange can be redirected prior to the close of the Valuation Date on which the exchange direction takes effect;

(2)	in the case of a transfer direction directing an exchange from a Fidelity Select Portfolio to an Optional Fund other than another Fidelity Select Portfolio, no transfer direction may be canceled or modified after the first hour the Fidelity Select Portfolio is valued, and no proceeds from any such exchange can be redirected prior to the close of the Valuation Date on which the exchange direction takes effect; and

(3)	in the case of any other transfer direction, no such transfer direction may be canceled or modified, and no proceeds from any such exchange can be redirected, after the close of the Valuation Date on which the exchange direction takes effect.

(e)	Notwithstanding anything to the contrary contained herein, Shell Oil Company in its discretion may, at any time, fix a uniform upper percent limitation on the part of Company contributions which Members may direct be transferred to the Shell Stock Fund or the Royal Dutch Shell Stock Fund. While any such limitation is effective, all directions, whether made prior or subsequent thereto, shall be effective only to the extent permissible under the limitation.

(f)	A Member or Beneficiary may lose exchange privileges under an Eligible Investment Company Fund, consistent with the prospectus thereof, for trading that the Investment Manager determines is excessive or that adversely impacts effective management of an Optional Fund in accordance with its stated investment objectives and policies or that would otherwise potentially be adverse to the interests of Members and Beneficiaries who are long-term investors.

(g)	Where an Optional Fund terminates or withdraws from the Fund, a Member or Beneficiary who has a balance in such Optional Fund shall redirect that balance among the remaining Optional Funds. Where the Member or Beneficiary fails to make a valid investment redirection, such balance shall be placed in the Thrift Fund. Where by virtue of the summary plan description or otherwise, the Member or Beneficiary is informed or otherwise aware that the Member or Beneficiary has a right to redirect a balance from a terminated or withdrawn Optional Fund among the remaining Optional Funds and moreover, that failure to make a valid investment redirection shall be treated as a direction to reinvest such balance in the Thrift Fund, then any failure to redirect the balance from a terminated or withdrawn Optional Fund shall be deemed an exercise of the Member’s or Beneficiary’s control and discretion to invest such balance in the Thrift Fund.

3. (a)	Notwithstanding anything to the contrary contained herein, if a cash tender offer or exchange offer for shares of common stock of Shell Oil Company is made, all or any part of the shares of common stock of Shell Oil Company standing to the credit of each Member in his Shell Stock Account shall be tendered or exchanged by the Investment Manager pursuant to such cash tender offer or exchange offer only in accordance with the written instructions and directions of such Member to the Investment Manager to so tender or exchange. If a cash tender offer or exchange offer for shares of common stock of Shell Oil Company is made, the Investment Manager shall use its best efforts to take actions reasonably necessary to furnish information to, and allow decision by, each Member with respect to such cash tender offer or exchange offer and the shares of common stock of Shell Oil Company standing to the credit of such Member’s Shell Stock Account in substantially the same manner as would be available to holders of common stock of Shell Oil Company generally, and, in that connection, the Investment Manager shall:

(1)	Transmit to each Member as soon as practicable such written information, explanation and other materials relative to such cash tender offer or exchange offer as are made available by the Company or by the persons or entities making such cash tender offer or exchange offer to the holders of shares of common stock of Shell Oil Company generally;

(2)	Request written instructions and directions from each Member with respect to the tender or exchange of the shares of common stock of Shell Oil Company standing to the credit of such Member’s Account Shell Stock Account; and

(3)	Use its reasonable efforts to effect the tender or exchange of common stock of Shell Oil Company held in the Shell Stock Fund with respect to such cash tender offer or exchange offer in accordance with written instructions and directions received from Members.

If written instructions or directions are not properly or timely received from a Member, the shares of common stock of Shell Oil Company standing to the credit of his Shell Stock Account shall not be tendered or exchanged pursuant to such cash tender offer or exchange offer.

For purposes herein, the term “cash tender offer” shall include a tender offer for, or request or invitation for tenders of, shares of common stock of Shell Oil Company in exchange for cash, as made to the Shell Stock Fund or to holders of shares of common stock of Shell Oil Company generally; the term “exchange offer” shall include a tender offer for, or request or invitation for tenders of, any shares of common stock of Shell Oil Company in exchange for any consideration other than for all cash, as made to the Shell Stock Fund or to holders of shares of common stock of Shell Oil Company generally.

(b)	If any shares of common stock of Shell Oil Company held in a Member’s Shell Stock Account are tendered or exchanged pursuant to a cash tender offer or exchange offer in accordance with subparagraph 3(a) above, any cash proceeds received in connection therewith shall be transferred to the Thrift Fund and credited to such Member’s Thrift Account. Any other property received pursuant to an exchange offer shall be sold as soon as reasonably practicable and the proceeds thereof transferred to the Thrift Fund and credited to such Member’s Thrift Account.

     4.      For purposes of paragraphs 2 and 3 of this Article and for purposes of the restrictions contained in paragraph 1 of this Article, the term “Member” shall include, in addition to any Member, any Former Member or Qualified Beneficiary. For purposes of the right under paragraph 1 to direct investment of amounts received as dividends with respect to Royal Dutch Shell Units, the term “Member” shall include, in addition to any Member, any Former Member or Qualified Beneficiary with a Royal Dutch Shell Stock Fund Account.

     5.      Member directions shall be made subject to the conditions of Article 16.

     6.      A Member or Beneficiary shall be responsible for following up in order to ensure that his or her investment directions were acted upon and were carried out in accordance with his or her express instructions, and that, in the case of a Member, any contributions related to a suspended direction were redirected in accordance with the Member’s standing investment direction once the conditions that precipitated the suspension were resolved.

ARTICLE 12

MEMBER WITHDRAWALS

     1.      As long as a Member is in the service of a Contributing Company, he shall have no right to receive the amounts standing to his credit, or any part thereof, except as may be permitted by paragraphs 2, 3, 4, and 5 of this Article, by Article 12A, by paragraph 4 of Article 13, by paragraph 3 of Article 13A, or by Articles 17 or 18.

2. (a)	Any Member may by written direction to the Fund withdraw up to one hundred percent (100%) of the value of his Member contributions (within the meaning of Article 7). The right to make such a withdrawal is personal to such Member and cannot be transferred or pledged, whether by voluntary act or by operation of law, and any such attempted transfer or pledge shall be void. The Member may specify an Optional Fund Account from which the withdrawal shall be made. If the Member does not specify an Account or if further allocation of the amount of the withdrawal is necessary, the amount or remaining amount, as the case may be, shall be distributed from the Member’s Optional Fund Accounts on a pro rata basis. Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that a Member has a right to allocate withdrawals to the Member’s Optional Fund Accounts and moreover, that the failure to make a valid allocation shall be treated as a direction to allocate the withdrawals to the Optional Funds Accounts on a pro rata basis, then the Member’s failure to allocate withdrawals properly shall be deemed an exercise of the Member’s control and discretion to allocate the withdrawal to the Member’s Optional Fund Accounts on a pro rata basis.

Whenever a Member shall direct a withdrawal from any of his Accounts other than his Thrift Fund Account, there shall be redeemed (as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading) so many of such Member’s Units of participation (or fractions thereof) as may be necessary to provide the cash to be withdrawn.

(b)	Notwithstanding the foregoing provision, however, no withdrawal shall be permitted from a Member’s Account in excess of the value (as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading) of all Units of participation standing to his credit in his Accounts (other than his Thrift Account) which were purchased out of funds paid in by him. During periods of extreme market conditions or market closures, a withdrawal direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then withdrawal directions to redeem units of the Royal Dutch Shell Stock Fund and/or withdrawal directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

(c)	Notwithstanding any other provision of this paragraph 2, a Member shall not be permitted to withdraw any amount subject to a qualified domestic relations order as defined under ERISA and the Code.

     3.      Notwithstanding anything in these Regulations to the contrary, any Member who attains age 59 1/2 even though he has not terminated service and is still in the service of a Contributing Company may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his credit. Such Member may direct that the Trustees purchase an annuity or other form of contract of the type and subject to the terms and conditions described in paragraph 5 of Article 13. The value of the Account will be determined as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, a withdrawal direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then withdrawal directions to redeem units of the Royal Dutch Shell Stock Fund and/or withdrawal directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

     4.      Any Member who has amounts credited to a Prior Plan Match Account may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his credit in such Prior Plan Match Account; provided, however, if (a) such Member has less than five (5) years of Participation Service, and (b) such withdrawal includes employer contributions made under the Siemens Savings Plan within two years of the last day of the month in which the withdrawal is to be made, Contributing Company contributions on behalf of any such Member who has not terminated service and/or is still in the service of a Contributing Company, shall be suspended for a three-month period following the end of the month after the withdrawal is made. Such Member may direct that the Trustees purchase an annuity or other form of contract of the type, and subject to the terms and conditions, described in Paragraph 5 of Article 13. The value of the Prior Plan Match Account will be determined as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading.

     5.      Any Member who has amounts credited to the Prior Plan Company Contribution Account may, by direction to the Plan Administrator, withdraw once in every twelve-month period all or a portion of the amount standing to his or her credit in his or her Prior Plan Company Contribution Account. Except as may be permitted by paragraph 3 of Article 12, this paragraph shall not apply to a Member until the Member has at least five years of participation in the Plan. For purposes of this paragraph, “participation in the Plan” shall include, in addition to participation in this Plan, participation in the Alliance Savings Plan, the Star Enterprise Thrift Plan, the Star Enterprise Savings Plan, and any other plan from which a Member’s account was transferred in a direct trust-to-trust transfer to the Alliance Savings Plan. For purposes of this paragraph, “participation in the Plan” shall also include, in addition to participation in this Plan, participation in the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

ARTICLE 12A

LOANS

     1.      Any of the following who has an Account under this Fund (each, a “Borrower”) shall be eligible to make a loan under the terms of this Plan:

(a)	an active employee of a Contributing Company (an “Active Employee”),

(b)	a person who was formerly an Active Employee (“Former Employee”) or is a surviving beneficiary of an Active or Former Employee (a “Surviving Beneficiary”), and

(c)	an Active Employee who ceased employment with a Contributing Company on or after July 1, 1988, in connection with a transaction which, taken as a whole, does not result in a separation of service (a “Nonseparated Employee”);

provided, however, that Loans to parties in interest may not discriminate in favor of Highly Compensated Employees.

     2.      Requests for Loans must be submitted to the Plan Administrator. The Plan Administrator will consider such requests at least once a month. Unless denied, a Loan will be made effective on the date the Loan request is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, a Loan request may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then Loan requests to redeem units of the Royal Dutch Shell Stock Fund and/or Loan requests to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.

     3.      The Plan Administrator shall be authorized to administer the loan program. Borrowers may apply for Loans under the Plan subject to the following terms and conditions:

(a)	With respect to each Account hereunder, the total amount of outstanding Loans, including loans from other qualified plans of the Contributing Company or any Affiliated Company, shall not exceed the lesser of:

(i)	Fifty Thousand Dollars ($50,000) reduced by the excess, if any, of (A) the highest outstanding balance of Loans from the Plan (and all other qualified plans maintained by an employing Company or an Affiliated Company) during the one-year period ending on the day before the date on which such Loan was made, over (B) the outstanding balance of Loans from the Plan on the date on which such Loan was made, or

(ii)	one-half the value of the Account, determined as of the last Valuation Date preceding the Borrower’s request for a Loan.

For any Loan, including loans from other qualified plans of the Contributing Company or any Affiliated Company, that is deemed distributed as a result of a default that has not been repaid (such as by a plan loan offset), the unpaid amount of such Loan including accrued interest will be considered outstanding for purposes of Subparagraph 3(a) of this Article 12A.

(b)	Loans shall not be made for less than Five Hundred Dollars ($500.00).

(c)	Loans shall meet the requirements of Section 4975(d)(1) of the Code.

(d)	Loans shall be adequately secured by the value of the Member’s Account.

(e)	The rate of interest for Loans shall be set by the Plan Administrator based on an annual rate equal to the prime index as quoted by Bloomberg L.P., The Wall Street Journal, or any other widely available, easily accessible source. The Plan Administrator shall be entitled to select a rate which discourages arbitrage and reflects the fact that payments generally are made via payroll deduction. The Plan Administrator shall not be required to charge different rates for different parts of the country and need not consider the creditworthiness of the Borrower nor the usury laws of any particular jurisdiction. The Plan Administrator will periodically review the Loan rate and make adjustments when appropriate. However, the rate set for each Loan shall remain the same during the term of the Loan, except that the rate of interest may not exceed 6% per year during periods that the Borrower is on “military service,” within the meaning of, and as required under, the Servicemembers Civil Relief Act. Principal and interest paid on a Loan shall be credited and allocated in accordance with the current Contribution allocation, in the case of an Active Employee, or in accordance with the last Contribution allocation in the case of a Former Employee, Surviving Beneficiary, or Nonseparated Employee.

(f)	Loans, by their terms, shall be amortized in substantially level monthly or semi-monthly payments with the final payment or balance due upon the expiration of a fixed term of not more than five (5) years and of not less than six (6) months; provided, however, the Plan Administrator, to the extent permitted under applicable law and regulations, may approve a Loan for up to a ten-year term in the case of a Loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the Loan is made) as the principal residence of the Borrower based upon a certification made by the Borrower, and consistent with such certification.

(g)	Loans shall be made pursuant to a loan agreement between the Borrower and the Plan, utilizing such methods and provisions as the Plan Administrator shall approve. Loan payments will be made in installments by payroll deductions, in the case of an Active Employee actively at work, and by direct payment (including payments through the use of the automatic clearing house method of debiting his account with a financial institution) in the case of any other Borrower, with minimum payments of Twenty-Five Dollars ($25) per month.

(h)	A Borrower may not have more than three (3) Loans under this Plan, the Shell Pay Deferral Investment Fund, and any other qualified plan of the Company or any Affiliated Company outstanding at one time.

(i)	The Plan Administrator shall be entitled to deny any Loan where he has reasonable cause to believe that the Borrower is not making a bona fide Loan as, for example, when the Borrower has no intention to repay it.

(j)	Loans shall meet such other requirements as the Plan Administrator may determine advisable or necessary to provide adequate security and to comply with all applicable laws and regulations.

(k)	A Loan will be funded on a pro rata basis from a Borrower’s Optional Fund Accounts on the basis of the source of the amounts in the following order:

(i)	Company Contribution Account;

(ii)	Prior Plan Company Contribution Account;

(iii)	Company Match Account;

(iv)	Prior Plan Match Account;

(v)	Rollover Account;

(vi)	After-tax Rollover Account; and

(vii)	Member Account.

Notwithstanding the above, a Borrower may specify an Optional Fund from which the Loan is to be made, subject to the hierarchy described above. Where by virtue of the summary plan description or otherwise, the Borrower is informed or otherwise aware that the Borrower has a right to specify an Optional Fund from which the Loan is to be made subject to the hierarchy described above and moreover, that failure to specify an Optional Fund shall result in the Loan being funded on a pro rata basis from the Member’s Optional Fund Accounts, then the Borrower’s failure to specify properly an Optional Fund from which the Loan is to be made shall be deemed an exercise of the Borrower’s control and discretion to fund the Loan on a pro rata basis, subject to the hierarchy described above.

(l)	The entire unpaid principal balance and accrued interest of a Loan shall become immediately due and payable upon the death of the Borrower. Notwithstanding the above, the preceding sentence shall not apply if a beneficiary that is 18 years or older is the sole beneficiary of a deceased Employee, Nonseparated Employee, or Former Employee’s Account, and such beneficiary affirmatively elects to continue to repay the Loan under its original terms, where such election is received by the Plan no later than the last day that a Borrower would have to cure a failure to pay an installment payment under Subparagraph 4(a) below.

(m)	A Loan may be prepaid by a Borrower at any time without a penalty fee or charge. Such prepayments shall be applied towards the principal payment amounts due at the end of the term of the Loan. Such prepayments will not relieve the Borrower from making subsequent installment payments under the terms of the Loan, except to the extent that the outstanding principal balance is reduced to less than the amount of an installment payment.

(n)	Installment payments required under the terms of a Loan may be suspended under this Plan as permitted under Section 414(u)(4) of the Code for an Active Employee during periods of qualified military service, provided that such Active Employee is not receiving Compensation or is receiving Compensation that is less than the amount of the installment payments required under the terms of the Loan.

(o)	Installment payments required under the terms of a Loan may be suspended not longer than one year under this Plan as permitted under the applicable Department of Treasury regulations for an Active Employee that is on a bona fide leave of absence, provided that such Member is not receiving Compensation or is receiving Compensation that is less than the amount of the installment payments required under the terms of the Loan. At the end of the suspension period permitted under this Subparagraph, the installment payments will resume at an increased amount required to pay the entire unpaid principal balance of the Loan, including the interest that accrued during the suspension period, and the interest that will accrue, by the end of the original term of the Loan extended by the length of the suspension period permitted under this Subparagraph. Notwithstanding the preceding sentence, the amount of an installment payment due after the end of the suspension period under this Subparagraph must not be less than the amount required under the terms of the original Loan; and the term of the loan may not be extended beyond five years from the date the loan was issued (unless such loan was used to acquire a principal residence as permitted under Subparagraph 3(f) above).

(p)	Notwithstanding the foregoing requirements of this Paragraph 3 or of Paragraph 4 following, if plan loans are to be transferred to the Plan and Trust for a participant or beneficiary in connection with a merger or asset transfer, then the terms and conditions of this Paragraph 3 and Paragraph 4 may be modified by the Plan Administrator to the extent necessary to accommodate the administration of such loans, provided such loans meet the applicable requirements of ERISA and the Code.

(q)	Notwithstanding the foregoing requirements of this Paragraph 3, the installment obligations for any loan requested on or after January 1, 2004, must be paid by payroll deduction if, at the time the loan is requested, the Borrower has a previous loan (including any loan from other qualified plans of the Contributing Company or any Affiliated Company) that resulted in a deemed distribution that has not been repaid (such as by plan loan offset); moreover, if at a later time, the installment obligations of such loan cannot be made by payroll deduction (other than during the periods permitted by Subparagraphs 3(n) or 3(o)), the amount then outstanding on the loan will be treated as a deemed distribution under Section 72(p) of the Code.

     4.      This Paragraph 4 shall govern in the event of late or missed payments.

(a)	If a Borrower fails to repay any Loan granted to him pursuant to this Article 12A in accordance with its terms and such failure continues for a period of at least thirty (30) days, the Plan Administrator shall notify the Borrower in writing in a timely manner that he has thirty (30) days from the date of the notice to cure the failure (the “Cure Period”), and that if the failure is not cured within the Cure Period, the Plan Administrator shall, without further notice to the Borrower, accelerate the balance due on the Loan and treat the Loan as in default. If the Borrower is deceased, such notice may be given to the person who would be entitled to receive distribution of his Account under the terms of the Plan and who has elected to continue to repay the Loan under its original terms as provided for in Subparagraph 3(l) above (hereinafter in this Article 12A, referred to as “Beneficiary Borrower"). If the failure is not cured within the Cure Period the Plan Administrator shall reduce the Account by the balance due on the Loan and record and report the transaction as an offset distribution. The Plan will be completely discharged of all liability under the Plan for the balance of the Account (including interest) up to the amount of such offset distribution.

(b)	Written notice to the Borrower (or to the Beneficiary Borrower if the Borrower is deceased) will conclusively be presumed to have been given under the terms of Subparagraph 4(a) above when mailed (postage prepaid) to the last known address for the Borrower or the Beneficiary Borrower according to the Plan Administrator’s records. If the Plan Administrator has no address for the Beneficiary Borrower to be notified if the Borrower is deceased, the written notice may be mailed to the Beneficiary Borrower at the Borrower’s last known address and, in such event, such notice will conclusively be presumed to have been properly given to the Beneficiary Borrower.

(c)	Notwithstanding the above, the Plan Administrator may extend the Cure Period provided that the following conditions are met:

(i)	the Cure Period is not extended by more than 30 days;

(ii)	it is demonstrated that the Borrower made a good faith effort to cure the failure by the end of the Cure Period; and

(iii)	the criteria above is applied by the Plan Administrator on a consistent basis for all Borrowers similarly situated.

In no event may the Cure Period for the failure to pay an installment payment when due continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.

     5.      If a Member receives a Loan under this Article 12A, his status as a Member in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Member has used his Account as security for the Loan, pursuant to this Article 12A.

     6.      Notwithstanding the above, at the written request of a Borrower and upon the demonstration by such Borrower that continuation of Loan payments via payroll deductions would cause undue financial hardship, the Plan Administrator may cease all future Loan payments by payroll deduction and accelerate the entire unpaid principal balance due on the Loan with accrued interest. In this event, the Borrower will be treated as having defaulted on the Loan as of the day payroll deductions are terminated; in addition, such Borrower will be restricted from obtaining a new Loan under this Plan for a period extending at least through the due date of the last installment payment that would have been payable under the original terms of the Loan which was declared in default.

ARTICLE 13

DISTRIBUTIONS AND DESIGNATION OF BENEFICIARY

     1.      Subject to the provisions pertaining to certain married Members set out below, a Member may name an individual, trust, or Qualified Charitable Organization as a beneficiary, or multiple or combination of individuals, trusts, and Qualified Charitable Organizations as beneficiaries (hereinafter referred to as “beneficiary,” whether one or more) to receive all or any part of the amount standing to the Member’s credit with the Fund in the event the Member dies before such amount is distributed. A “Qualified Charitable Organization” for these purposes shall mean a charitable organization in existence at the time of the distribution that is either:

(1)	an organization described in Section 170(c) of the Code and listed in the IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution;

(2)	an organization which is a church or other church organization which qualifies as a charitable organization under Section 501(c)(3) of the Code; or

(3)	an educational organization which either qualifies as a charitable organization under Section 501(c)(3) of the Code or which otherwise constitutes an educational organization to which charitable contributions may be deducted under section 170 of the Code.

In order to be recognized as a Qualified Charitable Organization any organization designated hereunder must present clear and convincing evidence to the Plan Administrator that it meets the requirements described above. The Plan Administrator may rely on a listing of the designated organization in the current IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution in order to treat such organization as a Qualified Charitable Organization. In the event that an organization described in (2) or (3) is not listed in such publication and is otherwise unable to produce documentation to the satisfaction of the Plan Administrator that it is an organization described in Section 170(c) of the Code, or, if the Plan Administrator cannot locate such organization within a reasonable period of time, such designation will be of no force and effect and distribution of such interest which was to pass to the designated organization shall instead be paid in as provided in paragraph 3 below. Such determination shall be at the Plan Administrator’s discretion and any decision by the Plan Administrator shall be final and binding.

     2.      No designation or change of beneficiary shall be effective until it is accepted by the Plan Administrator or by its duly authorized agent, but when so approved it shall be effective retroactively to the date of the instrument making the designation or change. A Member may from time to time cancel the designation of a beneficiary, but no such cancellation shall be effective until it is filed with the Trustees; provided, that if a Member dies after forwarding a cancellation to the Trustees, and if it is actually received by the Trustees prior to the time that the amount standing to the Member’s credit in the Fund is paid out, it shall be effective retroactively to the date of the instrument making the cancellation.

     3.      After termination of service, amounts standing to the credit of a Member shall be payable to the Member, if he is living. Should any Member or Former Member die prior to the distribution of his Account or any portion thereof, the balance of his Account shall be payable to his surviving spouse unless he has a designation of beneficiary in effect which names a non-spouse beneficiary and such surviving spouse has properly consented to such designation. Consent is proper if the designation is in writing and may not be changed without spousal consent and if the spouse acknowledges the effect of the designation in a notarized writing. Such spousal consent shall be irrevocable. Spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that there is no spouse, that the spouse cannot be located, or that other circumstances exist as set forth in regulations issued by the Secretary of the Treasury. Consent by a spouse shall be effective only with respect to such spouse. No person shall have the discretion to change a Member’s or a Former Member’s designation of beneficiary after his death; provided, however, any disclaimer by a surviving spouse and/or Qualified Beneficiary which is valid under applicable Federal and state laws shall be recognized by the Plan Administrator and shall not be deemed to change a Member’s or Former Member’s designation of beneficiary after his death. Should any Member or Former Member die prior to the distribution of his Account or any portion thereof without a valid designation of beneficiary in effect, the balance of his Account shall be payable to his surviving spouse or, if none, to the estate of the Member or Former Member.

     4.      After a Member’s termination of service, his Account shall be distributed subject to the following conditions:

(a)	Except as provided in subparagraphs 4(b) and 6 below, Accounts shall be distributed to the proper person or persons under the provisions of this Plan as soon as administratively feasible after the Member terminates service, but not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following events: (i) the date the Member attains age 65, or (ii) the date the Member terminates service with all Contributing Companies or (iii) the date beyond age 65 specified in a valid deferral election. Where a Member does not make a valid deferral election, the date under clause (iii) above shall be the date the Member attains age 65. Notwithstanding the preceding provisions of this subparagraph 4(a), consistent with the provisions of Treasury Regulation section 1.401(a)-14(a), and subject to the provisions of subparagraph 4(e) below, a Member must file a claim for benefits before payment of benefits will commence.

(b)	No distribution of any part of a Member’s Account shall be made, without the Member’s written consent, to a Member prior to age 65. An automatic deferral effected under this provision shall be a “deferral” under the Plan.

(c)	Any deferral under the above provisions and the Account during such a deferral shall be subject to the terms and conditions set forth in subsections 6(c), (d), (e), (f), (g), and (h) below.

(d)	If (i) a question should exist as to the person or persons entitled to any amounts, (ii) the amount payable cannot be ascertained by the date distribution is scheduled to be made pursuant to the Regulations, or (iii) the payee cannot be located by such date, distribution may be delayed not later than sixty (60) days after the earliest date such question is resolved, such amount is ascertained, or the payee is located.

(e)	Notwithstanding anything in the Plan to the contrary, on and after January 1, 2003, a Member’s Account shall be distributed consistent with Article 29.

     5.      The normal form of benefit shall be a single sum. In lieu of receiving the amount standing to his credit in the normal form upon termination of service, a Member or Former Member who receives a distribution after December 31, 1987, may direct the Trustees to use all or a portion of such amount to purchase a life annuity contract or other form of contract which provides life annuity benefits, provided the Member’s or Former Member’s Eligible Spouse consents to the distribution of less than all of the Account in single sum form as an alternative form of benefit. If a Member or Former Member for whom a deferral is in effect dies, any individual beneficiary of the Member or such Former Member who is: (1) of majority age or (2) a surviving spouse shall have the same right as the Member or Former Member had to direct the Trustees to purchase such an annuity or other form of contract prior to distribution of that beneficiary’s portion of the Member’s or Former Member’s Account. Annuity contracts shall be purchased from any insurance company which has a contract with the Trustees and shall require distributions thereunder to commence not later than the first of April in the calendar year following the calendar year in which the Member or Former Member attains, or would have attained, age 70 1/2. Such contracts shall, at least, comply with the following survivor annuity requirements:

(a)	The normal form of benefit for a Member who so elects a life annuity and who is married at his Annuity Starting Date shall be a Qualified 50% Joint and Survivor Annuity, in the case of a Member who survives to his Annuity Starting Date. But, if the Member’s spouse fails to satisfy the one-year marriage rule set forth in the definition of “Eligible Spouse,” such spouse shall have no right to the Qualified 50% Joint and Survivor Annuity. Where a Member does not so survive, the normal form of benefit is the Preretirement 50% Spouse’s Annuity.

(i)	The Qualified 50% Joint and Survivor Annuity is an annuity payable to the Member for the life of the Member, reduced by the costs of the survivorship benefit, with a survivor annuity payable to the Eligible Spouse for the life of such Eligible Spouse, which survivor annuity shall be equal to fifty percent (50%) of the reduced annuity payable to the Member. The Qualified 50% Joint and Survivor Annuity shall be actuarially equivalent to a single life annuity for the life of the Member.

(ii)	The Preretirement 50% Spouse’s Annuity is an annuity payable to the Member’s surviving Eligible Spouse for the life of such Eligible Spouse, which annuity shall be actuarially equivalent to at least fifty percent (50%) of the Member’s Account balance at the time of his death reduced by the costs of the survivorship benefit.

(b)	The normal form of benefit for a Member who so elects a life annuity and who is not married on his Annuity Starting Date shall be a single life annuity.

(c)	The alternative form of postretirement benefit for a Member whose spouse consents may be a single life annuity or any other form of benefit which is actuarially equivalent to a single life annuity. Such spousal consent shall be irrevocable.

(d)	Within the applicable period, each Member who elects a life annuity shall be provided with a written explanation of: (i) the terms and conditions of the Qualified 50% Joint and Survivor Annuity and the Preretirement 50% Spouse’s Annuity; (ii) the Member’s right to make, and the effect of, an election to waive said annuities as to any part of the Member’s Account; (iii) the right of the Member’s spouse to consent to a distribution of any portion of the electing Member’s Account in a form other than annuity form; (iv) the Member’s right to make prior to the Annuity Starting Date, and the effect of, a revocation of the election to take less than all of the Member’s Account in life annuity form.

(e)	Spousal consent to the distribution of a portion of the Member’s Account in single sum form must be in writing, must acknowledge the effect of the Member’s election, and must be notarized. Such spousal consent shall be irrevocable. Spousal consent shall not be required if it is established to the satisfaction of the Committee that there is no spouse, that the spouse cannot be located, or that other circumstances exist as set forth in regulations issued by the Secretary of the Treasury. Consent by a spouse shall be effective only with respect to such spouse.

     6.      Deferrals and VPOs. As an optional alternative means of deferring distributions to that provided under 4(b) above, and subject to the minimum distribution requirements of subsection 4(e) of this Article, distributions of all or a portion of an Account may be deferred by a Member who is terminating service, or, if there is no deferral in effect for the Account, by a deceased Member’s Qualified Beneficiary, consistent with such administrative procedures as may be prescribed by the Plan Administrator and in accordance with the following terms and conditions:

     (a)      An election to defer distribution of an Account, subject to the minimum distribution requirements of subparagraph 4(e) of this Article, shall be made by giving notice to the Plan Administrator: (i) at any time prior to the Member’s or Former Member’s attainment of age 65, if made by a Member or a Former Member or a Qualified Beneficiary who is an alternate payee, within the meaning of section 206(d)(3)(K) of ERISA, or, (ii) within three (3) calendar months after the death of the Member (provided there is no deferral in effect), if made by any other Qualified Beneficiary.

     (b)      If a Member’s termination of service occurs by reason of death and such a Member is survived by a Qualified Beneficiary, such Qualified Beneficiary shall have the right to defer distribution to a date which could have been selected by the Member had termination of service occurred by reason other than the Member’s death.

     (c)      After December 31, 1990, a Former Member or a Qualified Beneficiary shall be entitled to request in writing a distribution of all or a part of his deferred Account balance as of the Valuation Date coincident with or next following the receipt of such request. Payments shall be made as soon as administratively feasible following the applicable Valuation Date.

               Subject to the minimum distribution rules of section 401(a)(9) of the Code in the case of a non-spouse Qualified Beneficiary, on and after July 16, 1996, a Former Member or a Qualified Beneficiary shall be entitled to request a distribution of all or a part of his deferred Account balance: (1) in single sum form; or (2) in the form of a series of substantially equal monthly, quarterly, semi-annual, or annual payments (x) for a term of years, or (y) for the life or life expectancy of the Former Member or of the Qualified Beneficiary, as the case may be, or, (z) in the case of a Former Member, for the joint lives of the Former Member and the Former Member’s designated beneficiary; and any such distribution shall be made or shall commence, as the case may be, on the day on which it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading. During periods of extreme market conditions or market closures, a withdrawal direction may not become effective until normal trading resumes in all securities markets. Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all Loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then withdrawal directions to redeem units of the Royal Dutch Shell Stock Fund and/or withdrawal directions to redeem other Optional Funds units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all Loans, withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund. In the case of a distribution in single sum form, a Former Member or Qualified Beneficiary may specify an Optional Fund Account from which the distribution is to be made. If the Member, Former Member, or Qualified Beneficiary does not specify an Account or if a further allocation of the dollar amount of a distribution request is necessary, the amount or remaining amount, as the case may be, shall be distributed from the Optional Fund Accounts on a pro rata basis. In the case of any distribution other than a distribution in single sum form, allocation of the dollar amount of such a distribution request shall be made on a pro rata basis from all the Optional Fund Accounts. Where by virtue of the summary plan description or otherwise, the Member, Former Member, or Qualified Beneficiary is informed or otherwise aware that he or she has a right to specify an Optional Fund from which the withdrawal is to be made and moreover, that failure to specify an Optional Fund shall result in the withdrawal being funded on a pro rata basis from all Optional Fund Accounts, then the Member’s, Former Member’s, or Qualified Beneficiary’s failure to specify properly an Optional Fund from which the withdrawal is to be made shall be deemed an exercise of the Member’s, Former Member’s, or Qualified Beneficiary’s control and discretion to fund the withdrawal on a pro rata basis from all Optional Fund Accounts. A Former Member or Qualified Beneficiary may direct at any time a total distribution of the deferred Account balance as of the Valuation Date coincident with or next following the receipt of such request.

     (d)      Any deferral shall be subject and subordinate to any conflicting terms of a qualified domestic relations order or valid property settlement agreement, but the fact that a portion of a Member’s or a Former Member’s Account has been partitioned under a qualified domestic relations order or valid property settlement agreement shall not prevent a Member or a Former Member or a Qualified Beneficiary from exercising rights of deferral as to the Member’s or Former Member’s portion of the Account.

     (e)      If a Former Member whose Account has been deferred is reemployed by a Contributing Company, such deferral will be canceled, except as to distributions already made, and distribution of the remainder of the Account will be made under the terms of the Plan as if the Former Member had not previously terminated service.

     (f)      In the event distribution of the Account of a Former Member or a Qualified Beneficiary has been deferred under the provisions of the Plan, and the Former Member or Qualified Beneficiary dies, distribution of the Account will be accelerated and the Account distributed to the person(s) entitled to the proceeds; provided, in the case of the death of a Former Member leaving a Qualified Beneficiary, the deferral shall remain effective, but the Qualified Beneficiary will have the same rights of acceleration which the Former Member had at the time of death.

     (g)      If distribution of an Account has been deferred under the Plan’s provisions, the Former Member or Qualified Beneficiary may direct, prior to the expiration of the deferral period, that the Trustees purchase an annuity or other form of contract of the type and subject to the terms and conditions described in paragraph 5 of this Article.

     (h)      The rights and restrictions under the Plan applicable to a Member shall, during a period of deferral, be applicable to a Former Member or a Qualified Beneficiary except for rights under Articles 7, 8 and 8A. Further, as an exception, a Qualified Beneficiary shall under no circumstances have the right given a Member under Article 13 to name or change a beneficiary.

     7.      Notwithstanding any other provisions in the Plan to the contrary, the Fund shall make distributions to an alternate payee (as defined by ERISA and the Code) pursuant to any final judgment, decree or order (including judicial approval of a property settlement agreement) which the Plan Administrator has determined to be a qualified domestic relations order as defined under ERISA and the Code. Such distributions shall be made, if authorized by the qualified domestic relations order, within a reasonable time after the Plan Administrator has made the determination that the requirements for a qualified domestic relations order have been satisfied, notwithstanding the Member’s continuing employment by a Contributing Company.

ARTICLE 13A

DIRECT ROLLOVERS

     1.      This Article shall apply to distributions and withdrawals made from the Fund on or after January 1, 1993, but before January 1, 2002; and to distributions and withdrawals directed into the Fund on or after July 16, 1996, but before January 1, 2002. This Article, as modified by Paragraphs 5 and 6 of Article 27 of the Regulations, shall apply to distributions and withdrawals made from the Fund on or after January 1, 2002; and to distributions and withdrawals directed into the Fund on or after January 1, 2002. Notwithstanding any provision of the Plan to the contrary that would otherwise limit an election under this Article:

(a)	a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover;

(b)	a Member who is an Employee may elect to have a Valid Rollover Contribution from the Member’s Qualified Retirement Plan contributed directly to the Fund in a direct rollover from said Qualified Retirement Plan; and

(c)	on or after January 1, 2000, a Former Member may elect to have a Valid Rollover Contribution from the Former Member’s Qualified Retirement Plan contributed directly to the Fund in a direct rollover from said Qualified Retirement Plan. For purposes of this section only, “Qualified Retirement Plan” shall mean any of the following that permit direct rollovers in accordance with section 401(a)(31) of the Code: (i) a Conduit IRA; (ii) the Shell Pension Plan; and (iii) the Alliance Pension Plan.

     2.      The following definitions are to be applied for purposes of interpreting Article 13A unless indicated otherwise:

(a)	“Eligible Rollover Distribution” shall mean any distribution or withdrawal of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) either made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution or withdrawal to the extent such distribution or withdrawal is required under section 401(a)(9) of the Code; and the portion of any distribution or withdrawal that is not includable in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)	“Eligible Retirement Plan” shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

(c)	“Distributee” shall include a Member or Former Member. In addition, the Member’s or Former Member’s surviving spouse and the Member’s or Former Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(d)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e)	“Qualified Plan Distribution” shall mean any distribution or withdrawal of all or any portion of the balance to the credit of the Member or Former Member in a Qualified Retirement Plan, except that a Qualified Plan Distribution shall not include: (i) any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) either made for the life (or life expectancy) of the Member or the joint lives (or joint life expectancies) of the Member and the Member’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution or withdrawal to the extent such distribution or withdrawal is required under section 401(a)(9) of the Code; and (iii) the portion of any distribution or withdrawal that is not includable in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(f)	“Qualified Retirement Plan” shall mean any of the following that permit direct rollovers in accordance with section 401(a)(31) of the Code: (i) an individual retirement account described in section 408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code; (iii) an annuity plan described in section 403(a) of the Code; or (iv) a qualified trust described in section 401(a) of the Code.

(g)	“Valid Rollover Contribution” shall mean a contribution to the Fund of a Qualified Plan Distribution from a Qualified Retirement Plan within the meaning of Treasury Regulation section 1.402(c)-2, or of a rollover contribution within the meaning of section 408(d)(3)(A)(ii) of the Code, that satisfies the requirements of section 401(a)(31), 402(c), or 408(d)(3) of the Code for treatment as a rollover or a rollover contribution.

(h)	“Conduit IRA” shall mean an individual retirement account described in section 408(a) of the Code, provided that all amounts in said individual retirement account (including earnings) are attributable to rollover contributions received from the Fund or another qualified plan sponsored by an employer that also sponsored the Fund or the Coral Energy Services, LLC Savings Plan at the time the rollover contributions were received by the individual retirement account.

(i)	“Former Member” shall mean a former Employee who was a Member of the Plan before he terminated his employment and who is still a participant in the Plan, or a former Employee who becomes a participant in the Plan by electing to have a Valid Rollover Contribution contributed directly to the Fund.

     3.      Qualified Plan Distributions contributed directly to the Fund in a direct rollover shall never be treated as a Company contribution hereunder, and shall be treated as Member contributions for all purposes hereunder, except for purposes of the limitations set forth in Articles 7, 8A, and 25; provided, however, that Members may withdraw such Qualified Plan Distributions so contributed and any interest and earnings thereon at any time notwithstanding the restrictions on Member withdrawals set forth in Article 12.

     4.      If the Plan Administrator determines at any time that a rollover contribution to the Fund was not a Valid Rollover Contribution at the time it was made, the Plan Administrator shall distribute to the Member as soon as practicable, the amount of the contribution, together with interest and earnings attributable thereto.

ARTICLE 14

MEMBER RIGHT TO COMPANY CONTRIBUTIONS

               Upon termination of service for any reason and regardless of the length of service, a Member shall have the right to receive all Company contributions made for such Member’s Account in accordance with paragraph 4 of Article 6 and Articles 8 and 8A and all income applicable to such contributions.

ARTICLE 15

STATEMENT OF ACCOUNT

     1.      Each Member shall receive a statement periodically, but not less frequently than annually, showing (1) the amount standing to his credit in his Thrift Account as of the end of the preceding period after income credits and debits as provided in Article 10, (2) in the case of a Member with a Shell Stock Account, the number of shares, the amount of any cash and of any other securities standing to his credit in his Shell Stock Account as of the end of the preceding period, and (3) in the case of a Member with any other Optional Fund Accounts, the number and value of the Units standing to his credit in each such Account as of the end of the preceding period. Such statements shall be deemed to be accepted as correct if no written objection shall have been made to the Trustees within sixty (60) days after the date of rendering.

     2.      Whenever reference is herein made to the amounts standing to the credit of a Member, or to the amounts standing to his credit in the Fund, each such reference shall, unless otherwise specified, be deemed to include (1) the amount standing to his credit in his Thrift Account, (2) the number of shares, the amount of cash and of any other securities standing to his credit in his Shell Stock Account, and (3) the value as of the appropriate Valuation Date of all Units standing to his credit in his other Optional Fund Accounts.

ARTICLE 16

COMMUNICATIONS

               The Plan Administrator, or his designated agent, shall prescribe the appropriate methods of communication as he may deem expedient in the administration of the Shell Provident Fund. No application, designation of beneficiary, notice, direction, request or other communication by the Member, Former Member or beneficiary that is provided for under the terms of the Plan shall be valid unless performed in the prescribed manner. Except for such communications specifically directed to be sent to other persons or entities under the Plan, no communications concerning the Shell Provident Fund shall be effective for any purpose unless provided in the manner prescribed by the Plan Administrator and received by the Plan Administrator or his designated agent at the time and place he may designate.

ARTICLE 17

CESSATION OF MEMBER COMPANY PARTICIPATION

     1.      Any Company which has joined the Fund may cease to be a participant in the Fund as provided in the Trust Agreement and thereupon its right and obligation to make further contributions to the Fund with respect to periods subsequent to the cessation of its participation shall terminate.

     2.      In such case, each Member then in the employ of such Company shall be relieved of the right and the obligation to make further payments to the Fund; but the amount standing to the credit of such Member shall be paid to him, his beneficiary, or estate after the termination of service as provided in these Regulations, or earlier, as determined by the Trustees in accordance with the Trust Agreement.

ARTICLE 18

AMENDMENTS TO TRUST AGREEMENT AND REGULATIONS

     1.      Subject to limitations therein, the Trust Agreement and these Regulations may be amended by Shell Oil Company upon notification in writing to the Trustees. Such an amendment may be substantial and may be retroactive in effect but shall not reduce the amount then standing to the credit of any Member nor, except as permitted by Treasury Regulations, shall any such amendment eliminate an optional form of benefit with respect to benefits attributable to service before any such amendment. In amending the Trust Agreement and the Regulations, Shell Oil Company shall act through its Board of Directors or such person or persons as have been directly or indirectly delegated the authority of the Board to so act on behalf of Shell Oil Company. Notice to the chairman of the Trustees or the secretary shall constitute notification to all of the Trustees.

     2.     Written notice of any material amendment shall be provided to all Members.

ARTICLE 19

MEMBER’S NONFORFEITABLE INTEREST

               Except as set forth in Article 37, a Member shall have, at all times, a nonforfeitable interest in the amount standing to his credit in the Fund. No Member or beneficiary shall have any right to receipt of the amount standing to his credit in the Fund, except according to the provisions of the Trust Agreement and these Regulations.

               If the Plan Administrator cannot ascertain the whereabouts of any Member, Former Member or Qualified Beneficiary to whom a payment is due, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the payee be canceled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Article 8 of the Plan. If the Member, Former Member or Qualified Beneficiary later notifies the Plan Administrator of his whereabouts, a Contributing Company shall contribute to the Plan an amount equal to the payment to be paid to the payee as soon as administratively feasible.

ARTICLE 20

CLAIMS PROCEDURE

               Any claim for benefits under the Fund shall be made in writing and submitted to the Plan Administrator, who shall reach a decision as soon as reasonable under the circumstances and notify the claimant, or his duly authorized representative, thereof promptly (and, except as provided herein, within 90 days of the receipt of the claim) in writing by mail addressed to the last known address of the claimant or such representative, as the case may be, appearing on the records of the Plan Administrator. If the Plan Administrator determines that special circumstances require an extension of time for processing the claim, the Plan Administrator shall have up to an additional 90 days to respond provided he gives notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 90-day period. If the claim shall be denied, in whole or part, the notice thereof shall be by certified mail, return receipt requested, and shall set forth, in a manner reasonably calculated to be understood,

(1)	the specific reason or reasons for the denial;

(2)	specific reference to pertinent Fund provisions on which the denial is based;

(3)	a description of any additional material or information to be submitted by the claimant in order to perfect his claim, and an explanation of why such material or information is necessary; and

(4)	an explanation of the Fund’s claim review procedure and time limits, and a statement of the claimant’s right to bring a civil lawsuit.

               Upon denial, in whole or in part, of a claim by the Plan Administrator, the claimant, or his duly authorized representative, as the case may be, may, within the period ending ninety (90) days from the date of receipt of the denial as aforesaid,

(5)	request review thereof, by filing a written application with the Trustees or a committee thereof;

(6)	upon request, review pertinent documents, records, and other information and obtain copies free of charge; and

(7)	submit comments, documents, records, and other information relating to the claim in writing.

Documents, records, and other information are “pertinent” if they were relied upon in making the determination on the claim or if they were submitted, considered, or generated in the course of making the benefit determination.

               The Trustees or a committee thereof shall constitute the review board, which shall fully review such request, review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, hold any hearing deemed appropriate by such review board, and notify the claimant or his duly authorized representative, as the case may be, of the decision in writing as soon as practicable, but in no event later than sixty (60) days after receipt of the written request for review; provided, however, if a hearing is requested or if the Trustees determine that special circumstances exist, the Trustees shall have up to an additional sixty (60) days to respond provided they give notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 60-day period; provided further, if the Trustees have regularly scheduled quarterly meetings, their response date shall be up to five (5) days after the next regularly scheduled meeting which comes at least thirty (30) days after their receipt of the request for review. In no event, however, shall the Trustees respond later than five (5) days following the third regularly scheduled meeting after the receipt of the request for review. Such notice of the decision on appeal shall be written in a manner reasonably calculated to be understood, shall include the specific reasons for the decision, and shall set forth specific references to the Fund provisions on which the decision rests.

               The use of the claims procedure of this Article is mandatory in pursuing claims for benefits. Except as otherwise provided, failure to file a claim by the end of the Plan Year following the Plan Year in which the individual knew or should have known of the claim shall constitute an irrevocable waiver of the claim unless it shall be shown not to have been reasonably possible to furnish proof within the specified time period, and that proof was furnished as soon as was reasonably possible, in which case failure to furnish proof within the time provided shall not invalidate nor reduce the claim. Failure to raise issues or present evidence at any stage in the claims procedure shall preclude those issues or evidence from being presented in a judicial review of the claim. If any time limitation of the Plan with respect to furnishing proof of loss or bringing of an action at law or in equity is less than that permitted by ERISA, such limitation is hereby extended to agree with the minimum period permitted by such law.

               In the event the Plan Administrator or the Trustees extend the time for response due to the claimant’s failure to provide information necessary to decide the claim, the period for the benefit determination shall be tolled from the date notice of the extension is sent to the claimant until the claimant responds to the request for additional information.

ARTICLE 21

PLAN ADMINISTRATOR — APPOINTMENT & DUTIES

               The Fund shall be administered by the Trustees and a Plan Administrator. The Plan Administrator may be such entity or entities or person or persons as may be appointed by the Trustees. The Plan Administrator may or may not be the Company, or a Member, or an Employee of the Company and may or may not be a member of a group of individuals serving as Trustees under the Fund. The Trustees may at any time remove or replace the Plan Administrator. The Plan Administrator shall serve without compensation from the Fund or Trust. However, the expenses of the Plan Administrator, including attorneys’ fees and other costs incurred by it in the prosecution or defense of any legal action or proceeding regarding the Fund or the administration thereof to which the Plan Administrator may be a party in interest, shall be paid from the Fund unless the Plan Administrator shall be finally adjudged in such action, suit, or proceeding to have been guilty of fraud or willful misconduct in the performance of his duties. Notwithstanding the preceding sentence, the Company shall be responsible for the aforementioned expenses where the Company has entered into a contractual obligation prior to the incursion of those expenses.

               If more than one individual or entity is appointed Plan Administrator, the Trustees may allocate some or all of the responsibilities of the Plan Administrator to each individual or entity so appointed, and each such individual or entity shall be responsible only for the duties allocated to it and any duties of the Plan Administrator which are not allocated. If more than one individual or entity is appointed Plan Administrator and the Trustees do not allocate Plan Administrator responsibilities to the individuals or entities so appointed, the individuals or entities appointed Plan Administrator may, by executing a written instrument, allocate some or all of the responsibilities of the Plan Administrator among themselves as indicated in such written instrument and each individual or entity shall be responsible only for the duties allocated to it and any duties which are not allocated. To the extent the responsibilities of the Plan Administrator are not allocated pursuant to this subsection to the individuals or entities appointed as Plan Administrator, the action of the Plan Administrator shall be taken by majority vote, or if less than three individuals or entities are appointed Plan Administrator, by unanimous consent. The Plan Administrator may designate persons or entities other than the Plan Administrator to perform some or all of the responsibilities of the Plan Administrator.

               The Plan Administrator shall have the following powers and duties in addition to those stated elsewhere in the Regulations:

(a)	To prescribe such procedures, rules, and regulations as it shall deem necessary or proper for the efficient administration of the Fund;

(b)	To determine all questions arising in its administration of the Fund, including the power to determine the rights of any Members or beneficiaries and to determine, without limitation, all questions of eligibility pursuant to the claims procedure stated herein;

(c)	To enforce the Fund in accordance with its terms and with the rules, regulations, and procedures prescribed by the Plan Administrator, and to consider and interpret the Fund and settle and discharge disputes arising thereunder;

(d)	To determine the fair market value of assets of the Fund as often as required by these Regulations and at least annually; to keep the books and records of the Fund and to do all the clerical, bookkeeping, and accounting work in connection with the management and administration of the Fund, and to furnish to each Member within a reasonable time after the close of each Fund Year a statement of the amount standing to his credit in the Fund;

(e)	To prepare and distribute all reports required by law or the Fund;

(f)	To prepare and distribute, as required by law and in such manner as the Plan Administrator may determine to be appropriate, information concerning the Fund; and

(g)	To employ such agents, attorneys, accountants, and other individuals as deemed necessary or advisable for the administration of the Fund. The Plan Administrator shall consider the records of the Contributing Companies and Affiliated Companies as conclusive evidence in making determinations concerning eligibility or benefits under the Fund except in unusual circumstances.

               No bond or other security shall be required of the Plan Administrator for the faithful performance of its duties hereunder, except as may be required by ERISA and the Code or by any other state or federal law or regulations.

               Further, it is the intent of these Regulations that the Plan Administrator be able to delegate certain ministerial functions within the frame work of policies, interpretations, rules, practices, and procedures set by such Plan Administrator without delegating any power to the appointee to make any decisions as to such. Following are the types of administrative functions intended to be covered by this delegation:

(a)	Application of rules determining eligibility for participation or benefits;

(b)	Calculation of service for participation and compensation for benefits;

(c)	Preparation of Employee communications material;

(d)	Maintenance of Employees’ service and employment records;

(e)	Preparation of reports required by government agencies;

(f)	Calculation of benefits;

(g)	Orientation of new Employees and advising Employees of their rights and options under the Fund;

(h)	Collection of Member and Company contributions and applications of such contributions as provided in the Fund (if any);

(i)	Preparation of reports concerning Employees’ benefits;

(j)	Processing of claims; and

(k)	Making recommendations to others for decisions with respect to Plan Administration.

               The Company shall have the authority and responsibility for: (1) amending the Fund in accordance with Article 18 hereof; (2) designating the Trustees; and (3) the exercise of all non-delegable, non-allocable, fiduciary functions provided in the Fund or Trust Agreement required by law and necessary to the operation of the Fund.

               For a statement of the powers and responsibilities of the Trustees, reference is made to the Trust Agreement. In case of any conflict or inconsistency between the Trust Agreement and these Regulations, the former shall govern as to everything except as to ministerial functions set forth above.

ARTICLE 22

TOP-HEAVY RULES

     1.     The requirements of this Article shall become operative only during a Plan Year beginning after December 31, 1983, for which the Plan should become Top-Heavy.

     2.     The Plan is Top-Heavy with respect to any Plan Year if, as of the Determination Date applicable to such year, (a) the ratio of the aggregate of Accounts of Members who are Key Employees to the aggregate of Accounts of all Members exceeds 60%, or (b) the Plan is part of a Required Aggregation Group which is Top-Heavy. Notwithstanding anything to the contrary, the Plan shall not be considered Top-Heavy for any Plan Year in which the Plan is a part of a Permissive Aggregation Group which is not Top-Heavy.

               For purposes of testing for Top-Heavy status, (a) the Accounts and the present value of cumulative accrued benefits shall be determined as of the Valuation Date applicable to the Determination Date; (b) individuals who have not been employed by a Company at any time within the last five (5) years shall not be included; and (c) the provisions of Section 416 of the Code and the Treasury Regulations thereunder shall be applied.

     3.     For purposes of this Article, the following terms shall have the meaning stated below:

(a)	“Determination Date” shall mean with respect to any Plan Year, the last day of the preceding Plan Year.

(b)	“Employer” shall mean the group of companies comprising the Company and each company which would be an Affiliated Company if the phrase “more than 50 percent” were not substituted for the phrase “at least 80 percent” in the Plan’s definition thereof.

(c)	“Key Employee” shall mean an employee or former employee (and the beneficiaries of that employee) who at any time during the Plan Year or the preceding four (4) Plan Years was a bona fide officer of a Company of the Employer and who earned compensation (as defined in Section 414(q)(7) of the Code for purposes of determining highly compensated employees) for the Plan Year in excess of 50 percent of the dollar limit for defined contribution plans under Section 415(b)(1)(A) of the Code for the calendar year. The maximum number of such officers shall be the lesser of:

(1)	50 employees or,

(2)	the greater of three (3) employees or 10% of all employees.

(d)	“Non-Key Employee” shall mean an Employee who is not a Key Employee.

(e)	“Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other qualified plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a) and 410 of the Code.

(f)	“Required Aggregation Group” shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (f)(1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)	“Valuation Date” shall mean the most recent Valuation Date occurring within a 12-month period ending on the applicable Determination Date.

     4.     Compensation of any Member in excess of the Annual Compensation Limit, consistent with the provisions of Article 9 of this Plan, shall not be taken into account.

     5.     In the event that contributions by a Contributing Company to the Trust during the Plan Year on behalf of a Member who is a Non-Key Employee are less than three percent (3%) of such Member’s compensation (as defined in Article 8A), and provided that such Member has not separated from the service of the employing Company on the last day of such Plan Year, the employing Company shall contribute an amount equal to the difference between three percent (3%) of such Member’s compensation (as defined in Article 8A), and the contributions by a Contributing Company which have been paid to the Trust on behalf of such Member for the Plan Year.

     6.     For any Plan Year in which the Plan is a Top-Heavy Plan, Articles 8A(1)(c)(2) and 8A(1)(d)(2) shall be read by substituting the number “1.00” for the number “1.25” wherever it appears therein.

ARTICLE 23

TRANSFER OF FUNDS FROM SESOP

     1.     In connection with the termination of the Shell Employee Stock Ownership Plan (the “SESOP”), the undistributed accounts thereunder of Members and former Members shall be transferred directly to the Fund, consistent with Article 11.9 of the SESOP regulations, including the six-month provision of such Article 11.9.

     2.     Cash and ordinary shares of Royal Dutch Petroleum Company attributable to contributing company contributions under the SESOP shall be initially transferred to the Royal Dutch Stock Fund hereunder and shall thereafter be subject to transfer to the other Optional Funds in accordance with the terms of the Regulations. Ordinary shares of Royal Dutch Petroleum Company attributable to member contributions under the SESOP shall be converted to cash and, together with all other amounts attributable to member contributions thereunder, shall be initially transferred to the Thrift Fund, and shall thereafter be subject to transfer to the other Optional Funds (with the exception of the Royal Dutch Stock Fund) in accordance with the terms of the Regulations.

     3.     For purposes of paragraph 2 of Article 12 concerning the right to withdraw Member contributions, SESOP member contributions which are transferred to this Fund shall be treated as amounts paid into this Fund by the Member.

     4.     Amounts transferred to this Fund from the SESOP shall be governed by the terms of the Regulations and Trust Agreement and shall not be subject to the requirements of Sections 409 and 401(a)(28) of the Code or of the SESOP regulations and trust agreement.

ARTICLE 24

ROLLOVER OF DISTRIBUTED FUNDS FROM KERNRIDGE SAVINGS PLAN

     1.     The Fund may receive on behalf of participants in the Savings Plan for Covered Former Employees of Kernridge Oil Company (the “Kernridge Savings Plan”) the entire amount of the December 31, 1990 distribution (excluding participant contributions) to such participants from such plan. This amount initially shall be deposited to the Thrift Fund and thereafter shall be available for transfer to the other Optional Funds (with the exception of the Royal Dutch Stock Fund prior to November 24, 1997) in accordance with the terms of the Regulations.

     2.     Prior to November 24, 1997, each such participant can transfer to his Royal Dutch Stock Account from any other Optional Fund Accounts only when the combined value of the company contributions to his other Optional Fund Accounts plus the earnings thereon is at least equal to the value of such participant’s rolled-over amount plus all earnings thereon as calculated in accordance with this paragraph. Prior to November 24, 1997, only that amount in the participant’s other Optional Fund Accounts which is in excess of the value of the rolled-over amount plus earnings thereon (as calculated in accordance with this paragraph) may be transferred to the Royal Dutch Stock Fund. For the purpose of determining the amount which cannot be transferred by such a participant from his other Optional Funds, earnings on the rolled-over amount shall be calculated prospectively, at least annually, as if the rolled-over amount were invested in the Thrift Fund.

     3.     The restriction on transfer described in paragraph 2 of this Article is to be used only to determine the amounts which may be transferred from a participant’s other Optional Fund Accounts to his Royal Dutch Stock Account and is not intended to require the participant to maintain a minimum balance in his other Optional Fund Accounts.

     4.     Amounts rolled over to this Fund from the Kernridge Savings Plan shall be governed by the applicable terms of the Regulations and Trust Agreement for the Fund.

ARTICLE 25

NONDISCRIMINATION TEST FOR MEMBER CONTRIBUTIONS

     1.     Definitions: For purposes of this Article, the following terms shall have the meaning stated below:

     (a)     “ACP Limit”: The Average Contribution Percentage limitation under paragraph 2(a) of this Article.

     (b)     [ deleted ]

     (c)     “Average Contribution Percentage”: For a specified group of Eligible Employees, for each Plan Year, the average of the Contribution Percentages calculated separately for each Eligible Employee in such group.

     (d)     “Contribution Percentage”: For each Plan Year, for a given Eligible Employee, the ratio (expressed as a percentage) of (1) the amount of Member Contributions by the Eligible Employee for the Plan Year, to (2) the Eligible Employee’s Testing Compensation for such Plan Year.

     (e)     “Eligible Employee”: An Employee who satisfies the eligibility requirements of Article 6 for admission as a Member.

     (f)     “Employer”: The group of companies comprising the Company and each company which would be an Affiliated Company if the phrase “more than 50 percent” were not substituted for the phrase “at least 80 percent” in the Plan’s definition thereof in Article 6(7).

     (g)     “Excess Aggregate Contributions”: With respect to any Plan Year, the excess of (1) the aggregate amount of Member Contributions actually made by Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted under the ACP Limit.

     (h)     [ deleted ]

     (i)     “Highly Compensated Employee”: An employee of the Employer who was a five percent owner, as defined in Section 416(i)(1) of the Code, at any time during the determination year or the look back year, or had compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996), and if the Employer so elects, was in the top paid group of employees for the look back year.

               The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For purposes of determining the number of employees in the top-paid group, employees described in Section 414(q)(5) of the Code and Q&A 9(b) of Section 1.414(q)-1T of the Regulations are excluded. Employers aggregated under Section 414(b), (c), (m), or (o) are treated as a single employer. For purposes of this definition, the following terms have the following meanings:

     (1)     The “determination year” means the Plan Year for which the determination of who is a highly compensated employee is being made.

     (2)     The “look back year” means the 12-month period immediately preceding the determination year, or if the Employer so elects in the Plan, the calendar year beginning with or within such 12-month period.

     (3)     “Compensation” means compensation within the meaning of Section 415(c)(3) of the Code.

The identification of Highly Compensated Employees is subject to further provisions of Section 414(q) of the Code and applicable Department of Treasury regulations. The term “Highly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the employing Employer.

     (j)     “Member Contributions”: Contributions to the Fund made by a Member.

     (k)     “Nonhighly Compensated Employee”: An employee of the Employer who is not a Highly Compensated Employee. The term “Nonhighly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the employing Employer.

     (l)     [ deleted ]

     (m) “Testing Compensation” shall mean “Compensation” within the meaning of Article 8A of the Plan which relates to the limits under Section 415 of the Code, but excluding any amount in excess of the Annual Compensation Limit as defined in Article 9.

     2.     Limitation on Member Contributions:

     (a)     Under the ACP Limit, the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

     (1)     the general limitation, which is the Average Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

     (2)     the alternative limitation, which is the lesser of: (A) the Average Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.00; or (B) the Average Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year plus 2 percentage points.

     (b)     The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans of the Employer to which matching employer contributions, employee contributions, or both, are made, shall be determined by aggregating all such contributions on behalf of such Highly Compensated Employee. If two or more plans of the Employer are permissively aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Section 401(a)(4) and 410(b) of the Code as though they were a single Plan. If one or more plans of an Employer are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the Contribution Percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan.

     (c)     For purposes of applying the ACP Limit, “Testing Compensation” shall be computed on an entire Plan Year basis and the Plan elects to compute Testing Compensation using the current Plan Year at the time the ACP Limit is applied. Reductions and increases made to satisfy such limitations shall not affect persons who are not then Eligible Employees. Where limitations are computed prior to the end of a Plan Year, the Plan Administrator may estimate or project Testing Compensation. The Plan may elect to include in a person’s Testing Compensation only compensation received while such person was eligible to participate under Article 6, provided the election is applied uniformly to all employees eligible under the Plan for the Plan Year.

     (d)     [ deleted ]

     (e)     Except as provided in Paragraph 7 of Article 27, consistent with Department of Treasury Regulation Section 1.401(m)-2, the prohibition against the multiple use of the alternative limitation in clause 2 of paragraph 2(a) of this Article shall be satisfied under this Plan instead of the Shell Pay Deferral Investment Fund.

     3.     Reduction of Member Contributions by Plan Administrator:

     (a)     The Plan Administrator shall monitor the amount of Member Contributions and shall effect whatever prospective reductions to the Contribution Percentages of the Highly Compensated Employees are necessary or advisable to comply with the ACP Limit.

     (b)     If the Plan Administrator prospectively reduces the Contribution Percentages of Highly Compensated Employees, he shall do so in the order of their Contribution Percentages beginning with the highest of such percentages. If the Plan Administrator determines that the reduction in effect is no longer necessary or advisable, he may increase the Contribution Percentages of all Highly Compensated Employees who had their Contribution Percentages reduced, in the reverse order of their Contribution Percentages beginning with the lowest of such percentages and continuing until the original Contribution Percentages of all such Highly Compensated Employees have been restored or until he determines that no further increases are advisable, whichever occurs first. All reductions or increases of Contribution Percentages hereunder shall be in multiples of one percent (1%). Member Contributions of such Highly Compensated Employees may be reduced to zero.

     (c)     When reducing or increasing the Contribution Percentages of Highly Compensated Employees, the Plan Administrator shall treat all Highly Compensated Employees having the same Contribution Percentages in effect in the same manner.

     (d)     Any action taken by the Plan Administrator under this paragraph 3 may be taken without the consent of, or prior notice to, the affected Members, but such Members shall be promptly informed in writing of the Plan Administrator’s action.

     4.     Distribution of Excess Aggregate Contributions:

     (a)     The determination of whether or not Excess Aggregate contributions exist shall be made after reductions, if any, under paragraph 3 of this Article.

     (b)     Excess Aggregate Contributions, and any income allocable thereto, shall be distributed after the Plan Year in which the Excess Aggregate Contributions arose and no later than March 15 of the following Plan Year to Highly Compensated Employees to whose Accounts Excess Aggregate Contributions were made.

     (c)     A distribution of Excess Aggregate Contributions and income shall be made without the consent of the Member or the spouse of the Member.

     (d)     The total amount of Excess Aggregate Contributions for the Highly Compensated Employees for a Plan Year is determined as follows: Highly Compensated Employees with the largest contribution percentage shall be identified and a determination shall be made as to how much their contribution percentage must be reduced so that the Plan would satisfy the ACP Limit or causes such employees’ contribution percentage to equal the contribution percentage of the Highly Compensated Employees with the next highest contribution percentage. The procedure described in the preceding sentence shall be repeated until the Plan would satisfy the ACP Limit.

               The total amount of Excess Aggregate Contributions for the Highly Compensated Employees for a Plan Year shall be distributed as follows: The Member Contributions of the Highly Compensated Employees with the highest dollar amount shall be reduced by the amount required to cause their Member Contributions to equal the lesser of (A) the dollar amount of the Member Contributions of the Highly Compensated Employees with the next highest dollar amount of Member Contributions, or (B) the amount, when added to the total dollar amount already distributed under this process, would equal the total amount of Excess Aggregate Contributions. This amount shall be distributed to the Highly Compensated Employees for which a reduction was applied. The procedure described in the preceding sentence shall be repeated until the Plan distributes the total Excess Aggregate Contributions of the Highly Compensated Employees, thereby satisfying the ACP limit.

     (e)     the income allocable to Excess Aggregate Contributions for the Plan Year in which such Excess Aggregate Contributions arose and for the period between the end of such Plan Year and the date of distribution, shall be determined in accordance with Department of Treasury Regulation Section 1.401(m)-1.

     5.     Mandatory Disaggregation:

     (a)     For purposes of Article 25, except for the definition of Highly Compensated Employee and Nonhighly Compensated Employee, the portion of the Plan that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as a separate plan from the portion of the Plan that benefits Employees who are not so covered.

     (b)     The portion of the Plan that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as satisfying the ACP limit.

ARTICLE 26

MILITARY SERVICE

               Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 27

EGTRRA AMENDMENTS

     1.     Adoption and Effective Date of Article 27:

     (a)     This Article 27 of the Regulations is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The provisions of Article 27 are intended as good faith compliance with the requirements of EGTTRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of Article 27 shall be effective as of the first day of the first plan year beginning after December 31, 2001.

     (b)     The provisions of this Article 27 of the Regulations shall supercede the other provisions of the Plan to the extent that those provisions are inconsistent with the provisions contained in this Article 27.

     2.     Plan Loans for Owner-Employees and Shareholder Employees: Effective for Plan Loans made after December 31, 2001, plan provisions prohibiting Loans to any owner-employee or shareholder-employee shall cease to apply.

     3.     Limitations on Contributions:

     (a)     This Paragraph 3 of this Article 27 shall be effective for limitation years beginning after December 31, 2001.

     (b)     Except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Member’s account under the Plan for any limitation year shall not exceed the lesser of:

(1)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(2)	100 percent of the Member’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

     4.     Increase in the Annual Compensation Limit: Except as provided in Article 9 for purposes of determining Contributing Company contributions, the annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

     5.     Direct Rollovers of Plan Distributions:

     (a)     This Paragraph 5 of Article 27 shall apply to distributions made after December 31, 2001.

     (b)     For purposes of the direct rollover provisions in Article 13A of the Regulations, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

     (c)     For purposes of the direct rollover provisions in Article 13A of the Regulations, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     6.     Rollovers from other Plans:

     (a)     As provided in this Paragraph 6 of Article 27, the Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following:

(1)	The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(ii)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(iii)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(2)	The Plan will accept a participant contribution of an Eligible Rollover Distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code;

(ii)	an annuity contract described in Section 403(b) of the Code; and

(iii)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(3)	The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

     7.     Repeal of Multiple Use Test: The multiple use test described in Treasury Regulation section 1.401(m)-2 and Paragraph 2(e) of Article 25 of the Regulations shall not apply for Plan Years beginning after December 31, 2001.

     8.     Suspension Period Following Hardship Distribution: A Member who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A Member who receives a distribution of elective deferrals in calendar year 2000 or 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the later of: (a) 6 months after receipt of the distribution, or (b) the earlier of April 1, 2002, or such date that is administratively feasible.

     9.     Modification of Top-Heavy Rules:

     (a)     Paragraph 9 of Article 27 shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. Paragraph 9 of Article 27 amends Article 22 of the Regulations.

     (b)     Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     (c)     This Subparagraph 9(c) of Article 27 of the Regulations shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i)	The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(ii)	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE 28

ASSETS TRANSFERRED FROM THE SIEMENS SAVINGS PLAN

     1.     For purposes of this Article 28, the following terms shall have the meanings given below:

     (a)     “Former Siemens Solar Employee” shall mean any participant in the Siemens Savings Plan as of January 1, 2002, who was:

     (i)     an active employee of Siemens Solar Industries L.P. (“SSI”) as of December 31, 2001,

     (ii)     an employee of SSI as of the Closing Date of the Siemens Solar Transaction, including an employee on an employer authorized leave of absence or receiving short-term or long-term disability benefits, or

     (iii)     a retired or vested terminated employee of SSI as of the Closing Date, and with respect to whom assets were transferred from the Siemens Savings Plan to this Plan.

     (b)     “Siemens Savings Plan” shall mean the Siemens Savings Plan as sponsored by the Siemens Corporation as of the Closing Date.

     (c)     “Siemens Solar Transaction” shall mean that transaction described in that Framework Agreement dated February 20, 2001, by and between Siemens Aktiengesellschaft, Shell Erneuerbare Energien GmbH, and E.ON Energie Ag.

     (d)     “Closing Date” shall mean April 3, 2001.

     2.     Account balances transferred from the Siemens Savings Plan pursuant to the Siemens Solar Transaction, other than amounts attributable to salary reduction contributions made under such plan, shall be credited to the respective accounts established hereunder for the benefit of Former Siemens Solar Employees. Such Former Siemens Solar Employees or their beneficiaries thereunder shall be fully vested in all amounts credited to their accounts in connection with such transfer. The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

     3.     Each Former Siemens Solar Employee shall be credited as of January 1, 2002, with Participation Service and Accredited Service equal to the amount of service credited to such Former Siemens Solar Employee for vesting purposes under the terms of the Siemens Savings Plan as of December 31, 2001.

     4.     That portion of a Former Siemens Solar Employee’s account balance under the Siemens Savings Plan as of December 31, 2001, attributable to employer matching contributions under the Siemens Savings Plan shall be credited to a separate account hereunder on behalf of such Former Siemens Solar Employee (sometimes referred to herein as “Prior Plan Match Account”). A Former Siemens Solar Employee’s investment directions for his employer contributions account shall also be applicable to such special account.

ARTICLE 29

MINIMUM DISTRIBUTION REQUIREMENTS

     1.     General Rules.

     (a)     Effective Date. The provisions of this Article 29 will apply for purposes of making required minimum distributions on and after January 1, 2003.

     (b)     Precedence. The requirements of this Article 29 will take precedence over any inconsistent provisions of the Plan.

     (c)     Requirements of Treasury Regulations Incorporated. All distributions required under this Article 29 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

     (d)     TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article 29, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

     2.     Time and Manner of Distribution.

     (a)     Required Beginning Date. A Member’s entire interest will be distributed, or begin to be distributed, to such Member no later than the Member’s Required Beginning Date.

     (b)     Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then, except as provided in subparagraph 6 of this Article 29, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(2)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then, except as provided in subparagraph 6 of this Article 29, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, subparagraph 2(b) of this Article 29, other than subparagraph 2(b)(1), will apply as if the surviving spouse were the Member.

               For purposes of this subparagraph 2(b) and paragraph 4 of this Article 29, unless subparagraph 2(b)(4) of this Article 29 applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph 2(b)(4) of this Article 29 applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph 2(b)(1) of this Article 29. If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

     (c)     Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with paragraphs 3 and 4 of this Article 29. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

     3.     Required Minimum Distributions During Member’s Lifetime.

     (a)     Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(2)	if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

     (b)     Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this paragraph 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

     4.     Required Minimum Distributions After Member’s Death.

     (a)     Death On or After Date Distributions Begin.

(1)	Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(i)	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

     (b)     Death Before Date Distributions Begin.

(1)	Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in subparagraph 4(a) of this Article 29.

(2)	No Designated Beneficiary. If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph 2(b)(1) of this Article 29, this subparagraph 4(b) of this Article 29 will apply as if the surviving spouse were the Member.

     5.     Definitions.

     (a)     Designated Beneficiary. The individual who is designated as a Qualified Beneficiary under Article 13 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

     (b)     Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subparagraph 2(b) of this Article 29. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

     (c)     Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

     (d)     Member. For purposes of this Article 29, “Member” shall include a Former Member as defined in Paragraph 11A of Article 6.

     (e)     Member’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

     (f)     Required Beginning Date. For any Member, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2, or (ii) the calendar year in which the Member retires provided that the Member is not a 5 percent owner with respect to the Plan Year ending in the calendar year in which the Member attains age 70-1/2.

     6.     Election to Allow Designated Beneficiaries to Elect 5-Year Rule. Designated Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraphs 2(b) and 4(b) of this Article 29 applies to distributions after the death of a Member who has a Designated Beneficiary. The election must be made no later than September 30 of the calendar year in which distribution would be required to begin under subparagraph 2(b) of this Article 29. If the Designated Beneficiary does not make an election under this subparagraph 6, distributions will be made in accordance with subparagraphs 2(b) and 4(b) of this Article 29.

     7.     Election to Allow Designated Beneficiary Receiving Distributions Under the 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary may make a new election to receive payments under the life expectancy rule until November 1, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by December 31, 2003.

ARTICLE 30

MERGER OF CRI GROUP SAVINGS PLAN

     1.     For purposes of this Article 30, the following terms shall have the meanings given below:

     (a)     “CRI Savings Accounts” shall mean, for a given CRI Savings Participant, the amount, if any, accrued as of December 31, 2002, in his matching, rollover, and post-tax accounts in the CRI Group Savings Plan.

     (b)     “CRI Savings Participant” shall mean a person participating in the CRI Group Savings Plan as of December 31, 2002.

     2.     A CRI Savings Participant shall have his CRI Savings Accounts transferred to the Fund as of January 1, 2003, by virtue of the merger of the accounts of all CRI Savings Participants into the Fund as of January 1, 2003.

     3.     A CRI Savings Participant shall be fully vested in all amounts credited to the matching account of the CRI Savings Accounts as of December 31, 2002, in connection with the plan merger.

ARTICLE 31

MERGER OF CRI GROUP PROFIT SHARING PLAN

     1.     For purposes of this Article 31, the following terms shall have the meanings given below:

     (a)     “CRI Profit Sharing Account” shall mean, for a given CRI Profit Sharing Participant, the amount, if any, accrued as of July 31, 2003, in his account in the CRI Group Profit Sharing Plan.

     (b)     “CRI Profit Sharing Participant” shall mean a person participating in the CRI Group Profit Sharing Plan as of July 31, 2003.

     2.     A CRI Profit Sharing Participant shall have his CRI Profit Sharing Account transferred to the Fund as of August 1, 2003, by virtue of the merger of the accounts of all CRI Profit Sharing Participants into the Fund as of August 1, 2003.

ARTICLE 32

GRANT OF PAST SERVICE CREDIT TO WILLOW ISLAND EMPLOYEES

     1.     For purposes of this Article 32, the following terms shall have the meanings given below:

     (a)     “Cytec Savings Plan” shall mean the Cytec Employees’ Savings and Profit Sharing Plan established and maintained by Cytec Industries Inc. for, among others, employees of its Willow Island Plant.

     (b)     “Option” shall mean the option granted to CRI International, Inc. to acquire the Willow Island Plant from Cytec Industries Inc.

     (c)     “Willow Island Employee” shall mean a person formerly employed by Cytec Industries Inc. at its Willow Island Plant who became an employee of a Contributing Company in connection with the exercise of the Option.

     (d)     “Willow Island Plant” shall mean the manufacturing facility at Willow Island, West Virginia.

     2.     As of September 1, 2003, each Willow Island Employee shall be credited with Participation Service and Accredited Service equal to the amount of service credited to such employee for purposes of vesting and eligibility to participate under the Cytec Savings Plan.

ARTICLE 33

SERVICE CREDITING

     1.     For individuals accruing a benefit in the Plan on or after January 1, 2003, Service after December 31, 2002, subject to the transition rules described in Paragraph 3(d) of Article 33, will be credited under Article 33 for all Purposes except as otherwise expressly provided. Unless otherwise stated, this Article 33 does not negate or alter the time or service required for eligibility or benefit accrual but merely changes the way to credit or measure that time or service. Moreover, other Plan rules involving service, although not stated in this Article 33, continue to apply, as modified by the change to the method of crediting service stated in this Article 33.

     2.     For purposes of this Article 33, the following definitions shall apply:

     (a)     “Employment Commencement Date”: The date an individual first performs an Hour of Service for one of the Companies.

     (b)     “Hour of Service”: An hour for which an individual is paid or entitled to payment by the Companies for the performance of duties (or for which back pay is awarded) provided such hour has not previously been taken into account, except an hour for which a premium rate is paid because such hour is in excess of the maximum workweek applicable to an employee under Section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hour is in excess of a bona fide standard workweek or workday. An Hour of Service is performed on the day an Employee Terminates, but not on the first day of a leave of absence.

     (c)     “Period of Service”: Each period of an individual’s Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if any, and ending on a Severance from Service Date. For the sole purpose of Participation Service, the Period of Severance shall be treated as a Period of Service if the Service Spanning Rules apply. A Period of Service shall also include any period required to be credited as a Period of Service by federal law, but only under the conditions and to the extent so required by such federal law. Moreover, for purposes of determining the Period of Service, the following applies:

(i)	Except as provided in Paragraph 2(c)(ii) of this Article 33, an individual shall be credited with one month of Service for each calendar month in which he is credited with one or more Hours of Service.

(ii)	The crediting method described in Paragraph 2(c)(i) of this Article 33, shall not apply in determining whether or not the Service Spanning Rules apply, and it shall not apply in determining Participation Service.

     (d)     “Period of Severance”: Each period of time commencing on an individual’s Severance from Service Date and ending on a Reemployment Commencement Date.

     (e)     “Purposes”: Participation Service and Accredited Service

     (f)     “Reemployment Commencement Date”: The first date an individual performs an Hour of Service following a Severance from Service Date.

     (g)     “Service”: The period of an individual’s employment as an Employee with a Company.

     (h)     “Service Spanning Rules”: For the sole purpose of Participation Service, the Period of Severance shall be treated as a Period of Service if either the First Service Spanning Rule or the Second Service Spanning Rule applies.

(i)	The First Service Spanning Rule applies if

(A)	an individual Terminates his Service (at a time other than during an absence for any reason other than Termination) and then returns to Service, and

(B)	his Reemployment Commencement Date is within 12 months of his Severance from Service Date.

(ii)	The Second Service Spanning Rule applies if

(A)	an individual is absent from Service for 12 months or less for any reason other than Termination, and

(B)	during the absence referred to in Paragraph 2(h)(ii)(A) above the individual Terminates, and

(C)	the individual subsequently returns to Service, and

(D)	his Reemployment Commencement Date is within 12 months from the day he was first absent from Service for such reason other than Termination, referred to in Paragraph 2(h)(ii)(A) above.

     (i)     “Severance from Service Date”: The earliest of the following dates:

(i)	The first date an individual Terminates his Service following his Employment Commencement Date or following his most recent Reemployment Commencement Date, if any.

(ii)	The 31st day of a number of days (whether or not consecutive) of one or more Labor Dispute Periods during which Period or Periods an individual, who has not incurred a Termination, is absent from service from the Companies (with or without pay) due to his participation in such labor dispute or disputes. For purposes of this Paragraph, a “Labor Dispute Period” is a number of consecutive days beginning on the first day, as determined by Shell Oil Company, of a strike, a lockout, or any other similar labor dispute, and ending on the date that the strike, lockout, or any other similar labor dispute is resolved as determined by Shell Oil Company.

(iii)	The last day of the first 12 months of a Period of Absence during which period an individual, who has not incurred a Termination, remains absent from service from the Companies (with or without pay). For purposes of this Paragraph, a “Period of Absence” is a number of consecutive days beginning on the first day of an absence from service from the Companies (with or without pay) for any reason other than Termination or disability, such as leave of absence (other than disability), vacation, or holiday.

(iv)	The last day of the first 12 months of Disability Leave during which Leave an individual who has not incurred a Termination, remains absent from service from the Companies without pay. For purposes of this Paragraph, a “Disability Leave” is a number of consecutive days beginning on the first day of an employer-authorized unpaid leave of absence by reason of disability, as defined by Shell Oil Company.

     (j)     “Termination”; “Terminates": Resignation, retirement, or discharge from all Companies, or death.

     3.     For purposes of this Article 33, the following rules shall apply:

     (a)     An individual shall be credited for all Purposes in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

     (b)     If a fractional year within a Period of Service occurs, credit for such fractional year is based as follows:

(i)	for Accredited Service, on the number of months of Service in such fractional year, taking into account Paragraph 2(c)(i), unless such method would result in duplication of service credit or the absence of otherwise-allowable service credit, in which case such fractional year is based on the number of full calendar months and any additional days of Service in such fractional year;

(ii)	for Participation Service, only on the number of full calendar months and any additional days of Service in such fractional year,

(iii)	for purposes of this Paragraph 3(b), additional days totaling 30 or more shall constitute a full calendar month.

     (c)     There is credit for a one-year Period of Service for each 12-month segment of Period of Service, which begins on the Employment Commencement Date or the most recent Reemployment Commencement Date, if any, and a one-year Period of Service shall have the same effect as one year of service with respect to applicable benefits.

     (d)     In applicable cases with respect to transition to the method described in this Article 33 from other methods with respect to service, credit for Purposes will be determined under Treasury Reg. Sections 1.410(a)-7(f), consistent with administrative practice.

ARTICLE 34

GRANT OF PAST SERVICE CREDIT TO ALLIANCE COMPANY EMPLOYEES

     1.     For purposes of this Article 34, the following terms shall have the meanings given below:

     (a)     “Alliance Companies” shall mean Equilon Enterprises LLC, Motiva Enterprises LLC, Equiva Services LLC, Equiva Trading Company, or Shell Pipeline Company LP (formerly doing business as Equilon Pipeline Company LLC).

     (b)     “Alliance Savings Plan” shall mean that certain defined contribution pension plan sponsored by the Alliance Companies for their employees from April 1, 1999, to July 11, 2003.

     (c)     “Alliance Company Employee” means an employee of an Alliance Company for all or any part of the period between April 1, 1999, and December 31, 2002, (i) who was an employee of Equilon Enterprises LLC or Shell Pipeline Company LP on and immediately before January 1, 2003, the date on which each such company became a Contributing Company; or (ii) who became an Employee of a Contributing Company immediately following such employee’s termination of employment with an Alliance Company and on or before January 1, 2003.

     2.     As of January 1, 2003, each Alliance Company Employee shall be credited with Participation Service and Accredited Service equal to the benefit service credited to such employee under the Alliance Savings

Plan, but only to the extent such benefit service has not already been credited for such purposes under the Regulations of this Plan.

ARTICLE 35

TRANSFERRED ASSETS

     1.     Right to Transfer Assets to this Plan. In the event of, a transfer of assets from, or a merger or consolidation of, another plan that is qualified under section 401(a) of the Code based on the opinion of tax counsel (“Qualified Plan”) into this Plan, the Trustees may direct the Plan Administrator to accept Transferred Assets on behalf of a Member. For purposes of this Plan, “Transferred Assets” shall mean those assets which are transferred from a Qualified Plan directly to the Fund by the trustee(s) of the Qualified Plan on behalf of the Member, provided that the Qualified Plan from which the assets are transferred provides benefits protected under Section 411(d)(6) of the Code which are also protected by this Plan, or the transfer satisfies one of the exceptions set forth in the Treasury Regulations under Section 411(d)(6) of the Code.

     2.     Transferred Asset Accounts. Except as otherwise provided in this Plan, assets transferred from a Qualified Plan to this Plan shall be accounted for as follows: employee post-tax contributions (and earnings thereon) shall be credited to the Member Account; company contributions (and earnings thereon) that are not eligible for in-service distributions before the Member attains 59 1/2 years of age shall be credited to the Company Contribution Account; company contributions (and earnings thereon) that are eligible for in-service distributions before the Member attains 59 1/2 years of age shall be credited to the Prior Plan Company Contribution Account; matching contributions (and earnings thereon) that are subject to a vesting schedule shall be credited to the Company Match Account; matching contributions (and earnings thereon) that are not subject to a vesting schedule shall be credited to the Prior Plan Match Account; after-tax rollover contributions (and earnings thereon) shall be credited to the After-tax Rollover Account; and all other rollover contributions (and earnings thereon) shall be credited to the Rollover Account.

ARTICLE 36

ASSETS TRANSFERRED FROM THE PENNZOIL-QUAKER STATE COMPANY SAVINGS AND
INVESTMENT PLAN AND THE PENNZOIL-QUAKER STATE COMPANY SAVINGS AND
INVESTMENT PLAN FOR HOURLY EMPLOYEES

     1.     In connection with the transfer of assets from the Relevant Plans on or about December 23, 2004, account balances, other than amounts attributable to salary reduction contributions including catch up contributions made under the Relevant Plans and other than assets in the form of loans transferred to the Shell Pay Deferral Investment Fund, shall be credited to the respective accounts established herein for the benefit of Former PQS Participants. The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

     2.     For purposes of this Article,

     (a)     “Former PQS Participant” shall mean any individual who met each of the following characteristics:

     (i)     transferred employment directly from a company participating in one of the Relevant Plans to a Contributing Company during the period October 1, 2002 to November 1, 2004 or was an employee of Pennzoil-Quaker State Company on and immediately before January 1, 2004, the day in which such company became a Contributing Company, and

     (ii)     as of November 2, 2004, was not employed by Jiffy Lube International, Inc., Q Lube, Inc., or Pennzoil-Quaker State International Corporation.

     (b)     “Relevant Plans” means the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

     3.     Notwithstanding the above, assets transferred from the Relevant Plans, that were separately accounted for in sources designated as either the “Company Match Account” or the “Company Match Vested Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Prior Plan Company Contribution Account established in this Plan.

     4.     Notwithstanding the above, assets transferred from the Relevant Plans, that were separately accounted for in sources designated as the “Prior Employer Match Account”, the “Prior Plan Match Account”, the “Prior Plan P/S Account”, or the “Prior Plan ESOP Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Rollover Account established in this Plan.

     5.     Notwithstanding the above, assets transferred from the Relevant Plans, that were separately accounted for in sources designated as either the “Safe Harbor Match Account” or the “Prior Company Match Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Company Contribution Account established in this Plan.

ARTICLE 37

MERGER OF SHELL TRADING SAVINGS PLAN

     1.     In connection with the merger and transfer of assets from the Shell Trading Savings Plan into the Fund on or about December 29, 2004, account balances, other than amounts attributable to salary reduction contributions including catch up contributions made under the Shell Trading Savings Plan and other than assets in the form of loans transferred to the Shell Pay Deferral Investment Fund, shall be credited to the respective accounts established herein. The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

     2.     Notwithstanding the above, assets transferred from the Shell Trading Savings Plan that were credited to the “Alliance Company Contribution Account” in such plan shall be credited to the Prior Plan Company Contribution Account established in this Plan.

     3.     Notwithstanding the above, assets transferred from the Shell Trading Savings Plan that were credited to the “Matching Account” in such plan shall be credited to the Company Match Account and shall be subject to the vesting schedule as described in Schedule D.

     4.     Notwithstanding the above, assets transferred from the Shell Trading Savings Plan that were credited to the “LEDCO Account” in such plan shall be credited to the Company Contribution Account established in this Plan.

SCHEDULE A

Part One

Business Entity	Date of Adoption
Billiton Metals Inc.	January 1, 1993

Part Two

Business Entity	Date of Acquisition
The Goodyear Tire & Rubber Company	December 18, 1992
Hi-Tek Polymers, Inc.	April 1, 1993
Schering Berlin Polymers, Inc.	April 2, 1993

SCHEDULE B

Part One

Incentive Compensation Plans

Incentive Compensation Plan (as adopted by Shell Oil Company and certain of its subsidiaries with effect from 1/1/94)

Shell Polypropylene Company 1995 Incentive Compensation Plan

Success Shares — CalResources Incentive Compensation Plan

Part Two

(Intentionally left blank)

SCHEDULE C

Part I of Schedule C

Tier I
LifeStyle Funds

Fidelity Freedom Income Fund®

Fidelity Freedom 2010 Fund®

Fidelity Freedom 2020 Fund®

Fidelity Freedom 2030 Fund®

Fidelity Freedom 2040 Fund®

Core Funds

1-3 Year Government Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers 1-3 Year Government Bond Index, an unmanaged index that measures the performance of U.S. government-issued bonds with maturities greater than one year but less than three years.

20+ Treasury Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers 20+ Treasury Index and consisting exclusively of U.S. Treasury issues with maturities greater than 20 years which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Government/Credit Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers Government/Credit Bond Index, an unmanaged index that measures the performance of U.S. government and high-quality corporate bonds with maturities of at least one year.

Intermediate Government Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers Intermediate Government Bond Index and consisting exclusively of U.S. government issued bonds which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Mid-Cap Equity Index Fund
A broadly diversified equity index fund designed to match the performance of the S&P MidCap 400 Index and consisting primarily of the equities of mid-sized U.S. companies.

Royal Dutch Shell Stock Fund
A non-diversified, unmanaged, unitized fund consisting primarily of RDS Class A American depositary receipts representing Class A ordinary shares of Royal Dutch Shell plc and short-term instruments.

Russell 1000 Value Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Value Index.

Russell 1000 Growth Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Growth Index.

Russell 2000® Equity Index Fund
A small capitalization equity index fund designed to match the performance of the Russell 2000® Index and consisting primarily of small capitalization securities.

Russell 2000 Value Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Value Index.

Russell 2000 Growth Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Growth Index.

Thrift Fund
A fund consisting of such fixed-income investments as the Trustees shall from time to time determine in accordance with the Trust Agreement. Investments may include, but shall not be limited to, investment contracts of insurance companies or financial institutions and high quality, short-term, U.S. dollar-denominated money market securities issuers.

U. S. Debt Index Fund
A broad fixed-income index fund designed to match the performance of the Lehman Brothers Aggregate Bond Index and consisting primarily of investment-grade bonds with maturities of at least one year including U.S. government, corporate, mortgage-backed, and asset-backed bonds.

U. S. Equity Index Fund
An equity index fund designed to approximate the composition and total return of the Standard & Poor’s Composite Index of 500 Stocks (S&P 500®) and consisting primarily of the common stocks that make up the S&P 500®. Except as provided in Section VI of the Trust Agreement, assets of the U. S. Equity Index Fund shall not be invested in securities of any of the Contributing or Affiliated Companies.

U. S. Equity Market Fund
A total market equity index fund designed to match the performance of the Barclays’ U.S. Equity Market Index and consisting primarily of the publicly available universe of equity shares.

U. S. Treasury Inflation Protected Securities Index Fund
A fund using a full-replication approach to aim to match the performance of the Lehman Brothers U.S. Treasury Inflation Protection Securities Index, an unmanaged index that measures the performance of inflation-indexed bonds issued by the U.S. Treasury.

Part II of Schedule C

Tier II
Fidelity Mutual Funds

Fidelity Blue Chip Growth Fund

Fidelity Diversified International Fund

Fidelity Dividend Growth Fund

Fidelity Equity-Income Fund

Fidelity Equity-Income II Fund

Fidelity Fund

Fidelity Growth & Income Portfolio

Fidelity Mid Cap Stock Fund

Fidelity Overseas Fund

Fidelity Puritan® Fund

Fidelity Small Cap Independence Fund

Fidelity Small Cap Stock Fund

Fidelity Value Fund

Part III of Schedule C

Tier III
Mutual Fund Window — such of the following mutual funds as are from time to time available through Fidelity’s
FundsNetSM program and all Fidelity mutual funds not offered in Tier II:

AIM Balanced Fund Class A

AIM Basic Value Fund Class A

AIM Blue Chip Fund Class A

AIM Constellation Fund Class A

AIM Global Aggressive Growth Fund Class A

AIM Mid Cap Core Equity Fund Class A

AIM Premier Equity Fund

AIM Weingarten Fund Class A

Alger Capital Appreciation Fund — Institutional Class

Alger Mid Cap Growth Fund — Institutional Class

Alger Small Cap Fund — Institutional Class

American AAdvantage Balanced Fund

American AAdvantage International Equity Fund

American AAdvantage Large Cap Value Fund

American AAdvantage Short-Term Bond Fund

American Century Large Company Value Fund — Investor Class

American Century Small Company Fund — Investor Class

American Century Ultra Fund — Investor Class

Ariel Appreciation Fund

Ariel Fund

Ariel Premier Bond Fund — Investor Class

Artisan International Fund

Artisan Mid Cap Fund

Baron Asset Fund

Baron Growth Fund

Calvert Capital Accumulation Fund

Calvert New Vision Small Cap Fund

Calvert Social Investment Balanced Fund

Calvert Social Investment Fund Equity — A

Calvert World Values Fund, Inc.— International Equity Fund

Columbia Acorn Select Fund — Z

Columbia High Yield Fund — Z

Credit Suisse Capital Appreciation Fund

Credit Suisse Global Fixed Income Fund

Credit Suisse International Focus Fund

Credit Suisse Large Cap Value Fund — Class A

Credit Suisse Mid-Cap Growth Fund

Credit Suisse Small Cap Value Fund

CRM Mid Cap Value Fund — Investor Class

Domini Social Equity Fund

Dreyfus Founders Balanced Fund F

Dreyfus Founders Discovery Fund F

Dreyfus Founders Growth & Income Fund F

Dreyfus Founders Growth Fund F

Dreyfus Founders Mid-Cap Growth Fund F

Dreyfus Founders Passport Fund F

Dreyfus Founders Worldwide Growth Fund F

Fidelity Aggressive Growth Fund

Fidelity Aggressive International Fund

Fidelity Asset ManagerSM

Fidelity Asset Manager: AggressiveSM

Fidelity Asset Manager: GrowthSM

Fidelity Asset Manager: IncomeSM

Fidelity Balanced Fund

Fidelity Blue Chip Value Fund

Fidelity Canada Fund

Fidelity Capital & Income Fund

Fidelity Capital Appreciation Fund

Fidelity Cash Reserves

Fidelity China Region Fund

Fidelity Contrafund

Fidelity Convertible Securities Fund

Fidelity Disciplined Equity Fund

Fidelity Discovery Fund

Fidelity Emerging Markets Fund

Fidelity Europe Capital Appreciation Fund

Fidelity Europe Fund

Fidelity Export and Multinational Fund

Fidelity Fifty Fund

Fidelity Floating Rate High Income Fund

Fidelity Focused Stock Fund

Fidelity Four-in-One Index Fund

Fidelity Freedom 2000 Fund

Fidelity Freedom 2005 Fund

Fidelity Freedom 2015 Fund

Fidelity Freedom 2025 Fund

Fidelity Freedom 2035 Fund

Fidelity Ginnie Mae Fund

Fidelity Global Balanced Fund

Fidelity Government Income Fund

Fidelity Growth & Income II Portfolio

Fidelity Growth Company Fund

Fidelity High Income Fund

Fidelity Independence Fund

Fidelity Inflation-Protected Bond Fund

Fidelity Institutional Short-Intermediate Government Fund

Fidelity Intermediate Bond Fund

Fidelity Intermediate Government Income Fund

Fidelity International Growth & Income Fund

Fidelity International Small Cap Fund

Fidelity Investment Grade Bond Fund

Fidelity Japan Fund

Fidelity Japan Smaller Companies Fund

Fidelity Large Cap Stock Fund

Fidelity Latin America Fund

Fidelity Leveraged Company Stock Fund

Fidelity Low-Priced Stock Fund

Fidelity Magellan® Fund

Fidelity Mortgage Securities Fund — Initial Class

Fidelity Nasdaq Composite® Index Fund

Fidelity New Markets Income Fund

Fidelity Nordic Fund

Fidelity OTC Portfolio

Fidelity Pacific Basin Fund

Fidelity Real Estate Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Fidelity Short-Term Bond Fund

Fidelity Small Cap Retirement Fund

Fidelity Southeast Asia Fund

Fidelity Stock Selector

Fidelity Strategic Dividend & Income Fund

Fidelity Strategic Income Fund

Fidelity Structured Large Cap Growth

Fidelity Structured Large Cap Value

Fidelity Structured Mid Cap Growth

Fidelity Structured Mid Cap Value

Fidelity Total Bond Fund

Fidelity Trend Fund

Fidelity U.S. Bond Index Fund

Fidelity U.S. Government Reserves

Fidelity Ultra-Short Bond Fund

Fidelity Utilities Fund

Fidelity Value Discovery Fund

Fidelity Value Strategies Fund

Fidelity Worldwide Fund

FMA Small Company Portfolio

Franklin Small-Mid Cap Growth Fund A

INVESCO Core Equity Fund

INVESCO Dynamics Fund

INVESCO Small Company Growth Fund

INVESCO Total Return Fund

Janus Balanced Fund

Janus Enterprise Fund

Janus Flexible Income Fund

Janus Fund

Janus Mercury Fund

Janus Twenty Fund

Janus Worldwide Fund

Legg Mason Value Trust

Lord Abbett Mid Cap Value Fund — Class A

Lord Abbett Mid Cap Value Fund — Class P

Managers Bond Fund

Managers Capital Appreciation Fund

Managers Special Equity Fund

Managers Value Fund

MS Institutional Fund Active International Allocation Portfolio Class B

MS Institutional Fund Emerging Markets Portfolio Class B

MS Institutional Fund Equity Growth Portfolio Class B

MS Institutional Fund Global Value Equity Portfolio Class B

MS Institutional Fund International Equity Portfolio Class B

MS Institutional Fund International Magnum Portfolio Class B

MS Institutional Fund Small Company Growth Portfolio Class B

MS Institutional Fund Trust Balanced Portfolio

MS Institutional Fund Trust Core Plus Fixed Income Portfolio

MS Institutional Fund Trust High Yield Portfolio

MS Institutional Fund Trust Mid Cap Growth Portfolio

MS Institutional Fund Trust Value Portfolio

MS Institutional Fund Value Equity Portfolio Class B

Mutual Discovery Fund A

Mutual Shares Fund A

Neuberger Berman Focus Trust

Neuberger Berman Genesis Trust

Neuberger Berman Guardian Trust

Neuberger Berman Manhattan Trust

Neuberger Berman Partners Trust

Neuberger Berman Socially Responsive Trust

Oakmark Equity and Income Fund

Oakmark Fund

Oakmark Select Fund

PBHG Emerging Growth Fund

PBHG Growth Fund

PBHG Large Cap Fund

PBHG Mid Cap Fund

PBHG Strategic Small Company Fund

PIMCO CCM Capital Appreciation Fund — Administrative Class

PIMCO CCM Mid Cap Fund — Administrative Class

PIMCO Global Bond Fund — Administrative Class

PIMCO High Yield Fund — Administrative Class

PIMCO Long-Term U.S. Government Fund — Administrative Class

PIMCO Low Duration Fund — Administrative Class

PIMCO NFJ Small Cap Value Fund — Administrative Class

PIMCO Total Return Fund — Administrative Class

Robertson Stephens Emerging Growth Fund

Robertson Stephens Smaller Company Growth Fund

Royce Low-Priced Stock Fund

Scudder 21st Century Growth Fund

Scudder Dreman High Return Equity — A

Scudder Global Discover Fund

Scudder Growth & Income Fund

Scudder International Fund

Spartan 500 Index Fund

Spartan Extended Market Index Fund

Spartan Government Income Fund

Spartan International Index Fund

Spartan Investment Grade Bond Fund

Spartan Total Market Index Fund

Spartan U.S. Equity Index Fund

Strong Advisor Common Stock Fund Class Z

Strong Advisor Small Cap Value Fund

Strong Discovery Fund

Strong Government Securities Fund

Strong Growth Fund

Strong Large Cap Growth Fund

Strong Opportunity Fund

Strong Short-Term Bond Fund

Strong Ultra Short-Term Income Fund

TCW Galileo Aggressive Growth Equities Fund Class N

TCW Galileo Select Equities Fund Class N

TCW Galileo Small Cap Growth Fund Class N

Templeton Developing Markets Trust A

Templeton Foreign Fund A

Templeton Foreign Smaller Companies Fund A

Templeton Global Bond Fund A

Templeton Growth Fund A

Templeton World Fund A

UAM: FPA Crescent Portfolio

UAM: Rice, Hall, James Small Cap Portfolio

USAA Cornerstone Strategy Fund

USAA Emerging Markets Fund

USAA GNMA Trust

USAA Growth Fund

USAA Income Fund

USAA Income Stock Fund

USAA International Fund

Van Kampen Growth & Income Fund — A

Villanova Capital: Gartmore Millennium Growth Fund

Villanova Capital: Gartmore Value Opportunity Fund

Western Asset Core Portfolio FI Class

Part IV of Schedule C

Tier IV
Fidelity Select Portfolios — such of the following mutual funds as are from time to time available through Fidelity:

Fidelity Select Portfolios: Air Transportation Portfolio

Fidelity Select Portfolios: Automotive Portfolio

Fidelity Select Portfolios: Banking Portfolio

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Select Portfolios: Brokerage and Investment Management Portfolio

Fidelity Select Portfolios: Business Services and Outsourcing Portfolio

Fidelity Select Portfolios: Chemicals Portfolio

Fidelity Select Portfolios: Computers Portfolio

Fidelity Select Portfolios: Construction and Housing Portfolio

Fidelity Select Portfolios: Consumer Industries Portfolio

Fidelity Select Portfolios: Cyclical Industries Portfolio

Fidelity Select Portfolios: Defense and Aerospace Portfolio

Fidelity Select Portfolios: Developing Communications Portfolio

Fidelity Select Portfolios: Electronics Portfolio

Fidelity Select Portfolios: Energy Portfolio

Fidelity Select Portfolios: Energy Service Portfolio

Fidelity Select Portfolios: Environmental Portfolio

Fidelity Select Portfolios: Financial Services Portfolio

Fidelity Select Portfolios: Food and Agriculture Portfolio

Fidelity Select Portfolios: Gold Portfolio

Fidelity Select Portfolios: Health Care Portfolio

Fidelity Select Portfolios: Home Finance Portfolio

Fidelity Select Portfolios: Industrial Equipment Portfolio

Fidelity Select Portfolios: Industrial Materials Portfolio

Fidelity Select Portfolios: Insurance Portfolio

Fidelity Select Portfolios: Leisure Portfolio

Fidelity Select Portfolios: Medical Delivery Portfolio

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

Fidelity Select Portfolios: Money Market Portfolio

Fidelity Select Portfolios: Multimedia Portfolio

Fidelity Select Portfolios: Natural Gas Portfolio

Fidelity Select Portfolios: Natural Resources Portfolio

Fidelity Select Portfolios: Networking and Infrastructure Portfolio

Fidelity Select Portfolios: Paper and Forest Products Portfolio

Fidelity Select Portfolios: Pharmaceuticals Portfolio

Fidelity Select Portfolios: Retailing Portfolio

Fidelity Select Portfolios: Software and Computer Services Portfolio

Fidelity Select Portfolios: Technology Portfolio

Fidelity Select Portfolios: Telecommunications Portfolio

Fidelity Select Portfolios: Transportation Portfolio

Fidelity Select Portfolios: Utilities Growth Portfolio

Fidelity Select Portfolios: Wireless Portfolio

SCHEDULE D

VESTING

     1.     Vesting in Company Match Account. A Member shall have a nonforfeitable right to his Company Match Account in accordance with the vesting schedule below, except that a Member who dies or who terminates his employment after attaining age 65 or qualifying for a disability pension under the Shell Pension Plan (but disregarding the condition that an employee have at least 15 years of accredited service) shall be 100% vested on such event:

Completed Years
of	Nonforfeitable
Participation Service	Percentage

Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

     A Member who terminates employment prior to attaining a 100% nonforfeitable percentage shall forfeit the non-vested portion of his Company Match Account. The amount forfeited shall be allocated as a forfeiture in accordance with Paragraph 2 below.

     If a Member’s account is restored as provided in Paragraph 3 below, and if such Member had received a distribution of his vested Company Match Account, and if such Member subsequently terminates employment prior to attaining a 100% nonforfeitable percentage in his Company Match Account, the vested portion of the Member’s Account shall be determined in the following manner:

     At any relevant time the Member’s vested portion is not less than an amount (“X”) determined by the formula:

X = P(AB + D) – D

     where P is the nonforfeitable percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of the nonforfeitable percentage.

     2.     Allocation of Forfeitures. Any amounts forfeited by a Member from his Company Match Account shall be applied in the following order:

(a)	to restore forfeited amounts to individuals reemployed as an Employee;

(b)	to restore unclaimed benefits pursuant to Article 19; and

(c)	to reduce the Contributing Company Contribution under Article 8 to the extent of such contributions.

     3.     Restoration of Forfeitures Upon Reemployment. If a “Former Member,” within the meaning of the Shell Trading Savings Plan, who has forfeited an amount under Paragraph 1 above is re-employed, a Contributing Company contribution of the amount forfeited shall be made and credited to the Member’s Company Match Account on behalf of such Member.

     4.     Special Vesting Provisions. Notwithstanding Paragraph 1 above, the following special vesting provisions shall apply:

(a)	Each Member who is an Enterprise Transferred Employee shall be fully vested, effective as of September 17, 1999, in his Company Match Account balance attributable to matching contributions made prior to his transfer to Enterprise Products Company. For purposes of this sub-paragraph, an “Enterprise Transferred Employee” means an individual who is employed by Enterprise Products Company under the terms of that Contribution Agreement, dated effective September 17, 1999, between Tejas Energy, LLC and others, including Enterprise Products Company, and who was an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with Enterprise Products Company.

(b)	Each Member who is employed by InterGen Services, Inc. on January 1, 2001, in connection with the formation of InterGen North America, LP, a joint venture by and between Shell Power GP Holding and Bechtel Enterprises Holdings, Inc., and who was an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with InterGen Services, Inc., shall be fully vested, effective as of January 1, 2001, in his Company Match Account balance attributable to matching contributions made prior to January 1, 2001.

(c)	Each Member who is employed by Enterprise Products Operating L.P. on April 1, 2001, in connection with that Purchase and Sale Agreement between Coral Energy, LLC and Enterprises Products Operating L.P. for the sale of Coral Energy, LLC’s membership interests in Acadian Gas, LLC to Enterprise Products Operating L.P., and who is an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with Enterprise Products Operating L.P. shall be fully vested in his Company Match Account balance attributable to matching contributions made prior to April 1, 2001.

(d)	Special vesting rules in connection with the sale by InterGen (North America) Inc. of its equity interests in Tejas Gas, LLC and its subsidiaries to Kinder Morgan Energy Partners, L.P. as of February 28, 2002:

(i)	An individual who on February 28, 2002, is either an employee under the Shell Trading Savings Plan or an employee of a “25% Affiliated Entity,” within the meaning of the Shell Trading Savings Plan, who has an application for employment offer accepted by Kinder Morgan Energy Partners, L.P. and who performs services with Kinder Morgan Energy Partners, L.P. as an employee of Kinder Morgan Energy Partners, L.P. on March 1, 2002, shall be vested as of February 28, 2002 in his accrued benefit under the Shell Trading Savings Plan earned through February 28, 2002.

(ii)	An individual who on March 14, 2002, is either an employee under the Shell Trading Savings Plan or an employee of a “25% Affiliated Entity,” within the meaning of the Shell Trading Savings Plan, who has an application for employment offer accepted by Kinder Morgan Energy Partners, L.P., and who performs services with Kinder Morgan Energy Partners, L.P. as an employee of Kinder Morgan Energy Partners, L.P. on March 15, 2002, shall be vested as of March 14, 2002, in his accrued benefit under the Shell Trading Savings Plan earned through March 14, 2002.

SHELL PROVIDENT FUND

TRUST AGREEMENT

               TRUST AGREEMENT, dated as of the 1st day of September 1939, and as amended through May 17, 2005, between SHELL OIL COMPANY, CORAL ENERGY SERVICES, LLC, CRI U.S. LP, EQUILON ENTERPRISES LLC d/b/a SHELL OIL PRODUCTS US, MOTIVA COMPANY, PECTEN CHEMICALS INC., PECTEN MIDDLE EAST SERVICES COMPANY LIMITED, PECTEN OVERSEAS SERVICES COMPANY, PECTEN PRODUCING COMPANY, PECTEN SERVICES COMPANY, PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS, SHELL AGRICULTURAL CHEMICAL COMPANY, SHELL CAPITAL INC., SHELL CHEMICAL LP, SHELL CHEMICAL RISK MANAGEMENT COMPANY, SHELL ENERGY RESOURCES COMPANY, SHELL ENERGY SERVICES COMPANY, L.L.C., SHELL EXPATRIATE EMPLOYMENT US INC., SHELL EXPLORATION & PRODUCTION COMPANY, SHELL GLOBAL SOLUTIONS (US) INC., SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC., SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC., SHELL MARINE PRODUCTS (US) COMPANY, SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY, SHELL OFFSHORE INC., SHELL OIL PRODUCTS COMPANY LLC, SHELL OIL PRODUCTS LAN LLC, SHELL PIPELINE COMPANY LP, SHELL SOLAR EMPLOYMENT SERVICES INC., SHELL TECHNOLOGY VENTURES INC., SHELL TRADING GAS AND POWER COMPANY, SHEL TRADING GP OVERSEAS SERVICES COMPANY, SHELL US GAS & POWER, LLC, SHELL TRADING NORTH AMERICA COMPANY, SHELL TRADING (US) COMPANY, SHELL WINDENERGY SERVICES INC., SIEP OVERSEAS SERVICES, INC., SPLC SERVICES COMPANY LLC, SWEPI LP, and such other affiliated companies as may become parties hereto from time to time, as hereinafter provided, (the Companies which at any given time are participating in the plan as hereinafter provided being sometimes hereinafter referred to as the “Contributing Companies”), and T. T. Coles, J. M. Esquivel, F. A. Glaviano, S. Hodge, and J. D. Hofmeister, as trustees, and such other persons as may become trustees hereunder from time to time as hereinafter provided (the persons who at any given time are acting as trustees hereunder being hereinafter called the “Trustees”).

W I T N E S S E T H:

               WHEREAS, each of the Companies named above desired to adopt, for the exclusive benefit of its employees and their beneficiaries who become beneficiaries of the Fund hereinafter described, a contributory plan to provide for such employees upon their retirement from employment and as part of the plan to join in the creation of a trust of personal property to be known as “Shell Provident Fund” (hereinafter sometimes called the “Fund”) to which contributions are to be made by said Company and payments are to be made by said employees for the purpose of distributing to said employees the principal and earnings of the funds to be accumulated in the trust arising from said contributions and payments in accordance with the provisions of the plan;

               WHEREAS, the plan, and the trust to be created (the “Trust”), are to be administered by Trustees as hereinafter and in the Regulations provided, and

               WHEREAS, by the execution of this instrument (hereinafter sometimes called the “Trust Agreement”) each of the Companies named above desires to evidence its adoption of the plan and its joining in the creation of such Trust, and the Trustees desire to evidence their acceptance of the Trust;

               NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter set forth, the Companies which are or become parties hereto (hereinafter called the “Companies”) and the Trustees hereby agree each with the other as follows:

SECTION I

ADOPTION OF THE PLAN, CREATION OF THE TRUST, AND
DESIGNATION OF THE TRUSTEES

               Each of the Companies hereby adopts the plan as set forth herein and in the Regulations for the exclusive benefit of its employees and their beneficiaries who become beneficiaries of the Fund (hereinafter called “Member”) and as part of the plan, hereby joins in the creation of the Fund as a Trust of personal property, to which contributions are to be made by said Company and payments are to be made by Members for the purpose of distributing to the Members the principal and earnings of the funds to be accumulated in the Trust arising from the contributions of said Company and the payment of Members in accordance with the provisions of the plan, and hereby designates the Trustees named above as the Trustees of the Fund. The Regulations hereto annexed are incorporated herein and made a part of the Trust Agreement (which together hereinafter are sometimes called the “Plan” or the “Fund”).

               The signature of any of the Companies to any counterpart or copy of the Trust Agreement shall be sufficient evidence of its adoption of the plan and of its joining in the creation of the Fund and of its designation of the Trustees named above.

SECTION II

ACCEPTANCE OF THE TRUST

               The Trustees hereby accept the Trust and agree to hold, administer, and disburse all of the principal and earnings of the funds to be accumulated in the Fund in accordance with all the terms and provisions of the Trust Agreement including the Regulations. The signature of any Trustee to any counterpart or copy of the Trust Agreement shall be sufficient evidence of his acceptance and agreement as aforesaid.

SECTION III

ADMINISTRATION

               The Trustees may act by a majority of their number then in office either by vote at a meeting or in writing without a meeting.

               The Trustees may appoint a chairman and vice-chairman from among their number and a secretary and such other officers as they may deem advisable who need not be Trustees; may appoint an executive committee consisting of three or more Trustees with full authority to exercise any of the powers of the Trustees; may appoint such other committees, whose members need not be Trustees, with such powers as they may deem expedient; may provide that any such committee may act by a majority of its number then in office (but in no event less than two) either by a vote at a meeting or in writing without a meeting; may designate alternates for any members of any such committee; may adopt by-laws governing the transaction of their business and the duties of such officers; may remove any such officers, abolish any such committees, and alter or repeal any such by-laws; and may transact their business under the name “Shell Provident Fund.”

               Any act of the Trustees or any such committee shall be sufficiently evidenced if certified by the secretary appointed by the Trustees or any Trustee or in accordance with the by-laws.

SECTION IV

CONTRIBUTIONS TO THE FUND

               Contributions to the Fund by each of the Contributing Companies and payments by the Members shall be made in accordance with the Regulations.

               Notwithstanding anything herein to the contrary, upon the Employer’s request, a contribution which was made by a mistake of fact or conditioned upon the initial qualification of the Fund or upon the deductibility of any contribution to the Fund shall be returned to the contributor within one year after payment of the contribution, the denial of the initial qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

SECTION V

DISPOSITION OF FUNDS

               All funds received by the Trustees hereunder shall be held, managed, deposited, invested, reinvested, disbursed, and distributed to or for the benefit of the Members in accordance with the provisions hereof and of the Regulations.

               Subject to such qualifications, terms, and conditions as the Trustees shall determine, the Trustees may enter into any contract or contracts with any insurance company or companies for the purposes of purchasing annuities or other forms of contracts with respect to Members or their beneficiaries and may disburse funds for this purpose in accordance with the provisions of paragraph 5 of Article 13 of the Regulations.

SECTION VI

INVESTMENT OF FUNDS

     (a)     All funds received by the Trustees which, pursuant to the provisions of Article 11 of the Regulations, are subject to a direction to be invested in any of the Core Funds, other than the Thrift Fund, shall be invested and reinvested by the Trustees and/or one or more Investment Managers in the classes and types of investments designated by the appropriate provisions of Part I of Schedule C to the Regulations, and subsection (b) of this Section VI shall not apply to the classes and types of investments in which such funds may be invested. All funds received by the Trustees which, pursuant to the provisions of Article 11 of the Regulations, are subject to a direction to be invested in an Eligible Investment Company Fund shall be invested and reinvested by an investment adviser in the classes and types of investments designated by the appropriate provisions of the prospectus therefor, and subsection (b) of this Section VI shall not apply to the classes and types of investments in which such funds may be invested.

     (b)     Except as provided in subsection (a) of this Section, the Trustees shall have the power to invest and reinvest all funds received by them in such securities, obligations, or properties (real or personal) or participations or interests therein, the rate of return which is fixed by the instruments evidencing the investment (referred to herein collectively as “securities”), and insurance company group annuity investment contracts and agreements, as they may deem advisable in their discretion as though they were the beneficial owners thereof, excluding securities issued or to be issued by any of the Contributing or Affiliated Companies. Notwithstanding the first sentence of this subsection, an investment in any collective or common trust fund shall not be prohibited even though such collective or common trust fund may hold securities issued by any of the Contributing or Affiliated Companies so long as such securities shall not exceed 5% of the assets of the Optional Fund to which the investment relates. The Trustees shall have power to sell, transfer, or exchange assets held hereunder from time to time at such prices and upon such terms and conditions and in such manner as they may deem proper. The Trustees may lend securities held hereunder consistent with the fiduciary duty and prohibited transaction requirements of ERISA. The Trustees may exercise any voting powers appurtenant to any securities at the time held by them and may execute any proxies or powers of attorney (as to either discretionary or ministerial matters) and any agreements which they may deem necessary or advisable in connection with the investment, holding, or management of the assets in their custody and control, it being the intention hereof that the Trustees shall have full power, within the limitations of this Trust Agreement, to manage all assets held by them hereunder, as though the absolute owners thereof. The purchaser of any assets from the Trustees need not inquire into the application of the purchase money by the Trustees nor into the expediency or propriety of the Trustees to negotiate or make the same. Securities held by the Trustees may be registered in the name of the Fund, the Trustees or their agents or nominees, or other persons; or they may be unregistered.

     (c)     Each Investment Manager may invest in any single, collective, or common trust fund for employee benefit plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor statute, maintained by a trust company. An investment in any collective or common trust fund shall not be prohibited even though such collective or common trust fund may hold securities issued by any of the Contributing or Affiliated Companies so long as such securities shall not exceed 5% of the assets of the Optional Fund to which the investment relates. Without limiting the generality of the foregoing, the agreement with the bank or trust company may authorize the bank or trust company to invest and reinvest the assets transferred to it in interests in any trust fund that has been or shall be created and maintained by the bank or trust company as trustee for the collective investment of funds of trusts for employee benefit plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor statute, as amended, and to the extent required by Revenue Ruling 81-100 and further to the extent consistent with this Trust Agreement the instrument creating such trust fund, together with any amendments is hereby incorporated in and made part of this Trust Agreement.

     (d)     In addition to any other investments proper under the Fund, the Trustees shall have the power to invest in one or more collective investment funds now existing or hereinafter established (including, without limitation, the Shell Savings Group Trust established effective January 1, 1996 between Shell Oil Company and the then Trustees) which contemplate the commingling for investment purposes of the funds therein with trust assets of other pension plans which are qualified under Section 401 of the Code. To the extent required by Revenue Ruling 81-100 and to the extent consistent with this Trust Agreement, the instrument creating any collective investment fund in which any part of the Fund is invested, as in force and effect at the time of the investment and as thereafter amended, is hereby incorporated in and made part of this Trust Agreement. Such collective investment fund shall be invested and reinvested by its trustees and/or investment managers in the classes and types of investments designated by the appropriate provisions of the Fund.

SECTION VII

DELEGATION OF POWERS

               The Trustees may appoint one or more Investment Managers for the Core Funds (other than the Thrift Fund) and may delegate to one or more Investment Managers for the Thrift Fund, all or any of the authority, powers, or duties conferred upon them by subsection (b) of Section VI hereof. In accordance with the directions of the Members or their beneficiaries, the Trustees shall delegate to the investment advisors of the Eligible Investment Company Funds, all or any of the authority, powers or duties conferred upon them by subsection (b) of Section VI hereof. In the case of the Thrift Fund, the Trustees may direct the Plan Administrator and his staff to manage certain assets held by a custodian. The Trustees may deliver to such Investment Manager or Investment Managers any funds or securities held by the Trustees hereunder. Each Investment Manager shall be a bank, trust company, insurance company, investment company, investment advisor, or investment banker, satisfying the requirements of section 3(38) of ERISA. The bank or trust company or custodian of the Trust’s funds and securities shall have a capital stock and surplus of not less than Fifty Million Dollars ($50,000,000) and be adequately insured or bonded. Each Investment Manager shall exercise all the authority, powers, and duties of an Investment Manager as provided in this Trust Agreement and in the Regulations. As to certain Plan assets, the Trustees may select a bank or trust company to act as custodian for same if the Investment Manager or other fiduciary managing such assets either does not perform such services or the Trustees believe it to be advantageous to have another party act as custodian. Subject to the provisions of the Regulations and this Trust Agreement, the appointment of an Investment Manager shall be upon such terms as the Trustees shall determine. The Trustees may remove an Investment Manager at any time, with or without cause, or an Investment Manager may resign at any time in such manner as the Trustees shall determine. In the event of such removal or in the event that an Investment Manager shall resign or cease to act, the Trustees may exercise the authority, powers, and duties previously exercised by such Investment Manager, pending delegation of such powers to another Investment Manager.

               No Trustee shall be liable for the acts or omissions of such Investment Manager or Managers or be under an obligation to invest or otherwise manage any asset of the Fund which is subject to the management of the Investment Manager.

               An Investment Manager shall keep such books of account and shall submit to such audits as the Trustees shall prescribe.

SECTION VIII

BORROWING MONEY

               The Trustees may borrow money from time to time upon such terms and conditions as they may deem expedient, and for the loans thus made or in renewal thereof they may issue their promissory note or notes as Trustees and may secure the repayment thereof by pledging any of the assets then in their control.

SECTION IX

COMPENSATION AND EXPENSES

               The Trustees shall not receive any remuneration from the Fund for their services. The following costs and expenses incurred by or in the administration of the Fund or of the Trust, if appropriate, shall be paid out of the funds held by the Trustees:

(1)	Compensation of independent accountants, counsel, agent or agents, custodians, and Investment Managers, including investment contract consultants and independent counsel assisting in determining the qualified status of domestic relations orders, as the Trustees or the Plan Administrator may appoint or employ;

(2)	Premiums for insurance against loss of plan assets due to breach of any named Fiduciary duty;

(3)	Premiums for insurance on behalf of any Fiduciary to cover liability for his own account;

(4)	Bonding expenses required under the Fund or Trust;

(5)	User fees for requests to the Internal Revenue Service for rulings, determination letters, and similar requests;

(6)	All taxes of any kind that may be levied or assessed under existing or future laws in respect of the Fund or Trust on the income or gains thereof or therefrom;

(7)	Brokerage commissions, transfer taxes, and other charges and expenses that can be specifically identified in connection with the purchase and sale of securities or otherwise carrying out the investment purposes of the Optional Funds; and

(8)	Reasonable direct expenses (supported by surrounding facts and circumstances) for services provided by a Contributing Company for the administration of the Fund or Trust.

               Said costs and expenses shall be paid out of the Optional Fund to which they relate or allocated among the Optional Funds on such basis as the Trustees shall determine. Brokerage commissions, transfer taxes or other charges and expenses that can be specifically identified in connection with the purchase and sale of securities shall be added to the cost thereof, or deducted from the proceeds thereof, as the case may be.

               The Companies shall pay all remaining expenses, which shall be shared ratably by them as they may agree, and failing such agreement, as determined by the Trustees.

SECTION X

DISCHARGE OF DUTIES BY TRUSTEES

               The Trustees shall be the named Fiduciary under the Fund and the Trust. The Trustees shall appoint a Plan Administrator who shall also be a named Fiduciary under the Fund. Solely for purposes of directing investments in their own accounts and not for purposes of the operation or administration of the Fund or the Trust, Members and Former Members and Qualified Beneficiaries entitled under the terms of the Regulations to direct investments in their own accounts, shall be named Fiduciaries under the Fund and the Trust. The Trustees or the Plan Administrator may employ one or more persons to render advice with regard to any responsibility the Trustees have under the Plan, and may employ counsel and agents and engage such clerical, financial, and accounting services as they or he deems expedient. The Trustees shall not be deemed imprudent by reason of their taking or refraining from taking action in accordance with the opinion of counsel. The Trustees or the Plan Administrator, as the case may be, shall have the power to remove and replace anyone they or he shall have appointed or employed. The Trustees shall discharge their respective duties set forth in the Fund and Trust:

(a)	solely in the interest of the Members and their Beneficiaries;

(b)	for the exclusive purpose of providing benefits to Members and their Beneficiaries (and defraying reasonable expenses of administering the Fund);

(c)	with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(d)	by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, or unless the Members, Former Members, or Qualified Beneficiaries entitled under the terms of the Regulations to direct investments in their own accounts, have otherwise directed; and

(e)	in accordance with the documents and instruments governing the Fund insofar as such documents and instruments are consistent with ERISA.

               The Trustees may rely upon any investment direction of a Member, or a Former Member or Qualified Beneficiary entitled under the terms of the Regulations to direct investments in their own accounts, as long as any such direction is proper on its face and consistent with the Regulations and this Trust Agreement. Furthermore, each Trustee may rely upon any direction, information, or action of another Trustee as being proper under this Fund or the Trust and is not required under this Fund or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Fund and the Trust that each Trustee shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under this Fund and the Trust and shall not be responsible for any act or failure to act of another Trustee, except in the following circumstances: (a) the Trustee knowingly participates in or knowingly attempts to conceal the act or omission of another Fiduciary, and the Trustee knows the act or omission is a breach of a Fiduciary responsibility by the other Fiduciary; or (b) the Trustee has knowledge of a breach by the other Fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee’s breach of his own Fiduciary responsibility permits the other Fiduciary to commit a breach. No Trustee guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

               The Trustees shall jointly manage and control the assets of the Fund unless there is a specific allocation or delegation of specific responsibilities, obligations, and duties among the Trustees or the other Fiduciaries. There may be an allocation and delegation of Fiduciary responsibilities other than Trustees’ responsibilities to other Fiduciaries. If such an allocation or delegation shall be made, the specified Trustee or Fiduciary shall then be responsible for the duties allocated or delegated, and the other Trustees or Fiduciaries shall not be liable for any breach of Fiduciary responsibility for the duties allocated or delegated except as set forth above.

               The Contributing Companies shall have no responsibility for overseeing or monitoring the investment options under Schedule C of the Regulations. The Trustees and the Plan Administrator shall have only limited responsibility for overseeing and monitoring the LifeStyle Funds set out in Part I of Schedule C to the Regulations and shall have no responsibility for overseeing or monitoring the investment options under Part III of Schedule C of the Regulations (the “Tier III Funds”) or Part IV of Schedule C hereof (the “Tier IV Funds”) regardless of whether such Tier III Funds and/or such Tier IV Funds underlie investment options under Part I and/or Part II of such Schedule C. Each participant and each beneficiary shall have the sole responsibility for deciding to buy, sell, or hold units in the investment options under Schedule C of the Regulations for his or her account and the sole responsibility for determining whether any Tier III Funds and any Tier IV Funds in said account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives and the investment objectives of the Optional Fund.

               Notwithstanding anything in the Regulations or this Trust Agreement to the contrary, the Trustees shall have the right to resolve conflicting rights and claims in such a manner as is in the best interests of all participants and beneficiaries.

               The companies, jointly and severally, shall indemnify each Trustee, the Plan Administrator, and other Employees (except for Members, Former Members, and Qualified Beneficiaries to the extent they direct investments in their own accounts) deemed to be Fiduciaries as to this Fund (hereinafter collectively referred to as Fiduciaries) against all or any portion of any liability or costs and expenses reasonably incurred by him in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which he may be involved by reason of his having been a Fiduciary, provided, however, that the Companies shall not be obligated to indemnify a Fiduciary against any such liability, costs, or expenses in connection with any action or omission to act in respect of which such Fiduciary shall be finally adjudged in any such action, suit, or proceeding to have been guilty of fraud or willful misconduct in the performance of his duties.

SECTION XI

COMPROMISE OF CLAIMS

               The Trustees shall have power to settle or compromise any claims which they may have as Trustees or which may be made against them as Trustees.

SECTION XII

INTERPRETATION OF PROVISIONS: DETERMINATION OF CONTROVERSIES

               Except in those cases in which the power of determination is expressly reserved to Shell Oil Company, the Trustees shall have full power and authority to determine all matters arising in the interpretation and application of the Fund or the interpretation and application of the Trust Agreement and the Regulations, and the determination of any such matter by the Trustees shall be conclusive on all persons. Whenever under the Regulations or the provisions of this Trust Agreement discretion is granted to the Trustees, which shall affect the benefits, rights, and privileges of an Employee or former Employee, such discretion shall be exercised uniformly so that all individuals similarly situated shall be similarly treated.

SECTION XIII

ADDITIONAL COMPANIES

               Any Affiliated Company may, subject to the approval of the Trustees, become a party hereto at any time with like effect from such time as if it were one of the Companies hereinbefore named.

               The signature of any such company to any counterpart or copy of the Trust Agreement shall be sufficient evidence of its election to become a party hereto.

SECTION XIV

RESIGNATION OR REMOVAL OF TRUSTEES

               Successor Trustees: Increase or Decrease in the Number of Trustees. Any Trustee may resign at any time by giving written notice to the other Trustees or in accordance with the by-laws adopted by the Trustees.

               Any Trustee may be removed and the number of Trustees may be increased or decreased at any time by an instrument executed by Shell Oil Company.

               In case there shall be any vacancy among the Trustees, whether on account of an increase in the number thereof, resignation, removal, death, or otherwise, the vacancy shall be filled by appointment by Shell Oil Company. If by reason of the discontinuance of the Plan or otherwise Shell Oil Company shall cease to be a Contributing Company, then vacancies shall be filled by appointment by a majority of the Trustees then in office.

               A Trustee shall not be liable or responsible in any way for any acts or omissions in the administration of the Trust or Fund prior to the date he became a Trustee or after the date he shall cease to be a Trustee. A Successor Trustee shall not have any duty to review the actions or accounts of any prior Trustee.

               The signature of any successor or additional Trustee on any counterpart or copy of the Trust Agreement shall be sufficient evidence of his acceptance of the Trust.

               A certificate, executed by any Trustee or in accordance with the by-laws adopted by the Trustees, certifying who are or were Trustees hereunder or the number thereof at any given time shall be sufficient evidence thereof.

SECTION XV

TERMINATION OF PARTICIPATION IN THE FUND

               The participation of any of the Contributing Companies in the Fund (including the obligation to make further contributions to the Fund for the account of its employees who are Members, with respect to periods subsequent to the cessation of its participation) shall terminate whenever (1) such Company is dissolved or liquidated or ceases for any reason to be an Affiliated Company of Shell Oil Company or (2) upon not less than 60 days’ prior written notice to the Trustees, unless waived by the Trustees in writing, it withdraws from the Fund, or (3) upon not less than 60 days’

prior written notice to it and to the Trustees, unless waived by it and the Trustees in writing, its participation is terminated by Shell Oil Company. For purposes of the preceding sentence, “Affiliated Company” shall be as defined in Paragraph 7 of Article 6 of the Regulations, except that the phrase “at least 80 percent” shall be substituted for the phrase “more than 50 percent.” The Contributing Company shall provide written notice of its cessation of participation to all of its Employees who are Members of the Fund.

               In the event of termination of participation in the Fund by any one or more of the Contributing Companies, the right and obligation of Members who are then in its or their employ to make further contributions to the Fund, with respect to periods subsequent to the cessation of the Contributing Company’s or Companies’ participation, shall cease. In such event, the Trustees, upon advice of counsel, shall for the purposes of Articles 13 and 14 of the Regulations, treat the service of such Members as having terminated at the time of such termination of participation.

               If, after the termination of participation in the Plan by all Contributing Companies and after the payment to the Members or their beneficiaries or estate of amounts standing to their credit as provided in the Regulations, any assets then remaining in the Fund, such assets shall be distributed by the Trustees to or for the exclusive benefit of such Members or Former Members or their beneficiaries or estates or any of them in such equitable and nondiscriminatory manner as the Trustees may determine in the exercise of their fiduciary duty. In no event shall the Contributing Companies receive any amounts from the Fund.

SECTION XVI

DISPOSITION OF CORPUS OR INCOME: DURATION

               No part of the corpus or income of the Fund shall, prior to the satisfaction of all liabilities with respect to Members under the Plan, be used for or diverted to purposes other than the exclusive benefit of Members or their beneficiaries (including the expenses of the administration of the Fund), and the Fund shall continue for such time as may be necessary to accomplish the purpose for which it is created.

SECTION XVII

AMENDMENT OF TRUST AGREEMENT AND REGULATIONS

               Subject to the provisions of Section XVI, the Trust Agreement and the Regulations may be amended in accordance with the provisions of the Regulations.

SECTION XVIII

NON-ALIENATION OF RIGHTS

               No sums or shares or any other securities standing to the credit of any Member under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any such sums, shares or securities be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Member. This provision shall not be applicable to a qualified domestic relations order as defined in Section 206(d) of ERISA and Section 414(p) of the Code which may direct payment or distribution of all or part of such sums, shares or securities to an alternate payee. Any accrued benefit of a Member or Former Member may be apportioned between the Member or Former Member and the alternate payee either through separate accounts or by providing the alternate payee a severable portion of the Member’s or Former Member’s Account.

SECTION XIX

MERGER OR CONSOLIDATION OF FUND

               In the event of the dissolution, merger, consolidation, or reorganization of a Contributing Company, provision may be made by which the Fund and Trust will be continued by the successor; and, in that event, such successor shall be substituted for such Contributing Company under the Fund. The substitution of the successor shall constitute an assumption of liabilities to the Fund by the successor and the successor shall have all the powers, duties, and responsibilities of such Contributing Company under the Fund.

               In the event of any merger or consolidation of the Fund, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund, or to any other plan of deferred compensation maintained or to be established by an employer for the exclusive benefit of all or some of its employees, the assets of the Trust Fund applicable to such Members shall be transferred to the other trust fund or plan only if:

(a)	each Member would (if either this Fund or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Fund had then terminated);

(b)	the Trustees shall authorize such transfer of assets and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members’ inclusion in the new employer’s plan; and

(c)	such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, or any successor statute.

SECTION XX

EXECUTION, DELIVERY, AND INVALIDITY

               To the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, the Trust Agreement (including the Regulations) shall be governed by the laws of the state of Texas.

               If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed and enforced as if such provisions had not been included.

               IN WITNESS WHEREOF, the respective Companies have caused their names to be signed and their corporate seals to be affixed by their proper officers, thereunto duly authorized, and the Trustees have hereunto set their respective hands and seals.

SHELL OIL COMPANY
CORAL ENERGY SERVICES, LLC
CRI U.S. LP
EQUILON ENTERPRISES LLC d/b/a SHEL OIL PRODUCTS US
MOTIVA COMPANY
PECTEN CHEMICALS INC.
PECTEN MIDDLE EAST SERVICES COMPANY LIMITED
PECTEN OVERSEAS SERVICES COMPANY
PECTEN PRODUCING COMPANY
PECTEN SERVICES COMPANY
PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS
SHELL AGRICULTURAL CHEMICAL COMPANY
SHELL CAPITAL INC.
SHELL CHEMICAL LP
SHELL CHEMICAL RISK MANAGEMENT COMPANY
SHELL ENERGY RESOURCES COMPANY
SHELL ENERGY SERVICES COMPANY, L.L.C.
SHELL EXPATRIATE EMPLOYMENT US INC.
SHELL EXPLORATION & PRODUCTION COMPANY
SHELL GLOBAL SOLUTIONS (US) INC.
SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC.
SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC.
SHELL MARINE PRODUCTS (US) COMPANY
SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY
SHELL OFFSHORE INC.
SHELL OIL PRODUCTS COMPANY LLC
SHELL OIL PRODUCTS LAN LLC
SHELL PIPELINE COMPANY LP
SHELL SOLAR EMPLOYMENT SERVICES INC.
SHELL TECHNOLOGY VENTURES INC.
SHELL TRADING GAS AND POWER COMPANY
SHELL TRADING GP OVERSEAS SERVICES COMPANY
SHELL US GAS & POWER, LLC
SHELL TRADING NORTH AMERICA COMPANY
SHELL TRADING (US) COMPANY
SHELL WINDENERGY SERVICES INC.
SIEP OVERSEAS SERVICES INC.
SPLC SERVICES COMPANY LLC
SWEPI LP

T. T. Coles	J. M. Esquivel
F. A. Glaviano	S. Hodge
J. D. Hofmeister

          I, ____________, DO HEREBY CERTIFY that I am Secretary of the Trustees acting under the foregoing Shell Provident Fund Trust Agreement dated as of September 1, 1939, and that the foregoing is a true and correct copy of said Trust Agreement and Regulations as amended to this date and that the same are now in full force and effect.

          WITNESS, my hand this                      day of                               , 20     .

Secretary

          Each of the undersigned successor or additional Trustees has hereunto set his hand and seal to witness his acceptance of the Trust as of the date set forth opposite his name.

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